UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Mattel, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
Explanatory Note
Mattel, Inc. is filing the attached revised Definitive Proxy Statement on Schedule 14A for the sole purpose of including Inline eXtensible Business Reporting Language, or Inline XBRL, data tagging, which was inadvertently omitted from the Definitive Proxy Statement that was originally filed due to a processing error.  There are no other modifications or updates to any disclosures presented in the
Proxy Statement.

2024
Proxy Statement and Notice of Annual Meeting of Stockholders

2023 was a milestone year for Mattel. We extended our leadership in our key toy categories and gained market share overall, achieved extraordinary success with the Barbie movie, and further strengthened our financial position.
Full year Net Sales were comparable to the prior year, with growth in three of four regions,1 Gross
Margin expansion, and a significant increase in cash flow. We ended 2023 with the strongest balance sheet we have had in years, and with more resources to continue to execute our strategy.
We achieved an investment grade credit rating, resumed share repurchases for the first time since
2014, and repurchased $203 million of our common stock in 2023. Aligned with our capital allocation priorities, Mattel’s Board of Directors approved a new $1 billion share repurchase program in early 2024.
Execution on our toy strategy was strong, considering we entered 2023 with a challenging retail inventory headwind and faced a toy industry decline during the year. Among the highlights of the year, we grew market share in our three leader categories: Dolls, Vehicles, and Infant, Toddler, and
Preschool, as well as in Building Sets. Barbie was the #1 Doll property and #2 toy property overall and Hot Wheels was the #1 Vehicles property.2 Monster High was the largest growth property in
Dolls,2 Disney Princess and Disney Frozen performance was strong in its first full year back at
Mattel and Mattel Creations (our collector direct-to-consumer business) continued to grow strongly, with user traffic up over 90%. Recognizing our innovation in toy design, Mattel received an industry leading 15 Toy of the Year nominations and seven awards from the Toy Association.
We also made meaningful progress on our entertainment strategy across film, television, digital, live experiences, and publishing. The Barbie movie was a showcase for the cultural resonance of our brands, our ability to attract and collaborate with leading creative talent, and our demand creation expertise. The film was a cultural phenomenon, achieving the largest global box office in 2023 and becoming the industry’s 14th largest box office of all time.3 The Barbie movie was nominated for eight Academy Awards, including Best Picture, and received the Oscar for Best Original Song.
Mattel Films has announced the development of our first animated movie, Bob the Builder, as part of a robust film slate that includes 15 movies with some of the leading talent in the industry.
Mattel Television Studios premiered 12 series and specials, including Monster High, Hot Wheels,
Polly Pocket, Barbie, Thomas & Friends, Fireman Sam, and Pictionary, as well as a Monster High movie sequel. In digital gaming, Hot Wheels Unleashed 2 Turbocharged was released, the first standalone Barbie game on Roblox was launched, achieving over 170 million visits since October
2023,4 and the Mattel163 mobile gaming joint venture with NetEase grew to almost $200 million in revenue.5 Through our live experiences, Mattel fans came together in over 200 global cities to create meaningful connections with our brands. We also launched our own book publishing business, Mattel Press, with sales and distribution managed by Simon & Schuster.
We continued to improve operations and successfully concluded the Optimizing for Growth cost savings program, which achieved total annualized gross cost savings of $343 million between 2021 and 2023, above our initial target of $250 million and revised target of $300 million. In February 2024, we announced a new Optimizing for Profitable Growth cost savings program, which will target an additional $200 million of annualized gross cost savings between 2024 and 2026. The program’s aim is to achieve additional efficiencies and cost savings opportunities that we believe can further improve our productivity, profitability, and competitive position.
Over the last few years, we transformed Mattel from a toy manufacturer into an IP company that is managing franchises. At its core, Mattel is a creative company driven by innovation. Our iconic brand portfolio, including some of the most beloved franchises in the world, is our key asset and we engage fans through our franchise brands as well as other popular properties that we own or license in partnership with global entertainment companies. Toys are foundational to our strategy, and it is where we create the initial emotional connection with consumers. People who buy our products are more than just consumers, they are fans, and that relationship enables us to expand fan engagement into new entertainment verticals and capture more value for Mattel. Building off our successes to date, we continue to advance our strategy and now look to grow our toy business profitably and capture the full value of our IP outside the toy aisle.
Our commitment to corporate citizenship continued as part of our aim to contribute to a more diverse, equitable, inclusive, and sustainable future. Mattel received recognition for its workplace culture from Forbes, Fast Company, the Healthiest 100
Workplaces in America, and the Great Place to Work Institute. For the fourth year in a row, Mattel received a score of 100 on the
Human Rights Campaign Foundation’s Corporate Equality Index, the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality. We published our 2022 Citizenship Report, which highlighted the progress we have made across our three environmental, social, and governance pillars: sustainable design and development, responsible sourcing and production, and thriving and inclusive communities.

Ynon Kreiz
Chairman and CEO
Michael Dolan
Independent Lead
Director
Mattel’s Board of Directors maintains industry leading governance practices that enhance long-term stockholder value creation.
The Board represents a range of experience and perspectives, encompassing talent, skills, expertise, and diversity that align with our business strategy and contribute to effective oversight. Todd Bradley and Ann Lewnes stepped down from the Board in
February 2024, and we are grateful for their years of support and guidance. Julius Genachowski and Dawn Ostroff subsequently joined the Board, bringing combined extensive experience in media, entertainment, and technology, with expertise in finance, strategic transactions, and government regulation.
As recently announced, Michael Dolan, our Independent Lead Director, has decided not to stand for reelection and will leave the Board as of this year’s annual meeting. We thank Michael for his valuable contributions, guidance, and longstanding service as a Board member for over 20 years.
Mattel, the Board, and our stockholders have all benefited from his strong leadership, broad experience, and expertise.
Active, year-round stockholder engagement is a priority for the Board and our management team.
During 2023, we engaged with stockholders representing approximately 56% of Mattel’s outstanding shares, with Mr. Dolan participating as Independent Lead Director in all meetings, along with members of management. The input we received from our investors was shared with our Governance and Social Responsibility Committee and the Board, providing visibility into stockholder perspectives on Mattel’s business strategy, board composition and leadership structure, as well as executive compensation, corporate governance, and corporate citizenship practices.
As a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world, we are committed to empowering generations to explore the wonder of childhood and reach their full potential. We do that by creating innovative products and experiences that inspire fans, entertain audiences, and develop children through play. We are proud of the work we do every day, the societal impact of our brands, and the important contribution we make in the communities where we live, work, and play. I would like to thank the entire Mattel team for their dedication to our purpose and mission, and the significant progress we have made over the past few years.
We appreciate your ongoing support of Mattel and believe we are well positioned to continue the successful execution of our strategy to profitably grow our IP-driven toy business and expand our entertainment offering, and to create long-term stockholder value.
Sincerely,

Ynon Kreiz Chairman and Chief Executive Officer	Michael Dolan Independent Lead Director
(1) Excludes American Girl; (2) Source: Circana/Retail Tracking Service/G10/OCT-DEC 2023/Total Toys and Dolls, Vehicles, Infant Toddler & Preschool, and Building Sets Supercategories/
Projected Dollars; Circana/Retail Tracking Service/G10/JAN-DEC 2022-2023/Total Toys & Dolls Supercategory/Projected Dollars; Circana/Retail Tracking Service/G10/JAN-DEC 2022-2023/
Vehicles Supercategory/Projected Dollars; Circana/Retail Tracking Service/G10/JAN-DEC 2023/Dolls Supercategory/Projected Dollars; (3) Source: Warner Bros.; (4) Source: Roblox; (5)
Source: Mattel163 joint venture

2	Mattel, Inc.
“We thank Michael
Dolan for his valuable
contributions, guidance,
and longstanding
service as a Board
member for over 20
years. Mattel, the Board,
and our stockholders
have all benefited from
his strong leadership,
broad experience, and
expertise.”
-  Ynon Kreiz,
Chairman and CEO

Date and Time May 29, 2024 at 1:00 p.m. (Los Angeles time)	Virtual Meeting You may attend the virtual meeting by visiting: www.virtualshareholdermeeting.com/MAT2024	Record Date Holders of record of Mattel common stock at the close of business on April 5, 2024
We will consider and act on the following matters of business at our 2024 annual meeting of stockholders (“2024 Annual Meeting”):

Matter		The Board’s Recommendations

Proposal 1:	Election of the ten director nominees named in the Proxy Statement	FOR each Director Nominee

Proposal 2:	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2024	FOR

Proposal 3:	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR

Proposal 4:	Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR

Proposal 5:	Stockholder proposal requesting additional disclosure regarding political contributions and expenditures	AGAINST

Such other business as may properly come before the 2024 Annual Meeting

Stockholders of record as of the close of business on April 5, 2024 will be able to attend the 2024 Annual Meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MAT2024. To participate in the meeting, stockholders of record must have the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials (“Notice”) or on your proxy card if you receive the proxy materials by mail.
If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://
www.ProxyVote.com website, then you may access, participate in, and vote at the 2024 Annual Meeting with the 16-digit control number indicated
on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the 2024 Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the 2024 Annual Meeting. You will only be able to attend the 2024 Annual Meeting virtually via the webcast.
Whether or not you expect to attend the 2024 Annual Meeting online, please vote as soon as possible so that your shares will be represented and voted at the 2024 Annual Meeting.
By Order of the Board of Directors

Jonathan Anschell Secretary El Segundo, California April 17, 2024	How To Vote

Internet
www.ProxyVote.com (prior to May 29, 2024). Attend our annual meeting virtually by logging into the virtual annual meeting website and vote by following the instructions provided on the website (during the meeting)

	Telephone 1-800-690-6903	Mail Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be held on May 29,
2024. The proxy statement (“Proxy Statement”) and the annual report on Form 10-K for the fiscal year ended December 31,
2023 (“Annual Report”) are available at https://investors.mattel.com/financials/annual-reports.

2024 Proxy Statement	3

2023 Strategic Overview and Business Highlights	6

Business Highlights	6
Mattel Purpose and Mission	7

Mattel Strategy	7

Proxy Summary	8

Voting Matters and Board Recommendations	8
Director Nominees	9
Director Nominees Snapshot	10
Corporate Governance Highlights	10

Ongoing Stockholder Engagement Program	11
Executive Compensation Highlights	12
Citizenship at Mattel	15

Corporate Governance at Mattel	19

Proposal 1	Election of Directors	19
Director Nominee Skills, Experience, and Attributes		20
Director Nominees for Election		21
Board Composition and the Director Nomination Process		31

Board Structure	33
Board Accountability and Effectiveness	39
Non-Employee Director Compensation	42

Audit Matters	45

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm for the Year Ending December 31, 2024	45

Report of the Audit Committee		46

Fees Incurred for Services by PricewaterhouseCoopers LLP	47

Compensation at Mattel	48

4	Mattel, Inc.

Proposal 4	Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long- Term Compensation Plan	82

Background and Purpose of the Plan		82

Summary of the Amended and Restated 2010 Equity Plan	83
Estimate of Benefits; New Plan Benefits	88
Certain Material U.S. Federal Income Tax Consequences	89

Stockholder Proposal	91

Proposal 5	Stockholder Proposal Requesting Additional Disclosure Regarding Political Contributions and Expenditures	91

Board’s Statement AGAINST Stockholder Proposal		92

Stock Ownership and Reporting	93

Principal Stockholders	93
Security Ownership of Management and the Board	94

Equity Compensation Plan Information	95

2024 Annual Meeting and Voting Information	96

General Meeting Information	96
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting	96

Deadline for 2025 Proposals and Nominations	101

Management Incentive Non-GAAP Financial Measures	103

Other Matters that May Come Before the 2024 Annual Meeting	104

Appendix A - Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	A-1
Cautionary information and forward-looking statements. Mattel cautions the reader that this Proxy Statement contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-
looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,”
“intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-
looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements, including, but not limited to, the risks and uncertainties as may be described in Mattel’s filings with the Securities and
Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2023 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-
looking statements and expressly disclaims any obligation to do so, except as required by law. In addition, ESG-related statements are aspirational, are not guarantees or promises that related goals or targets may be met and may be based on standards for measuring progress that are still developing, internal controls, and processes that continue to evolve and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not part of or incorporated by reference into this Proxy Statement. References to “Mattel,” the
“Company,” “we,” “us,” or “our” in this Proxy Statement refer to Mattel, Inc.

2024 Proxy Statement	5

Overview
2023 was a milestone year for Mattel. We extended our leadership in our key toy categories and gained market share overall, achieved extraordinary success with the Barbie movie, and further strengthened our financial position.
Full year Net Sales were comparable to the prior year, with growth in three of four regions,[1] Gross Margin expansion, and a significant increase in cash flow. We ended 2023 with the strongest balance sheet we have had in years, and with more resources to continue to execute our strategy. We achieved an investment grade credit rating, resumed share repurchases for the first time since 2014, and repurchased $203 million of our common stock in 2023. Aligned with our capital allocation priorities, Mattel’s Board of Directors approved a new $1 billion share repurchase program in early 2024.
We continued to improve operations in 2023 and successfully concluded the Optimizing for Growth cost savings program, which achieved total annualized gross cost savings of $343 million between 2021 and 2023. In February 2024, we announced a new Optimizing for Profitable Growth cost savings program, which will target an additional $200 million of annualized gross cost savings between 2024 and 2026.

•Full year Net Sales were comparable to the prior year, with growth in three of four regions1
•Gross Margin increased 180 basis points to 47.5%
•Cash and equivalents increased $500 million and we ended the year with over $1.2 billion of cash
•Achieved an investment grade credit rating, resumed share repurchases for the first time since 2014, and repurchased $203 million of our common stock in 2023
•Successfully concluded the Optimizing for Growth cost savings program, which achieved total annualized gross cost savings of
$343 million between 2021 and 2023, above our initial target of $250 million and revised target of $300 million
•#1 toy company in the United States for the 30th consecutive year, #2 in Europe, #1 in Latin America, and #2 in Australia and
#1 globally in each of our three leader categories: Dolls, Vehicles, and Infant, Toddler, and Preschool2
•Our Power Brands (Barbie, Hot Wheels, and Fisher-Price) were each the #1 global property in their respective categories, and
Barbie was the #2 global toy property overall2
•Monster High was successfully relaunched globally and was the largest growth property in Dolls3
•Disney Princess and Disney Frozen performance was strong in its first full year back at Mattel
•Mattel Creations, our collector direct-to-consumer (“DTC”) business, continued to grow strongly, with user traffic up over 90%
•Received an industry leading 15 Toy of the Year nominations and seven awards from the Toy Association
•The Barbie movie was a cultural phenomenon, achieving the largest global box office in 2023, becoming the 14th largest box office of all time4, and receiving over 450 combined nominations and awards, highlighted by eight Academy Award nominations, including Best Picture, and the Oscar for Best Original Song
•Mattel Films continued development of a robust film slate of 15 movies, including the development of our first animated movie,
Bob the Builder, which was announced in January 2024
•Mattel Television Studios premiered 12 series and specials, including Monster High, Hot Wheels, Polly Pocket, Barbie, Thomas
& Friends, Fireman Sam, and Pictionary, as well as a Monster High movie sequel
•Hot Wheels Unleashed 2 Turbocharged was released; the first standalone Barbie game on Roblox was launched, achieving over 170 million visits to date5; and Mattel163, our mobile gaming joint venture with NetEase, grew to almost $200 million in revenue in 20236
•Mattel live experiences created meaningful connections with our fans and brands in over 200 cities globally
•Mattel Press, our own book publishing business, launched with sales and distribution managed by Simon & Schuster
(1) Excludes American Girl; (2) Source: Circana/Consumer Tracking Service (Annual 1994-2010), Retail Tracking Service (Annual 2011-2023)/US/Total Toys/USD; Circana/Retail Tracking Service/G10, North
America (CA+US), EMEA (IT+SP+GE+UK+FR), LATAM (MX+BR), Australia/JAN-DEC 2023/Total Toys and Dolls, Vehicles, Infant Toddler & Preschool, and Building Sets Supercategories/Projected Dollars; (3)
Source: Circana/Retail Tracking Service/G10/JAN-DEC 2023/Dolls Supercategory/Projected Dollars; (4) Source: Warner Bros.; (5) Source: Roblox; (6) Source: Mattel163 joint venture

6	Mattel, Inc.
Our Company’s purpose and mission have guided us well in executing our strategy over the last few years. As we continue our journey, we have successfully broadened our reach outside of toys into new entertainment verticals and expanded to new demographics. Mattel is now a leading global toy and family entertainment company, and we have evolved our Purpose and
Mission to speak to that. Our evolved Purpose and Mission better reflect the Mattel of today and where we are heading.
Building off our successes to date, we continue to advance our strategy and are focusing on growing our IP-driven toy business and expanding our entertainment offering through scaling our portfolio, optimizing operations, evolving demand creation, growing our franchise brands, and accelerating content, consumer products, digital, and live experiences.
Grow IP-Driven Toy Business and Expand Entertainment Offering

2024 Proxy Statement	7
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding our 2023 financial performance, please review our Annual Report on Form 10-K for the year ended
December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024 (“Form 10-K”). We made this Proxy Statement available to stockholders beginning on April 17, 2024.

Proposal		The Board’s Recommendations	Page

1	Election of Ten Director Nominees	FOR each Director Nominee	19

2	Ratification of PricewaterhouseCoopers LLP as our Independent Accounting Firm for the Year Ending December 31, 2024	FOR	45

3	Advisory Vote to Approve Named Executive Officer Compensation	FOR	48

4	Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR	82

5	Stockholder Proposal Requesting Additional Disclosure Regarding Political Contributions and Expenditures	AGAINST	91

How To Vote

Internet
www.ProxyVote.com (prior to May 29,
2024). Attend our annual meeting virtually
by logging into the virtual annual meeting
website and vote by following the
instructions provided on the website (during
the meeting)
Telephone 1-800-690-6903	Mail Mark, sign, date, and promptly mail the enclosed proxy card in the postage-paid envelope

8	Mattel, Inc.

2024 Proxy Statement	9

Dr. Judy Olian	Dawn Ostroff
Director Since: 2018	Director Since: 2024

Committee Memberships: Compensation (Chair), Governance and Social Responsibility	Committee Membership: Compensation
Independent	Independent
*Audit Committee Financial Expert

Ynon Kreiz	Adriana Cisneros	Diana Ferguson*	Julius Genachowski*
Director Since: 2017	Director Since: 2018	Director Since: 2020	Director Since: 2024

Committee Membership: Stock Grant	Committee Membership: Governance and Social Responsibility	Committee Memberships: Audit (Chair), Executive	Committee Memberships: Audit, Governance and Social Responsibility
Chairman of the Board	Independent	Independent	Independent

Prof. Noreena Hertz	Soren Laursen	Roger Lynch	Dominic Ng*
Director Since: 2023	Director Since: 2018	Director Since: 2018	Director Since: 2006

Committee Membership: Governance and Social Responsibility (Chair)	Committee Memberships: Audit, Finance	Committee Memberships: Compensation, Finance	Committee Memberships: Finance (Chair), Audit, Executive
Independent	Independent	Independent	Independent
We believe effective oversight comes from a board of directors that represents a diverse range of experience and perspectives that collectively provide the talent, skills, expertise, diversity, and independence necessary for sound governance. The nominees to our
Board of Directors (the “Board”) possess a diverse set of skills, experience, and attributes that align with our business strategy and contribute to effective oversight. A summary of the skills, experience, and attributes of our director nominees is provided below. A matrix further illustrating our directors' skills and experience, and describing the skills and experience our Board believes are important to our Company's strategy can be found on page 20.
Director Nominees Skills, Experience, and Attributes

Brand and Marketing	Corporate Citizenship / ESG	Entertainment / Media	Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership	Supply Chain	Technology / E-Commerce
5 of 10 nominees	7 of 10 nominees	8 of 10 nominees	8 of 10 nominees	6 of 10 nominees	6 of 10 nominees	8 of 10 nominees	9 of 10 nominees	3 of 10 nominees	6 of 10 nominees
Board Refreshment
As part of the Board’s ongoing process to add experience and skill sets that support the oversight and execution of our business strategy, our Board has undergone significant refreshment in recent years, appointing eight new directors since 2018. The director nominees bring a wide range of valuable perspectives and experiences that the Board believes will best support Mattel in executing its strategy.

Racial/Ethnic Diversity	Gender Diversity	Independence	Average Tenure	Average Age

30% of nominees	50% of nominees	90% of nominees	5.4 years	60 years

We maintain industry leading corporate governance and Board practices that promote accountability and enhance effectiveness in the boardroom.

Corporate Governance Practices	Board Practices

 Annual elections for all directors
 Majority voting standard
 Robust Independent Lead Director role with significant
responsibilities
 Stockholder right to call special meetings
 Stockholder right to proxy access
 Stockholder ability to remove directors with or without
cause
 Stockholder ability to act by written consent

 Routine review of Board leadership structure
 Annual Board and committee evaluations
 Robust Director and Chief Executive Officer (“CEO”)
succession planning and search process
 Annual review and evaluation of the CEO’s performance
by independent directors
 Quarterly executive sessions held without management
present
 Comprehensive risk management with Board and
committee oversight
 Nine of ten director nominees are independent

10	Mattel, Inc.
Stockholder feedback is an important consideration for the Board, helping to shape our practices.
Mattel has established and maintains an ongoing and active stockholder engagement program. This engagement helps inform the
Board’s understanding of stockholder perspectives on a wide range of matters. Stockholder dialogue is a year-round practice for
Mattel facilitated by our Investor Relations team.
In addition to regular investor relations meetings throughout the year, we maintain a robust stockholder engagement program focused on corporate governance, executive compensation, and environmental, social, and governance (“ESG”) matters led by an independent director. In Fall 2023, our Independent Lead Director, Mr. Dolan, participated in all such meetings with members of senior management. The Independent Lead Director’s participation in these meetings allowed for a direct line of communication with our Board.
Stockholder Engagement Cycle
Input received from our stockholders during these meetings is shared with the Governance and Social Responsibility Committee, the Compensation Committee, as appropriate, and the Board, who take this input into account when considering governance and executive compensation changes. In Fall 2023, our stockholders expressed continued support for our Board composition and leadership structure, our executive compensation programs, and our ESG strategy.

Total Percentage of Shares Held by Stockholders Contacted in Fall 2023	Total Percentage of Shares Held by Stockholders Engaged in Fall 2023
~62%	~56%
Our substantive conversations with stockholders in these engagement meetings covered a variety of topics, including:
We believe our ongoing stockholder engagement is productive and provides for an open exchange of ideas and perspectives for both Mattel and our stockholders. We look forward to continuing these dialogues with our stockholders in 2024 and beyond.

2024 Proxy Statement	11
Fall
•Independent director-led off-season
stockholder engagement meetings
conducted
•Stockholder input shared with
Governance and Social
Responsibility Committee and Board
and enhancements considered
Summer
•Annual meeting vote results and
feedback reviewed
•Review regulatory developments and
corporate governance best practices
•Plan off-season engagement efforts
Winter
•Continue independent director-led
off-season stockholder engagement
efforts
•Review stockholder feedback with
Board and management
•Consider enhancements to
corporate governance and
executive compensation

Board Composition and Skill Sets	Board Leadership Structure	Board Oversight

Business Strategy	Capital Allocation	Executive Compensation Programs

Executive Succession Planning	Governance Practices	Environmental Sustainability
Spring
•In-season stockholder
engagement meetings conducted
to understand stockholder views
on proposals, if needed
•Annual meeting of stockholders
Year-round
stockholder
dialogue
Our executive compensation programs reflect our commitment to pay-for-performance and compensation governance best practices by emphasizing at risk performance-based compensation and long-term stockholder value creation in the form of an annual short-term cash incentive (Mattel Incentive Plan or “MIP”) and annual stock-based long-term incentives (“LTIs”).
The chart below shows the 2023 target total direct compensation (“TDC”)* mix for our CEO and the average 2023 target TDC mix for our other named executive officers (“NEOs”).
Significant Portion of 2023 Target TDC* at Risk

CEO	Other NEOs**
*2023 target TDC is the sum of 2023 year-end annual base salary, MIP target incentive opportunity, and annual LTIs  (i.e., grant value of performance-based restricted stock units (“Performance
Units”) granted under the 2023-2025 Long-Term Incentive Program (“LTIP”), stock options, and restricted stock units (“RSUs”)).
**In light of Mr. Dickson’s departure in August 2023, this chart excludes his compensation.
2023 Pay Outcomes Reflect Our Pay-For-Performance Philosophy

Compensation Components	Characteristics	2023 Actions/Results

Base Salary	•Provide fixed cash compensation based on individual role, skill set, market data, performance, criticality to the Company, and internal pay equity
Increased 2023 base salaries for
certain NEOs, in recognition of
outstanding performance and
criticality to the Company,
supported by competitive market
practices based on data provided
by Frederic W. Cook & Co. (“FW
Cook”), as discussed on page 54.

Annual Cash Incentive (MIP)
•Incentivize and motivate senior executives to achieve our
short-term strategic and financial objectives that we
believe will drive long-term stockholder value
•Our 2023 MIP financial measures focused on improving
profitability, accelerating topline growth, and improving
our working capital position. The 2023 MIP was
structured as follows:
◦65% MIP-Adjusted EBITDA Less Capital Charge
◦20% MIP-Adjusted Net Sales
◦15% MIP-Adjusted Gross Margin
◦Multiplier based on Individual Performance

Increased Mr. Kreiz’s 2023 target
MIP opportunity in recognition of
the criticality and impact of his role
as Chairman & CEO, supported by
competitive market practices based
on data provided by FW Cook and
our pay-for-performance
philosophy, as discussed on page
54. The Company financial earnout
for the 2023 MIP was 156.2% of
target opportunity, as discussed on
page 53.

12	Mattel, Inc.
91%
Performance-
Based
77%
Performance-
Based

Compensation Components	Characteristics	2023 Actions/Results

Stock-Based Long-Term Incentives (LTIs)	•Aimed at focusing our senior executives on achieving our key long-term financial objectives, while rewarding relative growth in stockholder value that is sustained over several years	Increased 2023 LTI values for Mr. Kreiz and the other NEOs, supported by competitive market practices based on data provided by FW Cook and our pay-for- performance philosophy, as discussed on page 57.

•Performance Units
•Incentivize and motivate senior executives to achieve key
long-term financial objectives and stock price
outperformance
•The Performance Units granted under the three-year
LTIP cycles are structured as follows:
◦Three-Year Cumulative Adjusted Free Cash Flow
◦Multiplier based on Three-Year Relative Total
Stockholder Return (“TSR”) vs. S&P 500 constituents
The earnout for the 2021-2023 LTIP was 101% of target Performance Units granted, as discussed on page 59.

•Stock Options	•Align senior executives’ interests with stockholders’ interests and drive focus on increasing long-term stockholder value •Vest in annual installments over three years and have ten-year terms

•RSUs	•Encourage senior executive stock ownership •Support stockholder-aligned retention •Vest in annual installments over three years

2023 Pay-For-Performance Results
2023 MIP earnout reflects successful execution of financial and operating plan that over-delivered on our profitability and operational targets.
Outcomes of our compensation programs in 2023 reflect the successful execution of our financial and operating plan. Despite a challenging retail inventory headwind and a toy industry decline during the year, we over-delivered on our MIP-Adjusted EBITDA
Less Capital Charge* target by significantly reducing owned inventory levels, which drove improved working capital performance.
We also exceeded our MIP-Adjusted Gross Margin* target, driven by cost savings, pricing, and the Barbie movie. With retail inventory headwinds, MIP-Adjusted Net Sales* performance was slightly below target.

MIP-Adjusted EBITDA Less Capital Charge*	MIP-Adjusted Net Sales*	MIP-Adjusted Gross Margin*

($ in millions)

2024 Proxy Statement	13
2021-2023 LTIP earnout reflects continued significant improvement in Adjusted Free Cash Flow* generation, offset by our stock price performance, over the three-year performance period.
By continuing to improve profitability over the three-year performance period, we achieved a total 2021-2023 earnout of 101% of target Performance Units granted.

Three-Year Cumulative Adjusted Free Cash Flow*	Relative TSR Percentile

($ in millions)
*The tables above reflect Mattel’s 2023 performance with respect to MIP-Adjusted EBITDA Less Capital Charge, MIP-Adjusted Net Sales, MIP-Adjusted Gross
Margin, and Adjusted Free Cash Flow, which are non-GAAP measures under the SEC’s rules. These measures are an integral part of the pre-established plan parameters for the MIP and LTIP, which were approved by the Compensation Committee and are intended to ensure that events outside the control of management do not unduly influence the achievement of the performance measures, and that employees are not penalized or benefited by the impact of unusual items that are unforeseeable or unquantifiable at the time the respective plan parameters are set, while also aligning them with stockholders’ interests. Please see “Management
Incentive Non-GAAP Financial Measures” on page 103 for definitions of these measures and a description of the adjustments under the MIP and LTIP.
Compensation Governance Best Practices
The Compensation Committee maintains the following compensation governance best practices, which establish strong safeguards for our stockholders and further enhance the alignment of senior executives’ interests with stockholders’ interests:

What We Do	What We Do Not Do

  Clawback Policy applicable to all Section 16 officers and
other officers at or above the level of Executive Vice
President (“EVP”)
  Best practice severance benefits at competitive levels not greater than 2x the sum of base salary and annual bonus,
applicable to the CEO and direct reports to the CEO
  Double-trigger accelerated vesting in the event of a
change of control
  Robust stock ownership guidelines as a multiple of base
salary: 6x for the CEO, 4x for the Chief Financial Officer
(“CFO”), and 3x for other NEOs
  Independent compensation consultant
  Annual compensation risk assessment
  Annual review comparing executive compensation with
peer companies (“peer group”)

  No excise tax gross-ups on severance or other payments
in connection with a change of control
  No poor pay practice tax gross-ups on perquisites and
benefits
  No hedging or pledging by Board members, officers, or
employees permitted
  No repricing of stock options without stockholder approval

14	Mattel, Inc.
At Mattel, we are committed to being a responsible corporate citizen and actively supporting the communities in which we live, work, and play. Our aim is to contribute to a more diverse, equitable, inclusive, and sustainable future.
ESG Priorities, Strategy, and Goals
In September 2023, we published our 2022 Citizenship Report, which describes our ESG priorities, strategy, and goals that take into consideration socioeconomic, technological, and sustainability trends that we believe affect our Company. Our ESG priorities, strategy, and goals are organized in three pillars, which represent areas where we believe we can make the most meaningful impact:
•Sustainable Design and Development
•Responsible Sourcing and Production
•Thriving and Inclusive Communities
Set forth below are highlights of the priorities, strategy, and goals for each pillar. See our 2022 Citizenship Report on Mattel’s corporate website for details on our ESG priorities, strategy, goals, and progress made to date.

Sustainable Design and Development What we do

Priorities:	Strategy:

•Product Quality and Safety •Sustainable Materials in Toys •Sustainable Packaging •Business Model Innovation	Develop innovative products and experiences that are better for our world by integrating sustainable materials and principles of product stewardship and circular design

Goals:

•Achieve 100% recycled, recyclable, or bio-based plastic materials in our products and packaging by 2030
•Maintain 95% recycled or Forest Stewardship Council (“FSC”)-certified content in the paper and wood fiber used in our products and packaging
•Reduce plastic packaging by 25% per product by 2030 (versus 2020 baseline)*

*Changes are calculated based on the plastic packaging materials intensity ratio, which is obtained by dividing the total volume of plastic packaging materials used (in metric tons) by the number of units produced in the applicable period, and where the number of units produced is the number of production units shipped by Mattel, through its owned and/or operated manufacturing facilities and finished goods manufacturers.

2024 Proxy Statement	15

Responsible Sourcing and Production How we do it

Priorities:	Strategy:

•Ethical Sourcing, Human Rights, Fair Labor, and Environmental Standards in the Supply Chain •Worker Health and Safety •Energy/Climate Action •Waste Management •Ethics and Compliance	Optimize our resource use in operations to reduce environmental impact and promote ethical sourcing practices and worker health and safety throughout our supply chain

Goals:

•Reduce absolute Scope 1 and 2 GHG emissions 50% by 2030 (versus 2019 baseline)* •Achieve zero manufacturing waste** by 2030

*Absolute Scope 1 and 2 GHG emissions is defined as total Scope 1 GHG emissions from on-site fossil fuel consumption, fleet fuel consumption, and fugitive emissions from refrigerants, and total Scope 2 GHG emissions from purchased electricity, steam, heat, or cooling. Applies to all Mattel-owned and/or -operated sites, including manufacturing facilities, dormitories, distribution centers, warehouses, retail stores, and corporate locations over 20,000 square feet.
**Defined as 90% of manufacturing waste being either diverted from the landfill or incinerated with energy recovery, except where otherwise directed by local regulations.

Thriving and Inclusive Communities Those we impact

Priorities:	Strategy:

•Purposeful Play •Diversity, Equity & Inclusion •Family-Friendly Workplace •Philanthropy •Child Online Safety and Data Privacy •Responsible Marketing to Children	Create positive social impact through purposeful play and by supporting diverse, equitable, and inclusive communities where we live, work, and play

Goals:

•Achieve and maintain 100% pay equity for all employees performing similar work globally
•Increase representation of women at all levels of the organization
•Increase representation of ethnicity at all levels of the organization

16	Mattel, Inc.
Human Capital Management
We believe recruiting, developing, and motivating a talented global workforce are important to the Company’s long-term growth and success, and we are committed to fostering a culture where all employees have the opportunity to realize their full potential.
We value a wide range of ideas and voices that help evolve and broaden the Company’s perspectives, with a reach that extends to consumers, customers, business partners, and suppliers. Through our focus on employee engagement, diversity, equity, and inclusion, training and development, health and safety, and employee well-being, we endeavor to create a supportive and rewarding environment where employees are encouraged to collaborate, innovate, and grow.
Our 2022 Citizenship Report described goals and initiatives related to our efforts to foster an inclusive workplace, including support of our Employee Resource Groups (“ERGs”), which we believe are an integral component of promoting an inclusive culture and enhancing engagement at Mattel. Our employees have created and continue to lead ten ERGs, which bring together members and allies of underrepresented identities across the global organization. The ERGs organize learning opportunities, cultural celebrations, and community outreach, elevate important issues, encourage open and honest conversations, and collect critical feedback.
Our 2022 Citizenship Report also highlighted our near-term progress toward achieving our goals, including the following achievements:

100% Base Pay Ratio by Gender[1]	100% Base Pay Ratio by Ethnicity[2]	57% Total Representation of Women[3]	45% Total Representation of Ethnically Diverse Employees[4]
(1) Representation as of December 31, 2022 for worldwide employees performing similar work with comparable roles and experience in similar markets, excluding manufacturing labor and temporary and seasonal employees
(2) Representation as of December 31, 2022 for U.S. employees performing similar work with comparable roles and experience in similar markets, excluding manufacturing labor and temporary and seasonal employees
(3) Representation as of December 31, 2022 for worldwide employees, excluding manufacturing labor and temporary and seasonal employees
(4) Representation as of December 31, 2022 for U.S. employees only, excluding manufacturing labor and temporary and seasonal employees
We are focused on creating a safe and healthy workplace for all of our employees. This is reflected in a comprehensive set of standards and oversight processes that establish Mattel’s expectations for responsible working conditions, environmental protections, social compliance, health, and safety in both its own manufacturing facilities and those of its supply chain partners.
Mattel offers several benefits to promote employee well-being, including flexible work hours and/or paid time off, health and welfare insurance options, retirement plans, and basic and supplemental employee life insurance for eligible individuals, as well as programs targeted at matters such as maintaining work/life balance and improving health and happiness.
2023 Notable Recognition and Awards

2024 Proxy Statement	17

World's Best Employers & America’s Best Midsize Employers	Best Companies to Work For	America's Greatest Workplaces for Women & Most Trustworthy, Most Responsible Companies in America	Best Workplaces for Innovators

100 Best Companies	Great Place to Work® Certified - USA, UK, DE, AUS	Best Places to Work HRC - USA, MX, BR	Best Places to Work in IT

ESG Oversight

18	Mattel, Inc.

Board of Directors

Audit Committee	Compensation Committee	Governance and Social Responsibility Committee

•Oversees ESG-related compliance, including compliance with laws and regulations	•Considers progress of Mattel’s ESG priorities, strategy, and goals when assessing performance	•Assists the Board with oversight and review of ESG matters •Periodically receives reports from management and reports to the Board

Management

•Reports to the Board’s Governance and Social Responsibility Committee, providing updates on progress toward Mattel’s ESG programs and plans on a periodic basis

ESG Executive Council

•Chaired by Mattel’s Chairman and CEO and composed of key senior executives throughout the organization
•Defines Mattel’s ESG strategy and goals, and evaluates and approves programs and plans that advance Mattel’s
ESG practices in support of the Company’s purpose and objectives, focusing on key workstreams designed to reinforce Mattel’s ESG strategy and goals
•Aims to meet monthly to provide updates to management on progress toward goals and to review new programs, plans, and recommendations

Proposal 1: Election of Directors

The Board recommends that stockholders vote FOR each of the nominees named herein for election as directors.
Our Board currently consists of eleven directors. After serving more than twenty years on the Board, including as our Independent
Lead Director since 2015, Michael Dolan has decided not to stand for re-election at the 2024 Annual Meeting. In light of Mr. Dolan’s decision not to stand for re-election, the size of the Board will be decreased to ten directors as of the election of directors at the
2024 Annual Meeting. After receiving input from members of the Governance and Social Responsibility Committee, the Board has
nominated ten director nominees for election at the 2024 Annual Meeting, all of whom are currently directors. If elected, the following director nominees will hold office from election until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier death, resignation, disqualification, or removal:

Ynon Kreiz	Adriana Cisneros	Diana Ferguson	Julius Genachowski	Prof. Noreena Hertz

Soren Laursen	Roger Lynch	Dominic Ng	Dr. Judy Olian	Dawn Ostroff
Each director nominee has consented to being named in this Proxy Statement as a nominee for election as a director and has agreed to serve as a director, if elected.
If your properly submitted proxy does not contain voting instructions, the persons named as proxies will vote your shares “for” the election of each of the ten director nominees named above. If, before the 2024 Annual Meeting, any director nominee becomes unavailable to serve, the Board may identify a substitute for such director nominee and treat votes “for” the unavailable director nominee as votes “for” the substitute or, alternatively, may reduce the size of the Board. We presently believe that each of the nominees will be available to serve.

2024 Proxy Statement	19
Our director nominees possess a diverse set of skills, experience, and attributes, which align with our business strategy and contribute to effective oversight. A summary is outlined below.

Skills, Experience, and Attributes

Brand and Marketing
As we look to capture the full value of our IP in the mid-to-long term, we believe directors with relevant experience in consumer marketing or brand management, especially on a global basis, provide important insights to our Board.
	•	•				•	•			•

Corporate Citizenship/ESG
We benefit from directors with experience with sustainability and social impact initiatives designed to achieve long-term stockholder value through a responsible, sustainable business model.
	•	•		•	•	•		•	•

Entertainment and Media
We value experience in the entertainment/media industries, which provide important insight as we seek to capture the full value of our IP by monetizing our brands and franchises through film, television, digital gaming, live events, and music.
	•	•		•	•	•	•	•		•

Finance, Accounting, or Financial Reporting
We value directors with experience in finance, accounting, and/or financial reporting, as we measure our operating and strategic performance by reference to certain financial measures and are subject to various accounting and public company rules and requirements. Accordingly, we seek to have a number of directors who qualify as audit committee financial experts (as defined by SEC rules).
	•		•	•	•	•	•	•	•

Human Capital Management
Our people are among our most important assets and we believe the successful development and retention of our employees is critical to our success. As such, we benefit from having directors with an understanding of human capital management obtained from experience as a senior leader in a large organization.
	•		•	•		•		•	•

Industry Directors with experience in our industry provide valuable perspective on issues specific to our products and the operation of our business.	•		•	•	•	•		•

International/Global Operations As our business is worldwide in scope, we benefit from directors having experience as a senior leader in a large organization with international operations.	•	•	•	•		•	•	•	•

Senior Leadership
Directors with CEO or senior management experience have a demonstrated record of leadership and a practical understanding of organizations, processes, strategy, risk, and risk management, as well as methods to drive change and growth.
	•	•	•	•		•	•	•	•	•

Supply Chain
As a global consumer goods company, we benefit from directors with experience in supply chain management or oversight, including international manufacturing, sourcing, inventory management, transportation and logistics, and supplier/vendor relationships.
	•		•			•

Technology and E-Commerce
Experience with technology/e-commerce, including in cybersecurity and data privacy, helps our Board oversee Mattel’s cybersecurity risks and advise management as we further grow our e-commerce business, including our DTC business.
		•		•	•	•	•			•

20	Mattel, Inc.
The Board, after receiving input from members of the Governance and Social Responsibility Committee, selected director nominees whose specific skills, talents, areas of expertise, experiences, attributes, and backgrounds, including their diversity and independence, led the Board to conclude that these persons should serve as Mattel’s directors at this time.
For each director nominee, set forth below is a description of his or her age, Board tenure, principal occupation, other business experience, public company experience, and other directorships held during the past five years.

Ynon Kreiz
Chairman of the Board Age: 59 Director Since: 2017			Mattel Committee Membership: Stock Grant Committee Other Current Public Directorships: Warner Music Group Corp.
Skills:

Brand and Marketing	Corporate Citizenship / ESG	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership	Supply Chain
Key Experience/Director Qualifications
Mr. Kreiz brings to Mattel’s Board significant corporate leadership, operational, restructuring, finance, multimedia, entertainment, and content experience. During his tenure as a director of Mattel, Mr. Kreiz has gained a deep understanding of Mattel’s business and the toy industry. As a former Chief Executive Officer of a number of global media companies and a current board member of
Warner Music Group Corp., he brings a valuable perspective on the entertainment, digital, and media industries, including a focus on children’s programming. He was also General Partner at Balderton Capital, where he was active in early-stage technology and media investments.

Career Highlights
Maker Studios, Inc., a global digital media and content
network company
•Chairman of the Board (June 2012 – May 2014)
•Chief Executive Officer (May 2013 – January 2015)
Endemol Group, one of the world’s leading television
production companies
•Chairman of the Board and Chief Executive Officer (June
2008 – June 2011)
Balderton Capital (formerly Benchmark Capital Europe), a
venture capital firm
•General Partner (2005 – 2007)
Fox Kids Europe N.V., a children’s entertainment company
•Chairman of the Board, Chief Executive Officer, and
Co-founder (1996 – 2002)

Other Public Company Directorships
•Warner Music Group Corp. since May 2015
Additional Leadership Experience and Service
•Member, Academy of Motion Picture Arts & Science’s
Executive Branch since 2023
•Board of Advisors, Anderson Graduate School of
Management at UCLA since April 2015
•Chairman of Board of Trustees, Israeli Olympic Committee,
London Games (2012)

2024 Proxy Statement	21

Adriana Cisneros
Age: 44 Director Since: 2018		Mattel Committee Membership: Governance and Social Responsibility Committee Other Current Public Directorships: AST SpaceMobile, Inc.
Skills:

Brand and Marketing	Corporate Citizenship / ESG	Entertain- ment / Media	International / Global Operations	Senior Leadership	Technology / E-Commerce
Key Experience/Director Qualifications
Ms. Cisneros brings to Mattel’s Board significant leadership, media, real estate, entertainment, consumer products, and digital experience. As the Chief Executive Officer of a global company, she has valuable expertise in restructuring, growth strategy, and technology. Ms. Cisneros has experience transforming a company through innovation and digital strategy. She brings a valuable perspective on global consumers and corporate social responsibility. She also has experience serving on the boards of nonprofit entities.

Career Highlights
Cisneros Group of Companies, a privately held company
with over 90 years’ experience operating businesses globally with three divisions (Cisneros Media, Cisneros Interactive, and
Cisneros Real Estate)
•Chief Executive Officer since September 2013
•Vice Chairman and Director of Strategy
(September 2005 – August 2013)
Other Public Company Directorships
•AST SpaceMobile, Inc. since April 2021

Additional Leadership Experience and Service
•Director, La Wawa since 2023
•Director, The Electric Factory since 2023
•Advisor, The Venture City since 2023
•Director, Americas Society/Council of the Americas since
2021
•Member, Strategic Advisory Board of Mission Advancement
Corp. since 2020
•Director, Citibank Private Bank Latin American Advisory
Board since 2018
•Director, Knight Foundation since 2018
•Director, Parrot Analytics since 2018
•Trustee, The Paley Center for Media since 2016
•Member, International Academy of Television Arts &
Sciences since 2015
•Advisory Member, Museum of Modern Art - Cisneros
Institute since 2012
•President, Fundación Cisneros since 2009
•Director, University of Miami (2017 – 2023)
•Co-chair, Endeavor Miami (2014 – 2020)

22	Mattel, Inc.

Diana Ferguson
Age: 61 Director Since: 2020		Mattel Committee Memberships: Audit Committee (Chair), Executive Committee Other Current Public Directorships: Gartner, Inc., Sally Beauty Holdings, Inc.
Skills:

Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership	Supply Chain
Key Experience/Director Qualifications
Ms. Ferguson brings to Mattel’s Board significant leadership, finance, human capital management, strategy, and consumer products experience. As a former Chief Financial Officer in several consumer products businesses, she brings valuable perspective on managing large organizations, complex accounting principles and judgments, internal controls and financial reporting requirements, and evaluating the financial results and financial reporting processes of complex companies. Ms. Ferguson also has extensive board experience with publicly-traded companies and nonprofit organizations.

Career Highlights
Scarlett Investments, LLC, a private investment and
consulting firm
•Principal since August 2013
Cleveland Avenue LLC, a privately held venture capital and
consulting firm
•Chief Financial Officer (September 2015 – December 2020)
The Folgers Coffee Company, a division of Procter
& Gamble
•Senior Vice President and Chief Financial Officer (April
2008 – November 2008)
Merisant Worldwide, Inc., a maker of table-top sweeteners
and sweetened food products
•Executive Vice President and Chief Financial Officer
(2007 – 2008)
Sara Lee Corporation, a global consumer products company
•Senior Vice President and Chief Financial Officer, Sara
Lee Foodservice (2006 – 2007)
•Senior Vice President Strategy and Corporate
Development (2004 – 2006)
•Vice President and Treasurer (2001 – 2004)

Other Public Company Directorships
•Gartner, Inc. since 2021
•Sally Beauty Holdings, Inc. since 2019
•Invacare Corporation (2018 – 2022)
•Frontier Communications Corporation (2014 – 2021)
Additional Leadership Experience and Service
•Director, Chicago Botanic Gardens since 2021
•Trustee, Groton School since 2015
•Board Member, Leadership Greater Chicago (2003 – 2005)

2024 Proxy Statement	23

Julius Genachowski
Age: 61 Director Since: 2024		Mattel Committee Memberships: Audit Committee, Governance and Social Responsibility Committee Other Current Public Directorships: Mastercard Incorporated, Sonos, Inc.
Skills:

Corporate Citizenship / ESG	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership	Technology / E-Commerce
Key Experience/Director Qualifications
Mr. Genachowski brings to Mattel extensive public and private sector experience in technology, media and telecom, including internet and digital communications policy, cybersecurity, consumer protection, and privacy. He also brings global perspectives and experiences from his various professional roles, finance experience as a former executive and investor, and risk oversight and corporate governance experience, including serving on the board of directors of public companies and on Audit and Risk
Committees.

Career Highlights
The Carlyle Group, a global investment company
•Senior Advisor since 2024
•Partner and Managing Director (2014 – 2023)
President’s Intelligence Advisory Board, an independent
intelligence advisory board within the Executive Office of the
President
•Member (August 2014 – January 2017)
U.S. Federal Communications Commission, an independent
federal agency of the United States
•Chair (2009 – 2013)
IAC Inc. (formerly IAC/InterActiveCorp), a holding company that owns brands across 100 countries
•Member of Barry Diller’s Office of the Chairman, Chief of
Business Operations, and General Counsel (1997 – 2005)
Supreme Court of the United States
•Law Clerk to David H. Souter (1993 – 1994)
•Law Clerk to William J. Brennan, Jr. (1992 – 1993)

Other Public Company Directorships
•Mastercard Incorporated since June 2014
•Sonos, Inc. since September 2013
•Sprint Corporation (August 2015 – April 2020)
Additional Leadership Experience and Service
•Director, HIAS since 2022
•Member, President-Elect Obama’s Transition Board (2008)
•Chairperson, Obama Presidential Campaign Technology,
Media and Telecommunications Policy Working Group
(2008)

24	Mattel, Inc.

Prof. Noreena Hertz
Age: 56 Director Since: 2023		Mattel Committee Membership: Governance and Social Responsibility Committee (Chair) Other Current Public Directorships: Warner Music Group
Skills:

Corporate Citizenship / ESG	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	Industry	Technology / E-Commerce
Key Experience/Director Qualifications
Prof. Hertz brings to Mattel’s Board her significant experience as an adviser to some of the largest organizations and most senior figures in the world on strategy, decision-making, sustainability, and global economic, technological, and geo-political risks and trends. An influential economist on the global stage, she has over 25 years of experience in advising companies and governments in a variety of sectors and geographies on strategy and policy decisions, mergers and acquisitions, intelligence gathering and analysis, millennials and post-millennials, community-building, and sustainability. In addition, Prof. Hertz has also held senior academic positions where her research has focused on artificial intelligence, decision-making, risk assessment and management, globalization, innovation, post-millennials, community-building, and sustainability. Prof. Hertz’s best-selling books, Eyes Wide
Open, The Silent Takeover, IOU: The Debt Threat, and The Lonely Century are published in over 20 countries.

Career Highlights
University College London
•Visiting Professor at the Institute for Global Prosperity
since 2016
•Honorary Professor since 2013
University of Amsterdam
•Professor of Globalisation, Sustainability, and Finance
(2009 – 2013)
University of Cambridge
•Associate Director of the Centre for International Business
and Management (2003 – 2013)

Other Public Company Directorships
•Warner Music Group Corp. (2014 – 2016; 2017 – present)
Additional Leadership Experience and Service
•Director, Workhuman (Globoforce Limited) since April 2022
•Trustee, Inspiring Girls International Limited (2016 – 2023)
•Member, RWE AG Digital Transformation Board (2015 –
2016)
•Member, Inclusive Capitalism Taskforce (2012 – 2013)
•Member, Edelman Europe Advisory Board (2009 – 2012)
•Member, Citigroup Politics and Economics Global Advisory
Board (2007 – 2008)

2024 Proxy Statement	25

Soren Laursen
Age: 60 Director Since: 2018			Mattel Committee Memberships: Audit Committee, Finance Committee
Skills:

Brand and Marketing	Corporate Citizenship / ESG	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership	Supply Chain	Technology / E-Commerce
Key Experience/Director Qualifications
Mr. Laursen brings to Mattel’s Board significant leadership, finance, brand, marketing, retail, global, and toy industry experience. As a former Chief Executive Officer of a toy retail company and former President of a toy manufacturer, he has tested experience and understanding of Mattel’s business and the global commercial toy industry, deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations, and leadership experience in successfully turning around a company and driving growth.

Career Highlights
Credo Partners AS, an investment firm focusing on mid-size
companies
•Operating Partner since 2023
•Head of Denmark (2019 – 2023)
TOP-TOY, a toy retailer in the Nordic market
•Chief Executive Officer (April 2016 – January 2018)
LEGO Systems, Inc., the Americas division of the family-
owned and privately-held The LEGO Group, a toy company
based in Denmark
•President (January 2004 – March 2016)
The LEGO Company
•Senior Vice President, Europe North and Europe East
(April 2000 – December 2003)
•Senior Vice President, Special Markets (1999 – 2000)
•Vice President/General Manager, LEGO New Zealand
(1995 – 1999)

Additional Leadership Experience and Service
•Board member, Koble ApS since 2023
•Board member, The Army Painter since 2023
•Chairman, BørneRiget Fonden since 2020
•Advisor, AVT Business School since 2018
•Board member, Postevand ApS since 2015
•Board member, Varier Furniture A/S Oslo since 2014
•Advisor, American Toy Industry Association since 2014;
Board member at large since 2004
•Director, Patentrenewals.com (2018 – 2023)
•Board Member, BoeBeauty (2020 – 2021)
•Director, Isabella A/S (2018 – 2020)
•Interim Executive Director, Mattel (October 2018 –
 September 2019)
•Director, A.T. Cross, R.I. (2014 – 2016)
•Director, LEGO Children’s Fund (2010 – 2016)
•Director, Connecticut Children’s Medical Center (2008 –
2016)

26	Mattel, Inc.

Roger Lynch
Age: 61 Director Since: 2018		Mattel Committee Memberships: Compensation Committee, Finance Committee
Skills:

Brand and Marketing	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	International / Global Operations	Senior Leadership	Technology / E-Commerce
Key Experience/Director Qualifications
Mr. Lynch brings to Mattel’s Board significant leadership, media, technology, and internet experience. He has a wealth of consumer experience, including experience leveraging changing consumer behaviors that can be applied to help further Mattel’s growth.
Additionally, Mr. Lynch has extensive experience leading, innovating, and scaling consumer media and technology businesses globally, including having guided a number of companies through critical transformation periods. Through his media industry experience, Mr. Lynch has frequently worked with large content providers to create business models that embrace technological changes in distribution.

Career Highlights
Condé Nast, a global media company
•Chief Executive Officer since April 2019
Pandora Media, Inc., a streaming music service
•Chief Executive Officer, President, and Director
(September 2017 – February 2019)
Sling TV Holding LLC, an on-demand internet streaming
television service (subsidiary of DISH Network)
•Chief Executive Officer and Director (July 2012 –
August 2017)
Dish Network LLC, a pay television operator
•Executive Vice President, Advanced Technologies
(November 2009 – July 2012)
Video Networks International, Ltd., an internet protocol
television provider
•Chairman and Chief Executive Officer (2002 – 2009)
Chello Broadband N.V., a broadband internet service provider in Europe
•President and Chief Executive Officer (1999 – 2001)

Additional Leadership Experience and Service
•Director, News Media Alliance since 2022
•Director, Partnership for New York City since 2021
•Director, USC Dornsife School of Letters, Arts and Sciences
since 2018
•Director, Tuck School of Business at Dartmouth since 2017
•Director, Quibi LLC (2018 – 2020)
•Board Observer, Roku LLC (2012 – 2017)
•Director, Digitalsmiths LLC (2010 – 2015)

2024 Proxy Statement	27

Dominic Ng
Age: 65 Director Since: 2006		Mattel Committee Memberships: Finance Committee (Chair), Audit Committee, Executive Committee Other Current Public Directorships: East West Bancorp, Inc.
Skills:

Corporate Citizenship / ESG	Entertain- ment / Media	Finance, Accounting, or Financial Reporting	Human Capital Management	Industry	International / Global Operations	Senior Leadership
Key Experience/Director Qualifications
As the Chief Executive Officer of the largest independent bank headquartered in Southern California, Mr. Ng brings to Mattel’s
Board significant experience in leadership, strategy, business development, and global business. He also has valuable experience in dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Ng transformed East West Bank from a small savings and loan association based in Los Angeles into a large, full-service commercial bank with differentiated value offerings. Mr.
Ng’s extensive experience conducting business in Asia is of strategic value to Mattel because of its large manufacturing presence in Asia and emerging markets initiatives. He also adds to Mattel’s Board extensive business and governmental relationships in the
State of California and the greater metropolitan area of Los Angeles, where Mattel is headquartered.

Career Highlights
East West Bancorp, Inc. and East West Bank, a global bank
based in California
•Chief Executive Officer and Chairman of the Board since
1992
•President (1992 – 2009)
Seyen Investment, Inc., a private family investment business
•President (1990 – 1992)
Deloitte & Touche LLP, an accounting firm
•Certified Public Accountant (1980 – 1990)

Other Public Company Directorships
•East West Bancorp, Inc. since 1992
•PacifiCare Health Systems, Inc. (2003 – 2005)
•ESS Technology, Inc. (1998 – 2004)
Additional Leadership Experience and Service
•Member, Asia-Pacific Economic Cooperation Business
Advisory Council since 2022
•Trustee, Academy Museum of Motion Pictures since 2018
•Trustee, University of Southern California since 2014
•Director of the following nonprofit entities and government organizations: California Bankers Association (2002 – 2011,
2016 – 2017); Chairman, Committee of 100 (2011 – 2014);
The United Way of Greater Los Angeles (1995 – 2014);
Pacific Council on International Policy (2010 – 2013); Los
Angeles’ Mayor’s Trade Advisory Council as Co-Chair (2009
– 2011); and Federal Reserve Bank of San Francisco – Los
Angeles Branch (2005 – 2011)

28	Mattel, Inc.

Dr. Judy Olian
Age: 72 Director Since: 2018	Mattel Committee Memberships: Compensation Committee (Chair), Governance and Social Responsibility Committee Other Current Public Directorships: Ares Management Corporation, United Therapeutics Corp.
Skills:

Corporate Citizenship / ESG	Finance, Accounting, or Financial Reporting	Human Capital Management	International / Global Operations	Senior Leadership
Key Experience/Director Qualifications
As the President of Quinnipiac University, and former Dean of the UCLA Anderson School of Management for over 12 years, Dr.
Olian brings to Mattel’s Board her extensive leadership record in running large organizations, as well as her professional expertise in human resource management, top management teams, and management strategy. She also has extensive board experience in publicly-traded and nonprofit boards. Prior to Dr. Olian’s most recent roles, she served as Dean of Penn State’s Smeal College of
Business, and in various faculty and leadership roles at the University of Maryland. She was also a management consultant at, and
Chair of, AACSB International, the premier accrediting and thought leadership organization for global business schools.

Career Highlights
Quinnipiac University
•President since July 2018
UCLA Anderson School of Management
•Dean and John E. Anderson Chair in Management
(January 2006 – July 2018)
Other Public Company Directorships
•United Therapeutics Corp. since 2015
•Ares Management Corporation since 2014

Additional Leadership Experience and Service
•Member, CT Governor’s Workforce Commission since 2020
•Board member, Business-Higher Education Forum since
2019
•Advisory Board Member, Catalyst Inc. since 2011
•Director, UCLA Technology Development Corporation
(2014 – 2018)
•Chairman, Loeb Awards for Excellence in Business
Journalism (2006 – 2018)
•Member, International Advisory Board, Peking University
School of Business (2007 – 2016)
•Board member, AdvanceCT related to economic
development, appointed by Governor of Connecticut

2024 Proxy Statement	29

Dawn Ostroff
Age: 64 Director Since: 2024	Mattel Committee Membership: Compensation Committee Other Current Public Directorships: Paramount Global
Skills:

Brand and Marketing	Entertain- ment / Media	Senior Leadership	Technology / E-Commerce
Key Experience/Director Qualifications
Ms. Ostroff brings to Mattel more than 35 years of experience in media, entertainment, and advertising with a proven track record of growing and transforming companies to meet the expectations of new generations of consumers. Ms. Ostroff was most recently the Chief Content & Advertising Business Officer at Spotify, where she oversaw all global content, content operations, and advertising revenue for the company, more than tripling the company’s advertising revenue during her leadership. Prior to her role at Spotify, Ms. Ostroff founded Condé Nast Entertainment, where she served as President and launched its digital video business, built its technology and advertising teams, and established the feature film and television divisions which developed IP from the company’s iconic brands.

Career Highlights
Spotify Technology S.A., an audio streaming service
•Chief Content & Advertising Business Officer (2018 – 2023)
Condé Nast Entertainment, an entertainment studio and
distribution network
•President (2011 – 2018)
The CW Network, a joint venture of CBS and Warner Bros.
•President of Entertainment (2006 – 2011)
UPN Network, a subsidiary of CBS
•President (2002 – 2006)
Lifetime Television, a cable TV network
•Executive Vice President of Entertainment (1996 – 2002)

Other Public Company Directorships
•Paramount Global, since May 2023
•Activision Blizzard, Inc., August 2020 – October 2023
•Westfield Corporation, March 2016 – February 2018
Additional Leadership Experience and Service
•Board Member, New York University since 2014
•Board of Governors, The Paley Center for Media (2020 –
2022)
•Director, Anonymous Content (Emerson Collective Parent
Company) (2018 – 2020)

30	Mattel, Inc.
Identifying and Evaluating Director Nominees
The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. The Board’s Amended and Restated Guidelines on Corporate Governance (the
“Guidelines on Corporate Governance”) set forth the process for selecting candidates for director positions, as well as the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them, with input from the
Board Chair.
Under the Guidelines on Corporate Governance and the charter of the Governance and Social Responsibility Committee, the
committee is responsible for reviewing with the Board on an annual basis the appropriate skills and characteristics required of
Board members in the context of the current make-up of the Board and the perceived needs of the Board at that time, and in accordance with the guidelines established by the committee.
This review includes an assessment of the talent base, skills, areas of expertise, experience, diversity, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age, and sexual orientation, and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the Governance and Social Responsibility Committee to be appropriate for review, are also considered. The committee also reviews the results of the Board’s annual self-evaluation. For more information, please see
“Board Evaluations” on page 39.
In conjunction with the annual review of the Board’s collective skills, experience, and attributes, the Governance and Social
Responsibility Committee actively seeks out qualified director candidates for recommendation to the Board. The committee, with input from the Board Chair, screens candidates to fill any vacancies on the Board, solicits recommendations from Board members as to such candidates, and considers nominations and recommendations for Board membership submitted by stockholders as described further below. The committee has the sole authority to retain an independent third-party search firm to identify director candidates who may meet the needs of the Board. Candidates who the committee expresses interest in pursuing must interview with at least two members of the committee before being recommended for appointment or nomination to the Board. The committee recommends to the Board the director nominees for election at each annual meeting of stockholders.
Our Director Nominations Policy describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and the procedures for stockholders to follow in submitting nominations and recommendations of possible candidates for Board membership.

Under our Director Nominations Policy, each director nominee should, at a minimum, possess the following:
•An outstanding record of professional accomplishment in his or her field of endeavor;
•A high degree of professional integrity, consistent with Mattel’s values;
•A willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and
•A willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the judgment of the Governance and Social Responsibility Committee, interfere with or limit his or her ability to do so.

Our Director Nominations Policy also lists the following additional skills, experiences, and qualities that are desirable in director nominees:
•Skills and experiences relevant to Mattel’s business, operations, or strategy;
•Qualities that help the Board achieve a balance of a variety of knowledge, experience, and capability on the Board, and an ability to contribute positively to the collegial and collaborative culture among Board members; and
•Qualities that contribute to the Board’s overall diversity – diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences, and backgrounds, as well as other differentiating characteristics.

2024 Proxy Statement	31
As set forth in the Guidelines on Corporate Governance, the Board maintains limits on the number of outside public company boards that directors may sit on. Ordinarily, directors may not serve on the boards of more than four public companies, including
Mattel’s Board. Directors who are executive officers of public companies may not serve on the board of more than one other public company, in addition to Mattel’s Board. Service on the board of a subsidiary company with no publicly traded stock (or that issues only debt), a nonprofit organization, or a private company is not included in this calculation. Moreover, if a director sits on several mutual fund boards within the same fund family, such service will count as one board for purposes of this calculation. Currently, all ten director nominees are in compliance with these limits. The Guidelines on Corporate Governance also provide that directors should advise the Governance and Social Responsibility Committee in advance of accepting an invitation to serve on the board of another public company. Directors serving on the board of a private company should also advise the committee when appropriate if the company plans to go public.
Lastly, a nominee’s ability to qualify as an independent director of Mattel is considered in terms of both the overall independence of
Mattel’s Board as well as the independence of its committees.
The Governance and Social Responsibility Committee reviews the Director Nominations Policy periodically and may amend the policy from time to time as necessary or advisable based on changes to applicable legal requirements and listing standards as well as the evolving needs and circumstances of the business. In addition, the Guidelines on Corporate Governance are reviewed periodically, and may be changed by the Board only upon a determination that such change is in the best interests of the Company and its stockholders and a recommendation of such change is made to the Board by the committee. For additional information on the Board’s selection and evaluation process, see our Director Nominations Policy, which is available on Mattel’s corporate website at https://corporate.mattel.com/en-us/investors/corporate-governance.
Stockholder Recommendations of Director Candidates
The Governance and Social Responsibility Committee will consider recommendations for director candidates made by stockholders and evaluate them using the same criteria as other candidates. Under our Director Nominations Policy, any such recommendation must include a detailed statement explaining why the stockholder is making the recommendation, as well as all information that would be required were the stockholder to nominate such person under our Amended and Restated Bylaws (the
“Bylaws”) or applicable law. For additional information on stockholder recommendations, see our Bylaws and Director Nominations
Policy, which are available on Mattel’s corporate website at https://corporate.mattel.com/en-us/investors/corporate-governance.
Stockholder recommendations for director candidates should comply with our Director Nominations Policy and should be addressed to:
Governance and Social Responsibility Committee
c/o Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012
Stockholder Proxy Access Right
Our Bylaws permit a stockholder, or group of up to 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of stockholders, director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws. Additional information on the deadlines to submit director nominations pursuant to the proxy access provisions of our Bylaws is set forth on page 101 under “Director
Nominations Pursuant to Proxy Access Provisions.”

32	Mattel, Inc.
Board Leadership Structure
The Board believes that one of its most important responsibilities is to evaluate and determine the most appropriate Board leadership structure for Mattel so that the Board can best provide effective, independent oversight of management and facilitate its engagement in, and understanding of, Mattel’s business. To carry out this responsibility, the Guidelines on Corporate Governance empower the Board to evaluate its leadership structure to foster strong, independent Board leadership that can provide effective oversight of management. The Governance and Social Responsibility Committee, comprised entirely of independent directors, also periodically reviews the Board’s leadership structure and recommends changes to the Board as appropriate, and makes a recommendation to the independent directors regarding the election of the Independent Lead Director.
The Board evaluates its structure periodically, as well as when warranted by specific circumstances, such as the appointment of a new CEO, in order to assess which structure is in the best interests of Mattel and its stockholders based on the evolving needs of the Company. This approach provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business. As set forth in our Guidelines on Corporate Governance, whenever the Board Chair is not an independent director, an Independent Lead Director shall be elected annually by the independent directors.
The Board has determined that the Company and its stockholders are best served by a leadership structure in which Mr. Kreiz serves as Chairman of the Board and CEO, counterbalanced by a strong, independent Board led by an Independent Lead Director.
Mr. Kreiz has tremendous expertise across areas critical to corporate strategy, including entertainment, digital, and media, and he has been instrumental in driving Mattel’s IP-driven strategy during his tenure as Mattel’s Chairman and CEO since 2018. The
Board has greatly benefited from his contributions and vision for the Company, and the Board continues to believe that this leadership structure leverages executive leadership experience while providing effective independent oversight of Mattel and our management team. Additionally, stockholders, through our engagement program, have expressed continued support for the
Board’s current leadership structure.
Going forward, the Board will continue to evaluate its leadership structure in order to confirm it aligns with and supports the evolving needs and circumstances of the Company and its stockholders.
Independent Lead Director Responsibilities
The Board recognizes the importance of strong independent Board leadership. As such, the independent directors of the Board annually elect an Independent Lead Director when the Chairman is not independent. Our Independent Lead Director has specifically-enumerated powers and responsibilities, providing the same robust leadership, oversight, and benefits to the Company and Board that would be provided by an independent Chairman.
In 2023, the independent directors of the Board re-elected Mr. Dolan to serve as the Board’s current Independent Lead Director, a position he has held since January 2015. After serving more than twenty years on the Board, Mr. Dolan has decided not to stand for re-election at the 2024 Annual Meeting.

The Independent Lead Director’s duties include the following significant powers and responsibilities:
•Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors at the conclusion of Board meetings, at which the CEO and other members of management are not present;
•Serves as liaison between the Chairman and the independent directors;
•Approves information sent to the Board;
•Approves Board meeting agendas;
•Approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;
•Has authority to call meetings of the independent directors; and
•If requested by significant stockholders, is available for consultation and direct communication.

2024 Proxy Statement	33
Board Independence Determinations
Mattel’s Board has adopted Guidelines on Corporate Governance consistent with Nasdaq listing standards that include qualifications for determining director independence. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.
The Board has affirmatively determined that each of Mses. Cisneros, Ferguson and Ostroff, Prof. Hertz, Dr. Olian, and Messrs.
Dolan, Genachowski, Laursen, Lynch, and Ng is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Because Mr. Kreiz is employed by Mattel, he does not qualify as independent. R. Todd Bradley and Ann Lewnes, who each served as a director until February 1, 2024, were determined to be independent during the time they served on the Board. Furthermore, the Board has determined that each of the members of our
Audit Committee, Compensation Committee, and Governance and Social Responsibility Committee is independent within the meaning of Nasdaq’s director independence standards applicable to members of such committees, as currently in effect.
The Board also determined that the Compensation Committee members qualify as “non-employee directors” within the meaning of
Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board Committees
The Board has established six principal committees: the Audit Committee, the Compensation Committee, the Governance and
Social Responsibility Committee, the Finance Committee, the Executive Committee, and the Stock Grant Committee. Each of the
Audit Committee, the Compensation Committee, and the Governance and Social Responsibility Committee has a written charter that is reviewed annually and revised as appropriate. A copy of each of these committee’s current charter is available on Mattel’s corporate website at https://corporate.mattel.com/investors/corporate-governance.
The current chairs and members of these committees are identified in the following table:

Director	Audit	Compensation	Governance and Social Responsibility	Finance	Executive	Stock Grant
Non-Employee Directors
Adriana Cisneros			•
Michael DolanILD			•
Diana Ferguson†					•
Julius Genachowski†	•		•
Prof. Noreena Hertz
Soren Laursen†	•			•
Roger Lynch		•		•
Dominic Ng†	•				•
Dr. Judy Olian			•
Dawn Ostroff		•
Employee Director
Ynon Kreiz						•

Chair
ILD	Independent Lead Director
Audit Committee Financial Expert
Member

34	Mattel, Inc.
The primary responsibilities, membership, and meeting information for the committees of the Board during 2023 are summarized below.

Audit Committee	Current Members:	Diana Ferguson (Chair), Julius Genachowski, Soren Laursen, Dominic Ng
	Members in 2023:	Diana Ferguson (Chair), R. Todd Bradley, Roger Lynch, Dominic Ng
	Meetings in 2023:	12
The Board has determined that each member meets applicable SEC, Nasdaq, and Mattel independence and “financial sophistication” standards and qualifies as an “audit committee financial expert” under applicable SEC regulation.

Primary Responsibilities
•Assist the Board in fulfilling the Board’s oversight responsibilities regarding the accounting and financial reporting processes of the Company, including the quality and integrity of Mattel’s financial reporting and the audits of the Company’s financial statements, the independence, qualifications, and performance of Mattel’s independent registered public accounting firm, the performance of Mattel’s internal audit function, and Mattel’s compliance with legal and regulatory requirements
•Oversee the Company’s assessment and management of material risks impacting the Company’s business and relating to financial reporting and accounting, compliance, and cybersecurity
•Appoint or replace the independent registered public accounting firm, taking into consideration the results of any vote by stockholders to ratify such decision; directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work; directly responsible for the evaluation of the qualifications, performance and independence of the independent registered public accounting firm, including consideration of the adequacy of quality controls and the provision of permitted non-audit services
•Meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit, the staffing of the audit, and the procedures to be followed
•Review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm, and the internal audit group
•Discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management, critical accounting policies, and critical audit matters
•Discuss with management and the independent registered public accounting firm key reporting practices (including the use of non-GAAP measures) and new accounting standards
•Review periodically with the Chief Legal Officer the implementation and effectiveness of Mattel’s compliance and ethics programs
•Discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures
•Pre-approve audit services, internal-control-related services, and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm

Compensation Committee	Current Members:	Dr. Judy Olian (Chair), Roger Lynch, Dawn Ostroff
	Members in 2023:	Michael Dolan (Chair), R. Todd Bradley, Dr. Judy Olian
	Meetings in 2023:	6
The Board has determined that each member meets applicable Nasdaq and Mattel independence standards and qualifies as a
“non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation Committee meets in executive session at least once each year without the CEO present.

Primary Responsibilities
•Develop, evaluate and, in certain instances, approve or determine compensation plans, policies, and programs
•Review and approve all forms of compensation to be provided to the CEO and all other executives who are subject to Section
16 of the Exchange Act
•Annually review and approve corporate goals and objectives relevant to the CEO’s compensation, and review and evaluate the
CEO’s performance in light of those goals and objectives
•Administer short- and long-term cash incentive and stock compensation plans and programs
•Review and approve all forms of compensation to be provided to the non-employee directors
•Oversee and assess material risks associated with Mattel’s compensation structure, policies, plans, and programs generally
•Report and, as appropriate, make recommendations to the Board regarding executive compensation programs and practices
•Inform the non-employee directors of the Board of its decisions regarding compensation for the CEO and other senior executives
•Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning executive compensation matters
•Report to the Board annually on succession planning, and assist the Board in nominating and evaluating successors to the
CEO and Board Chair positions

2024 Proxy Statement	35

Finance Committee	Current Members:	Dominic Ng (Chair), Soren Laursen, Roger Lynch
	Members in 2023:	Dominic Ng (Chair), Soren Laursen, Roger Lynch
	Meetings in 2023:	5
Primary Responsibilities
•Advise and make recommendations to the Board regarding allocation and deployment of available capital, including credit facilities and debt securities, capital expenditures, dividends to stockholders, stock repurchase programs, and hedging transactions
•Oversee interactions with credit rating agencies
•Advise and make recommendations to the Board regarding mergers, acquisitions, dispositions, and other strategic transactions
•Oversee third-party financial risks

Governance and Social Responsibility Committee	Current Members:	Prof. Noreena Hertz (Chair), Adriana Cisneros, Michael Dolan, Julius Genachowski, Dr. Judy Olian
	Members in 2023:	Ann Lewnes (Chair), Adriana Cisneros, Michael Dolan, Soren Laursen, Dr. Judy Olian
	Meetings in 2023:	5
The Board has determined that each member meets applicable Nasdaq and Mattel independence standards.
Primary Responsibilities
•Assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the
Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders
•Develop and recommend to the Board the Guidelines on Corporate Governance
•Lead the evaluation of the Board’s performance
•Evaluate and make recommendations to the Board regarding the independence of the Board members
•Recommend director nominees for each committee of the Board
•Assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters, environmental, health and safety matters, and diversity and equal opportunity matters
•Oversee and review with management risks relating to governance and social responsibility matters
•Oversee the Company’s engagement with institutional stockholders and proxy advisory firms concerning governance and social responsibility matters
•Oversee philanthropic activities
•Oversee policies and practices related to political expenditures, and review, on an annual basis, direct and indirect political expenditures, if any
•Work closely with the CEO and other members of Mattel’s management to assure that Mattel is governed effectively and efficiently
•Review the Board’s leadership structure periodically and recommend changes to the Board as appropriate
Other Board Committees
The Executive Committee did not hold any meetings in 2023. The members of the Executive Committee are Ms. Ferguson and
Messrs. Dolan and Ng. Mr. Dolan will chair the Executive Committee until the 2024 Annual Meeting. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.
Mattel also has a Stock Grant Committee with Mr. Kreiz as the current sole member. The primary function of the Stock Grant
Committee is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to approving annual and off-cycle stock grants to employees below the EVP level who are not Section 16 officers.

36	Mattel, Inc.
Director Attributes
Board Diversity Matrix (as of April 17, 2024)
Total Number of Directors: 11
The following chart provides self-identified diversity information related to our current Board, in accordance with Nasdaq requirements. To see our Board Diversity Matrix as of March 31, 2023, please see Mattel’s proxy statement filed with the SEC on
March 31, 2023.

	Female	Male
Gender Identity
Directors	5	6

Demographic Background
African American or Black	1	-
Asian	-	1
Hispanic or Latinx	1	-
White	3	5
Director Succession Planning
The Board has a robust director succession and search process. The Board retains an independent, third-party search firm to assist with the search for director candidates. The Board has worked diligently to achieve the right balance between long-term, institutional knowledge, and fresh perspectives on the Board. The Board believes that the current mix of director tenures provides
Mattel with an optimal balance of knowledge, experience, and capability. In its oversight of management, this mix allows the Board to leverage the new viewpoints, experiences, and ideas of newer directors as well as the deep knowledge of, and experience with,
Mattel held by longer-tenured directors. The Board continues to be thoughtful and proactive about this process and will continue to evaluate its composition with respect to skills, experience, and attributes in order to maintain the right balance for effective, independent Board oversight.
New directors participate in an orientation process, which may address, among other topics, the Company’s operations, performance, strategic plans, significant business, financial, accounting, legal and risk management matters, compliance programs, code of business conduct and ethics, and corporate governance practices, and includes introductions to members of the
Company’s senior management and their respective responsibilities. The new directors also receive briefings on the responsibilities, duties, and activities of the committee(s) on which the director will initially serve. All directors are encouraged to participate in continuing education programs to enhance skills and knowledge relevant to their service as directors, and the
Company pays the reasonable expenses of attendance by directors at such programs.
Board Meetings
During 2023, the Board held five meetings. No incumbent director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which such director served (in each case, held during the period of time such director served on the Board or the applicable committee).
Policy Regarding Attendance of Directors at the Annual
Meeting of Stockholders
Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were eleven directors at the time of our 2023 annual meeting of stockholders (“2023 Annual Meeting”) and eight directors attended the meeting.

2024 Proxy Statement	37
Risk Oversight

Board Oversight
The Board is responsible for overseeing Mattel’s ongoing assessment and management of material risks impacting Mattel’s business. The Board relies on Mattel’s management to identify and report on material risks, and relies on each Board committee to oversee management of specific risks related to that committee’s function. The Board engages in risk oversight throughout the year and specifically focuses on risks facing Mattel each year at a regularly scheduled Board meeting.

Audit Committee
The Audit Committee oversees the Company’s
assessment and management of Mattel’s material
risks impacting the Company’s business, including
those relating to the Company’s financial reporting
and accounting, compliance, and cyber security. The
Committee is also responsible for overseeing
Mattel’s compliance risk, which includes risk relating
to Mattel’s compliance with laws and regulations.
The Committee annually reviews and discusses with
management the material risks impacting the
Company and the steps management has taken to
monitor and control these risks

Compensation Committee
The Compensation Committee oversees and
assesses material risks associated with Mattel’s
compensation structure, policies, and programs
generally, including those that may relate to pay mix,
selection of performance measures, the goal setting
process, and the checks and balances on the
payment of compensation. The Committee annually
reviews a detailed compensation risk assessment
conducted by its independent compensation
consultant to confirm that Mattel’s compensation
programs do not encourage excessive risk taking.
See “Compensation Risk Review” on page 63 for a
more detailed description of the Committee’s review
of potential pay risk.

Finance Committee
The Finance Committee oversees and reviews with
management risks relating to capital allocation and
deployment, including Mattel’s credit facilities and
debt securities, capital expenditures, dividend policy,
mergers, acquisitions, dispositions, and other
strategic transactions. The Committee also oversees
third-party financial risks, which include risks arising
from customers, vendors, suppliers, subcontractors,
creditors, debtors, and counterparties in hedging
transactions, mergers, acquisitions, dispositions, and
other strategic transactions.

Governance and Social
Responsibility Committee
The Governance and Social Responsibility
Committee oversees and reviews with management
risks relating to governance and social responsibility
matters, including sustainability, corporate
citizenship, philanthropy, global manufacturing
principles, public policy, environmental, health and
safety matters. The Committee works with the Board
to oversee how the Company fosters its culture.

Management
Consistent with their role as active managers of Mattel’s business, our senior executives play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executives provide input regarding material risks facing the business group or function that each manages. These risks are presented to the Audit
Committee and the Board along with Mattel’s strategy for managing such risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this process is important to make all directors aware of Mattel’s most material risks.

38	Mattel, Inc.
Board Evaluations
The Board conducts an annual self-evaluation process to assess effectiveness at both the Board and Board committee levels. The
Chair of the Governance and Social Responsibility Committee is responsible for leading the annual review and is available for private sessions with Board members during the evaluation process. Comments are aggregated and summarized, and the results are reviewed with the Board and Board committees. In addition, the Governance and Social Responsibility Committee conducts an annual review of the Board’s composition and skills, and makes recommendations to the Board accordingly. This review includes an assessment of the talent base, skills, areas of expertise, experience, diversity, and independence of the Board and its members, and consideration of any recent changes in a director’s outside employment or responsibilities, including the number of outside board commitments a director holds. Mattel’s Guidelines on Corporate Governance set forth the limits on the number of outside public company boards that our directors may sit on. We also describe these limits  under “Identifying and Evaluating Director
Nominees” on page 31.

Key Areas of Focus for the Annual Evaluations	Improvements in Board Effectiveness Due to Evaluations

•Board operations and meeting effectiveness •Board accountability •Board committee performance
•Enhanced agenda item selection
•Enhanced Board and committee discussion formats
•Enhanced interaction with management team
•Enhanced opportunity to engage with talent and evaluate
succession in the organization

2024 Proxy Statement	39

Board Evaluation Process

1 - Questionnaires
Directors provide feedback regarding board
composition and structure, Board interaction
with management, meetings and materials,
effectiveness of the Board, future agenda
items, and director education opportunities.
2 - Committee Review The Governance and Social Responsibility Committee reviews the results of the evaluations.

4 - Feedback and Action Based on the evaluation results, changes in practices or procedures are considered and implemented, as appropriate.	3 - Board Review Results are presented to the Board.

Certain Transactions with Related Parties
The Board maintains a written Related Party Transactions Policy regarding the review, approval, and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A related party transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. The policy provides that management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to Mattel and to the relevant related party. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving one of our directors (which term includes any director nominee) or executive officers (within the meaning of Rule 3b-7 under the Exchange Act), any person known by us to be the beneficial owner of more than 5% of our common stock, or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.
Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions. They are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. In addition, we review information about security holders known by us to be beneficial owners of more than 5% of any class of our voting securities (see “Stock Ownership and Reporting – Principal Stockholders”) to
determine whether there are any relationships with such security holders that might constitute related party transactions.
We are not aware of any current or proposed related party transactions with any directors, executive officers, more-than-5%
security holders, or any person known by us to be an immediate family member of any of the foregoing requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.
Code of Conduct
The Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The
Code of Conduct applies to all of our employees, including our CEO and CFO. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct in accordance with the SEC rules, and any waivers of provisions of the
Code of Conduct required to be disclosed under the SEC rules or the Nasdaq listing standards, on Mattel’s corporate website at
https://corporate.mattel.com/ethics-and-compliance#our-code-of-conduct.
Corporate Governance Documentation and How to Obtain
Copies
In addition to our committee charters and Code of Conduct, current copies of the following materials related to Mattel’s corporate governance policies and practices are available publicly on Mattel’s corporate website at https://corporate.mattel.com/en-us/
investors/corporate-governance:
•Amended and Restated Guidelines on Corporate Governance;
•Restated Certificate of Incorporation;
•Amended and Restated Bylaws;
•Director Nominations Policy;
•Audit Committee Complaint Procedures for Accounting, Internal Accounting Controls, Auditing, and Federal Securities Law
Matters;
•Policy on Adoption of a Shareholder Rights Plan; and
•Golden Parachute Policy.

40	Mattel, Inc.
Communications with the Board
The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (i) the Board, (ii) any committee of the Board, (iii) the Independent Lead
Director, or (iv) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:
[Addressee]
c/o Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012
Any such communications will be relayed to the Board members who appear as addressees, except that the following categories of communications will not be so relayed, but will be available to Board members upon request:
•Communications concerning Company products and services;
•Solicitations;
•Matters that are entirely personal grievances; and
•Communications about litigation matters.

2024 Proxy Statement	41
Independent Compensation Consultant Review
On an annual basis, the Compensation Committee reviews, with the assistance of its independent compensation consultant, FW
Cook, our non-employee director compensation program. In May 2023, FW Cook conducted an independent review of our non-
employee director compensation program and recommended considering certain increases in the annual compensation for our non-employee directors to more closely align with the median of our peer group at that time. As a result, our Compensation
Committee determined, based on FW Cook’s analysis, that the value of the annual stock grant should be increased by $10,000, from $155,000 to $165,000, and the additional annual cash retainer for the Independent Lead Director of the Board should be increased by $15,000, from $35,000 to $50,000. FW Cook did not recommend any changes to the structure of our non-employee director compensation program, which FW Cook has indicated is aligned with best practices, as set forth below.

Non-Employee Director Compensation Program Elements:
•Retainer-only cash compensation (i.e., no meeting fees)
•Total annual compensation mix slightly weighted in favor of stock versus cash
•Annual stock grants delivered as full value awards based on a fixed-value formula
•Immediate vesting that avoids entrenchment
•Robust stock ownership guidelines
•Flexible voluntary deferral provisions
•Annual total limit on stock and cash compensation in the stockholder approved stock plan
•No major benefits or perquisites other than modest charitable gift matching

Cash Retainers
For 2023, non-employee directors received:

Annual cash retainer	$105,000
Additional cash retainer for the Independent Lead Director of the Board	$50,000
Additional cash retainer for the Chairs of the Audit and Compensation Committees	$20,000
Additional cash retainer for the Chairs of the Executive, Finance, and Governance and Social Responsibility Committees	$15,000
Additional cash retainer for Audit Committee members, including the Chair	$10,000
Directors had the option to receive all or a portion of their annual cash retainer in the form of shares of Mattel common stock and/or defer receipt of all or a portion of their total cash retainer under the Mattel, Inc. Deferred Compensation Plan for Non-Employee
Directors (“Director DCP”), as described below under “Narrative Disclosure to Non-Employee Director Compensation Table –
Deferred Compensation Plan for Non-Employee Directors.” Each of our non-employee directors received his or her total cash retainer shortly after our 2023 Annual Meeting held on May 15, 2023, except Mr. Ng, who elected to defer his total cash retainer under the Director DCP.
For non-employee directors commencing service as a non-employee director other than at our annual meeting of stockholders, cash retainers are pro-rated from the date of commencement of service until the next annual meeting of stockholders. Prof. Hertz, who was elected by the Board as a non-employee director, effective March 29, 2023, also received a pro-rated cash retainer in
March 2023 based on the number of months (including partial months) from March 2023 to the date of the 2023 Annual Meeting.

42	Mattel, Inc.
Stock Compensation
For 2023, non-employee directors received:

Annual stock grant of deferred vested RSUs (intended fixed grant value)	$165,000
Each of our non-employee directors elected at our 2023 Annual Meeting received the annual grant of deferred vested RSUs on the
2023 Annual Meeting date. For non-employee directors commencing service on the Board other than at our annual meeting of stockholders, annual stock grants are pro-rated from the date of commencement of service until the next annual meeting of stockholders. Accordingly, Prof. Hertz received deferred vested RSUs with a value of $38,750 on March 29, 2023, in connection with her appointment to the Board. Each RSU represents a contingent right to receive one share of Mattel common stock. These
RSUs vest immediately, but a non-employee director generally will not receive actual shares of Mattel common stock in settlement of the RSUs until the earlier of the third anniversary of the grant date or the date he or she ceases to be a director. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs are settled in shares, we will pay the director cash equal to any cash dividends that he or she would have received if the RSUs had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to defer the receipt of the RSU shares under the Director DCP and, if they do so, any dividends paid on such shares are also deferred under the Director DCP in the form of Mattel stock equivalents.
The following table shows the compensation of the members of the Board who served at any time during 2023, other than Mr.
Kreiz, whose compensation as an executive officer is set forth in the Summary Compensation Table:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
R. Todd Bradley	115,000	165,005	—	280,005
Adriana Cisneros	105,000	165,005	12,500	282,505
Michael Dolan	190,000	165,005	—	355,005
Diana Ferguson	135,000	165,005	—	300,005
Prof. Noreena Hertz	131,250	203,755	7,500	342,505
Soren Laursen	105,000	165,005	7,500	277,505
Ann Lewnes	120,000	165,005	15,000	300,005
Roger Lynch	115,000	165,005	15,000	295,005
Dominic Ng	130,000	165,005	15,000	310,005
Dr. Judy Olian	105,000	165,005	15,000	285,005
(1)In addition to the annual retainer, the amount shown for Prof. Hertz also represents a pro-rated portion of the cash retainer in connection with her appointment to the Board on March 29, 2023.
For Mr. Ng, the amount shown was deferred under the Director DCP.
(2)Each of our non-employee directors received an annual stock grant of 8,594 RSUs under our Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “2010 Plan”). In
connection with her appointment to the Board in March 2023, Prof. Hertz also received an initial grant of 2,208 RSUs, representing a pro-rated portion of the annual stock grant. Amounts in this column represent the grant date fair value of such shares, computed in accordance with FASB ASC Topic 718, based on our closing stock price of $17.55 on March 29, 2023 and $19.20 on
May 15, 2023. The table below shows the aggregate number of stock awards outstanding for each of our non-employee directors as of December 31, 2023. Stock awards consist of vested but not settled RSUs and any deferrals of vested RSUs under the Director DCP. Our directors held no outstanding stock option awards as of December 31, 2023.

Name	Aggregate Stock Awards Outstanding as of December 31, 2023
R. Todd Bradley	22,976
Adriana Cisneros	35,577
Michael Dolan	22,976
Diana Ferguson	22,976
Prof. Noreena Hertz	10,802
Soren Laursen	22,976
Ann Lewnes	22,976
Roger Lynch	48,144
Dominic Ng	98,048
Dr. Judy Olian	22,976
(3) The “All Other Compensation” column reflects the charitable contributions made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants and Matching
Recommended Grants Program, as described below, for the applicable director.

2024 Proxy Statement	43
Narrative Disclosure to Non-Employee Director
Compensation Table
Recommended Grants and Matching Recommended Grants Program
Subject to certain limitations, each director may recommend that the Mattel Children’s Foundation (the “Foundation”) make grants of up to a total of $7,500 per year to one or more nonprofit public charities that help fulfill the Foundation’s mission of serving children in need. The Foundation also will match up to $7,500 per year for any personal charitable gifts made by the director, subject to certain limitations. This program may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family.
Deferred Compensation Plan for Non-Employee Directors
The Director DCP allows directors to defer their Board cash retainers and the common stock underlying their annual RSU grants.
Cash retainers deferred in the Director DCP are maintained in account balances that are deemed invested in one or more of a number of externally managed institutional funds that are similarly available under the executive Mattel, Inc. Deferred
Compensation and PIP Excess Plan. Cash retainers deferred into the Mattel Company Stock Fund in the Director DCP are deemed invested in Mattel stock equivalents, which accrue dividend equivalent rights in the same way as RSUs.
Distribution of amounts deferred under the Director DCP may be paid in a lump sum or in ten annual installments, with payment made or commencing in April following the year in which a director ceases service with the Board or the later of the year in which (i)
a director ceases service with the Board or (ii) the director achieves a specified age not to exceed 72. As of December 31, 2023, the following directors had the following aggregate number of Mattel stock equivalents in the Director DCP, including deferred RSU shares: Ms. Cisneros: 20,140; Ms. Ferguson: 6,843; Ms. Lewnes: 14,382; Mr. Lynch: 35,504; and Mr. Ng: 187,177.
Expense Reimbursement Policy
Mattel reimburses directors for expenses incurred while traveling for Board business and permits directors to use Company-
selected aircraft when traveling for Board business, as well as commercial aircraft, charter flights, and non-Mattel private aircraft.
These expenses are not considered perquisites, as they are limited to travel for Board business. In the case of travel by a non-
Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel for
Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs, or depreciation.
Non-Employee Director Stock Ownership
The Board has adopted guidelines regarding non-employee director stock ownership. Within five years of joining the Board, non-
employee directors must attain stock ownership equivalent in value to five times the annual cash retainer. For this purpose, Mattel common stock holdings are valued at the greater of acquisition value or current market value. Cash retainers and RSU shares deferred into the Mattel Company Stock Fund in the Director DCP receive credit and are valued at the current market value. Each of the Board members has met the targeted stock ownership level other than Prof. Hertz, who joined the Board in 2023, and Mr.
Genachowski and Ms. Ostroff, who each joined the Board in 2024, each of whom are within the five-year compliance period.

44	Mattel, Inc.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for the Year Ending December 31, 2024
The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s Independent Registered Public Accounting Firm.
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024. Representatives of PricewaterhouseCoopers LLP are expected to be present at the
2024 Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants is not required by our Restated Certificate of Incorporation, our Bylaws, or otherwise. However, the Board is submitting the selection of
PricewaterhouseCoopers LLP to the stockholders for ratification because we believe it is a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Mattel’s best interests and that of our stockholders.

2024 Proxy Statement	45
The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the
Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of
1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. The Report of the Audit
Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.
The Audit Committee’s responsibility is to assist the Board in its oversight of:
•The quality and integrity of Mattel’s financial reports;
•The independence, qualifications, and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;
•The performance of Mattel’s internal audit function; and
•The compliance by Mattel with legal and regulatory requirements.
Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process and internal control over financial reporting, including Mattel’s disclosure controls and procedures. PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed with management, the principal internal auditor of Mattel, and
PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2023, Management’s Report on
Internal Control Over Financial Reporting, and the Report of Independent Registered Public Accounting Firm.
PwC has expressed its opinion that Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2023 and 2022 and its results of operations and cash flows for each of the three years in the period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.
In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the
SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in executive sessions and in separate private sessions with management, including the Chief Executive Officer, the Chief Financial Officer, and/or the
Chief Legal Officer, the principal internal auditor, and PwC. Each of the Chief Executive Officer, the Chief Financial Officer, the
Chief Legal Officer, the principal internal auditor, and PwC has unrestricted access to the Audit Committee.
The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public
Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s communications with the Audit Committee concerning its independence from Mattel, and the Audit Committee has also discussed with PwC the firm’s independence from
Mattel.The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.
The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing, including the subject of auditor independence. As such, it is not the duty of the Audit
Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows, and are in conformity with accounting principles generally accepted in the United
States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:
•The integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;
•The accuracy of the financial and other information provided to the Audit Committee by such persons, professionals, or experts absent actual knowledge to the contrary; and
•Representations made by management or PwC as to any information technology services of the type described in Rule
2-01(c)(4)(ii) of the SEC’s Regulation S-X and other non-audit services provided by PwC to Mattel.
Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
AUDIT COMMITTEE
Diana Ferguson (Chair), Julius Genachowski, Soren Laursen, and Dominic Ng
March 20, 2024

46	Mattel, Inc.
The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PwC for fiscal years 2023 and 2022:

Fees	2023 ($)	2022 ($)
Audit fees(1)	9,577,000	8,583,000
Audit-related fees(2)	95,000	276,000
Tax fees(3)	1,523,000	2,097,000
All other fees(4)	18,000	18,000
Total	11,213,000	10,974,000
(1)Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents, and statutory audits required internationally.
(2)Audit-related fees consisted primarily of fees related to employee benefit plans, compliance audits, and other agreed upon procedures.
(3)Tax fees principally included (i) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds, and tax payment-planning services)
of $820,000 for 2023 and $849,000 for 2022, and (ii) other tax advice, tax consultation, and tax planning services of $703,000 for 2023 and $1,248,000 for 2022.
(4)All other fees consisted of software license fees.
The Audit Committee charter provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.
In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services, and all other services and provides that:
•The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;
•The Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;
•Requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit
Committee by both the independent registered public accounting firm and the CFO and Corporate Controller or Senior Vice
President, Tax (for tax services), and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC and PCAOB on auditor independence;
•The Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and
•The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.
All services provided by our independent registered public accounting firm in 2023 and 2022 were pre-approved in accordance with the Audit Committee’s Pre-Approval Policy.

2024 Proxy Statement	47

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)
The Board recommends a vote FOR approval of the executive compensation of Mattel’s named executive officers.
We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as described in the
Compensation Discussion and Analysis and set forth in the executive compensation tables and narrative discussion on pages 50 through 81.
The Board believes that the information provided in the Compensation Discussion and Analysis and the executive compensation tables and narrative discussion demonstrates that our executive compensation programs are designed appropriately, emphasize pay-for-performance, and continue to align senior executives’ interests with stockholders’ interests to support long-term stockholder value creation.
The Board has determined to hold a “Say-on-Pay” advisory vote every year. In accordance with this determination and Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our stockholders to approve the following advisory resolution at the 2024 Annual Meeting:
“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, executive compensation tables, and narrative discussion of this Proxy Statement.”
The “Say-on-Pay” vote is advisory and, therefore, not binding on Mattel, the Compensation Committee, or the Board. Although non-
binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. At our 2023 Annual Meeting, stockholders approved, on an advisory basis, a frequency of every year for casting “Say-on-Pay” votes. We currently hold “Say-on-Pay” votes every year and expect the next “Say-
on-Pay” vote after the 2024 Annual Meeting will be held at our 2025 Annual Meeting.

48	Mattel, Inc.
The current executive officers of Mattel are as follows:

Name	Age	Position	Executive Officer Since
Ynon Kreiz(1)	59	Chairman of the Board and Chief Executive Officer	2018
Anthony DiSilvestro	65	Chief Financial Officer	2020
Steve Totzke	54	President and Chief Commercial Officer	2020
Jonathan Anschell	56	Executive Vice President, Chief Legal Officer, and Secretary	2021
Roberto Isaias	56	Executive Vice President and Chief Supply Chain Officer	2019

Anthony DiSilvestro Chief Financial Officer
Mr. DiSilvestro has been Chief Financial Officer since August 2020. From May 2014 to September
2019, he served as Senior Vice President and Chief Financial Officer of Campbell Soup Company, a
manufacturer and marketer of branded food and beverage products. Mr. DiSilvestro held several leadership roles at Campbell Soup Company from 1996 to 2014, including Senior Vice President –
Finance, Vice President – Controller, Vice President – Finance and Strategy, Campbell International,
Vice President – Strategic Planning and Corporate Development, Vice President – Finance, North
America Division, and Vice President and Treasurer. Earlier in his career, Mr. DiSilvestro held leadership roles at Scott Paper Company and the Continental Group.

Steve Totzke President and Chief Commercial Officer
Mr. Totzke has been President and Chief Commercial Officer since April 2022. From July 2018 to March
2022, he served as Executive Vice President and Chief Commercial Officer. From February 2016 to July
2018, he served as Executive Vice President and Chief Commercial Officer – North America. From May
2014 to February 2016, he served as Senior Vice President, Sales and Shopper Marketing, and from
April 2012 to May 2014, he served as Senior Vice President, U.S. Sales. From January 2010 to April
2012, he served as Vice President and General Manager, Australia, and from February 2008 to
December 2009, he served as General Manager, Australia/New Zealand. Prior to that, he served as
Senior Director of Sales and Vice President, Canada.

Jonathan Anschell EVP, Chief Legal Officer, and Secretary
Mr. Anschell has been Executive Vice President, Chief Legal Officer, and Secretary since January
2021. From December 2019 to December 2020, he served as Executive Vice President and General
Counsel, ViacomCBS Media Networks, a mass media company. From January 2016 to December
2019, he served as Executive Vice President, Deputy General Counsel and Secretary of CBS
Corporation. From September 2004 to December 2019, he served as Executive Vice President and
General Counsel of CBS Broadcasting Inc. Prior to that, Mr. Anschell was a partner with the law firm
White O’Connor Curry.

Roberto Isaias EVP and Chief Supply Chain Officer
Mr. Isaias has been Executive Vice President and Chief Supply Chain Officer since February 2019. From
April 2014 to February 2019, he served as Senior Vice President and Managing Director Latin America.
From December 2011 to April 2014, he served as Senior Vice President and General Manager Latin
America (except Brazil). From September 2007 to December 2011, he served as Vice President and
General Manager Mexico. From March 2005 to September 2007, he served as General Manager Latin
America – South Cone (Chile, Argentina, Peru, Uruguay, Paraguay, and Bolivia). From August 2002 to
March 2005, he was Senior Sales & Trade Marketing Director – Mexico. From August 2001 to August
2002, he served as Head of Commercial for Traditional Trade at Procter & Gamble Mexico. Prior to that, he served as Associate Director for the Modern Trade, Drug Distributors, and Key Regions at Procter &
Gamble Mexico. Mr. Isaias’ full legal name is Roberto J. Isaias Zanatta.

(1)Information regarding Mr. Kreiz is provided in the “Proposal 1 – Election of Directors” section of this Proxy Statement.

2024 Proxy Statement	49
2023 Named Executive Officers
Our fiscal year 2023 Named Executive Officers, or NEOs, were:

Ynon Kreiz	Anthony DiSilvestro	Steve Totzke	Jonathan Anschell	Roberto Isaias
Chairman and Chief Executive Officer	Chief Financial Officer	President and Chief Commercial Officer	EVP, Chief Legal Officer, and Secretary	EVP and Chief Supply Chain Officer
Per SEC rules, Richard Dickson, our former President and Chief Operating Officer, was also an NEO for fiscal year 2023.
2023 Business Overview
2023 was a milestone year for Mattel. We extended our leadership in our key toy categories and gained market share overall, achieved extraordinary success with the Barbie movie, and further strengthened our financial position.
Full year Net Sales were comparable to the prior year, with growth in three of four regions,1 Gross Margin expansion, and a significant increase in cash flow. We ended 2023 with the strongest balance sheet we have had in years, and with more resources to continue to execute our strategy. We achieved an investment grade credit rating, resumed share repurchases for the first time since 2014, and repurchased $203 million of our common stock in 2023. Aligned with our capital allocation priorities,
Mattel’s Board of Directors approved a new $1 billion dollar share repurchase program in early 2024.
We continued to improve operations in 2023 and successfully concluded the Optimizing for Growth cost savings program, which achieved total annualized gross cost savings of $343 million between 2021 and 2023. In February 2024, we announced a new
Optimizing for Profitable Growth cost savings program, which will target an additional $200 million of annualized gross cost savings between 2024 and 2026.
(1) Excludes American Girl

50	Mattel, Inc.
Key Elements of Our 2023 Executive Compensation Programs

Compensation Components	Characteristics	2023 Actions/Results

Base Salary	•Provide fixed cash compensation based on individual role, skill set, market data, performance, criticality to the Company, and internal pay equity
Increased 2023 base salaries for
certain NEOs, in recognition of
outstanding performance and criticality
to the Company, supported by
competitive market practices based on
data provided by FW Cook, as
discussed on page 54.

Annual Cash Incentive (MIP)
•Incentivize and motivate senior executives to achieve
our short-term strategic and financial objectives that we
believe will drive long-term stockholder value
•Our 2023 MIP financial measures focused on improving
profitability, accelerating topline growth, and improving
our working capital position. The 2023 MIP was
structured as follows:
◦65% MIP-Adjusted EBITDA Less Capital Charge
◦20% MIP-Adjusted Net Sales
◦15% MIP-Adjusted Gross Margin
◦Multiplier based on Individual Performance

Increased Mr. Kreiz’s 2023 target MIP
opportunity in recognition of the
criticality and impact of his role as
Chairman & CEO, supported by
competitive market practices based on
data provided by FW Cook and our
pay-for-performance philosophy, as
discussed on page 54. The Company
financial earnout for the 2023 MIP was
156.2% of target opportunity, as
discussed on page 53.

Stock-Based Long-Term Incentives (LTIs)	•Aimed at focusing our senior executives on achieving our key long-term financial objectives, while rewarding relative growth in stockholder value that is sustained over several years	Increased 2023 LTI values for Mr. Kreiz and the other NEOs, supported by competitive market practices based on data provided by FW Cook and our pay-for-performance philosophy, as discussed on page 57.

•Performance Units
•Incentivize and motivate senior executives to achieve
key long-term financial objectives and stock price
outperformance
•The Performance Units granted under the three-year
LTIP cycles are structured as follows:
◦Three-Year Cumulative Adjusted Free Cash Flow
◦Multiplier based on Three-Year Relative TSR vs. S&P
500 constituents
The earnout for the 2021-2023 LTIP was 101% of target Performance Units granted, as discussed on page 59.

•Stock Options	•Align senior executives’ interests with stockholders’ interests and drive focus on increasing long-term stockholder value •Vest in annual installments over three years and have ten-year-terms

•RSUs	•Encourage senior executive stock ownership •Support stockholder-aligned retention •Vest in annual installments over three years

2024 Proxy Statement	51
Pay-For-Performance Philosophy
Our executive compensation programs reflect our pay-for-performance philosophy.
The guiding principles of our executive compensation programs include:
•Paying for performance
•Aligning executives’ financial interests with stockholders’ interests
•Attracting and retaining the best talent
•Upholding compensation governance best practices
•Recognizing leadership behaviors that support Mattel’s purpose, mission, strategy, and values
The Compensation Committee has designed our executive compensation programs so that a significant percentage of annual compensation is performance-based and at risk, with incentive earnouts based on Company financial, individual, and stock price performance. Further, a large portion of this performance-based annual compensation is delivered in the form of stock-based incentives, rather than cash, which motivates our executives to think and act like owners, rewarding them when value is created for stockholders. Our compensation programs are designed to recruit, incentivize, and retain the best talent in the industry and promote alignment with stockholders’ interests by creating incentives for long-term performance and stockholder value creation.
Pay-For-Performance
In 2023, our executive compensation decisions and programs continued to reflect our commitment to pay-for-
performance and compensation governance best practices.
Our compensation programs continued to reflect our commitment to pay-for-performance and long-term stockholder value creation by emphasizing at risk performance-based compensation in the form of an annual cash incentive (MIP) and annual LTIs.
As a result, our CEO’s annual target TDC continued to be delivered primarily in the form of performance-based LTIs, with an entirely performance-based annual LTI mix of 75% Performance Units and 25% stock options, unchanged from last year. Our other
NEOs continued to receive an annual LTI mix of 50% Performance Units, 25% stock options, and 25% RSUs, subject to our
Choice Program discussed below. The chart below shows the 2023 target TDC* mix for our CEO, and the average 2023 target
TDC* mix for our other NEOs:
Significant Portion of 2023 Target TDC* At Risk

CEO	Other NEOs**
*2023 target TDC is the sum of 2023 year-end annual base salary, MIP target incentive opportunity, and annual LTIs (i.e., grant value of Performance Units granted under the 2023-2025 LTIP, stock options, and RSUs).
**In light of Mr. Dickson’s departure in August 2023, this chart excludes his compensation.

52	Mattel, Inc.
91%
Performance-
Based
77%
Performance-
Based
2023 Pay Outcomes Reflect Our Pay-For-Performance Philosophy
MIP
2023 MIP earnout reflects successful execution of financial and operating plan that over-delivered on our profitability and operational targets.
Outcomes of our compensation programs in 2023 reflect the successful execution of our financial and operating plan. Despite a challenging retail inventory headwind and a toy industry decline during the year, we over-delivered on our MIP-Adjusted EBITDA
Less Capital Charge* target by significantly reducing owned inventory levels, which drove improved working capital performance.
We also exceeded our MIP-Adjusted Gross Margin* target, driven by cost savings, pricing, and the Barbie movie. With retail inventory headwinds, MIP-Adjusted Net Sales* performance was slightly below target.
For our NEOs, the 156.2% Company financial performance earnout under the MIP was based on near-maximum achievement against the goal for MIP-Adjusted EBITDA Less Capital Charge and above-target achievement against the 2023 MIP-Adjusted
Gross Margin goal. MIP-Adjusted Net Sales was slightly below target. The Company financial earnout was then adjusted by a multiplier (“Individual Performance Multiplier”) of 0% to 125% based on our CEO’s assessment of each executive’s performance, and the Compensation Committee’s assessment of our CEO’s performance, against pre-established individual goals linked to the execution of our strategy. For 2023, the Individual Performance Multiplier for our CEO was 125% and for our other NEOs ranged from 110% to 125%. Please see “2023 Individual Performance Assessments” on page 56.

Company Financial Earnout of 2023 MIP Target Opportunity: 156.2%

LTIP
2021-2023 LTIP earnout reflects continued significant improvement in Adjusted Free Cash Flow* generation, offset by our stock price performance, over the three-year performance period.
By continuing to improve profitability over the three-year performance period under our 2021-2023 LTIP, we achieved three-year cumulative Adjusted Free Cash Flow* of $1,431 million, resulting in an above-target performance earnout of 130%. Our relative
TSR over the three-year performance period was at the 33rd percentile of the S&P 500 constituents, resulting in a TSR multiplier of
78%, and a total earnout of 101% of target Performance Units granted.

Earnout of 2021-2023 LTIP Target Performance Units: 101%
*MIP-Adjusted EBITDA Less Capital Charge, MIP-Adjusted Gross Margin, MIP-Adjusted Net Sales, and Adjusted Free Cash Flow are non-GAAP measures under the
SEC’s rules. These measures are an integral part of the pre-established plan parameters for the MIP and LTIP, which were approved by the Compensation
Committee and are intended to ensure that events outside the control of management do not unduly influence the achievement of the performance measures, and that employees are not penalized or benefited by the impact of unusual items that are unforeseeable or unquantifiable at the time the respective plan parameters are set, while also aligning them with stockholders’ interests. Please see “Management Incentive Non-GAAP Financial Measures” on page 103 for definitions of these measures and a description of the adjustments under the MIP and LTIP.
Stockholder Input and 2023 “Say-on-Pay” Advisory Vote
As part of its annual compensation review process, the Compensation Committee carefully considers both the input received from stockholders on our executive compensation programs through our ongoing and active stockholder engagement program and the results of our annual “Say-on-Pay” vote. Last spring, our “Say-on-Pay” proposal received the support of over 99% of the votes cast.
In addition, over the course of the year, we engaged with stockholders representing approximately 56% of our outstanding shares on governance and other matters, during which such stockholders expressed their general support for the current design and structure of our executive compensation programs. We believe our stockholders’ support for Mattel’s executive compensation programs reflects our continued focus on closely aligning pay with performance and maintaining compensation governance best practices. Going forward, the Compensation Committee will continue to prioritize input from our stockholders when considering potential refinements to Mattel’s executive compensation programs. For more information on Mattel’s ongoing and active stockholder engagement program, see “Proxy Summary – Ongoing Stockholder Engagement Program” above.

2024 Proxy Statement	53
Elements of Compensation
Base Salary
The base salary component of our annual executive compensation provides fixed cash compensation based on individual role, skill set, market data, performance, criticality to the Company, and internal pay equity.
2023 Pay Decisions
The Compensation Committee approved annual base salary increases of 12% to $700,000 for Mr. Isaias and 7% to $750,000 for
Mr. Anschell, as supported by competitive market practices data provided by FW Cook and in recognition of outstanding performance and criticality to the Company.
The base salaries of all other NEOs, including our CEO, remained unchanged for 2023. The Compensation Committee made this determination based on a review of competitive market practices data provided by FW Cook.
Annual Cash Incentive
Our annual cash incentive plan, the MIP, provides our NEOs and approximately 8,200 other global employees with the opportunity to earn annual cash incentive compensation based on achievement of the Company’s short-term strategic and financial objectives, as well as individual goals, that are intended to drive long-term stockholder value creation. A comprehensive performance assessment against the pre-established individual goals for each of our NEOs differentiates performance and encourages accountability by linking pay to the execution of our strategy not otherwise rewarded or incentivized in the MIP financial measures.
These goals also are linked to our objective to amplify our culture and purpose through responsible leadership, including by advancing our ESG priorities, strategy, and goals. The guiding principles of the MIP include:
•Linking pay to financial and individual performance, resulting in a meaningful portion of compensation at risk based on financial and individual success
•Incentivizing and motivating employees to achieve our short-term strategic and financial objectives on an annual basis, which we believe over time will drive long-term stockholder value creation
•Providing a competitive target annual cash incentive opportunity to attract and retain key talent
•Promoting team orientation by encouraging collaboration across the organization to achieve Company-wide objectives
•Providing appropriate payout levels for threshold to maximum performance
2023 MIP Payout Formula

Target Opportunity ($)	x	Financial Performance Earnout (%)	x	Individual Performance Multiplier (%)	=	MIP Payout ($)*

*NEOs’ payouts could not exceed 200% of MIP target opportunity and were subject to a profitability-based funding requirement based on achievement of the MIP-Adjusted EBITDA component of
MIP-Adjusted EBITDA Less Capital Charge. MIP-Adjusted EBITDA threshold performance of $787 million was required to trigger funding of the MIP, which was achieved.
2023 MIP Target Opportunity
The Compensation Committee conducted a robust analysis of competitive market practices in conjunction with its independent compensation consultant, FW Cook, taking into consideration market data and the criticality and significant impact of Mr. Kreiz’s role as Chairman and CEO. The Committee determined to increase Mr. Kreiz’ MIP target opportunity from 150% to 200% of base salary in 2023, supported by competitive market practices based on data provided by FW Cook and our pay-for-performance philosophy. There were no other changes to 2023 MIP target opportunities for our other NEOs.

Name and Position	2023 MIP Target Opportunity as a % of Base Salary
Ynon Kreiz, Chairman and Chief Executive Officer	200
Anthony DiSilvestro, Chief Financial Officer	100
Steve Totzke, President and Chief Commercial Officer	80
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	70
Roberto Isaias, EVP and Chief Supply Chain Officer	70
Richard Dickson, Former President and Chief Operating Officer*	-
* In connection with Mr. Dickson’s voluntary termination of employment in August 2023, he was not eligible to earn a payout under the 2023 MIP.

54	Mattel, Inc.
2023 MIP Financial Performance Measures & Weightings
To align with our strategic priorities, the Compensation Committee approved an annual cash incentive design under the MIP with the following performance measures and weightings:

Why This Measure Was Chosen

65% MIP-Adjusted EBITDA Less Capital Charge Directly linked to our strategic priority of continuing to improve profitability

20% MIP-Adjusted Net Sales Directly linked to our strategic priority of accelerating topline growth

15% MIP-Adjusted Gross Margin Balances our approach to profitable growth, aligning with our cost savings programs
The amount that could be earned under each financial measure was 35% of target for threshold performance, 100% for target performance, and 200% of target for maximum performance, with linear interpolation between such performance levels, however, no amount could be earned under any individual financial measure if we failed to achieve threshold performance for such measure.
In addition, no amount could be earned under the MIP unless Mattel achieved MIP-Adjusted EBITDA threshold performance of
$787 million, which was achieved.
2023 MIP Financial Performance Goals and Results
The Compensation Committee set the Company’s 2023 financial measure performance goals and performance bands (range of threshold and maximum goals from target) as follows:
•The 2023 MIP-Adjusted EBITDA Less Capital Charge target goal was set at $571 million, with a performance band range of +
$95 million / - $127 million, which was $50 million higher than the 2022 result of $521 million.
•The 2023 MIP-Adjusted Net Sales target goal was set at $5,405 million, with a performance band range of + 4% / - 5.25%, compared to the 2022 result of $5,476 million, due to the anticipated impact of inflation at the time the goal was established.
•The 2023 MIP-Adjusted Gross Margin target goal was set at 46.9%, with a performance band range of + 125bps / - 150 bps, which was 100 basis points higher than the 2022 result of 45.9%.
In setting the above goals, the Compensation Committee focused on establishing financial performance targets under the MIP that would be challenging but achievable under then-current economic assumptions and conditions. Specifically, the Compensation
Committee was intentional in the use of adjusted financial measures to exclude stock-based compensation from the metric calculations, to accurately measure management’s actions to drive growth. We believe this adjustment is appropriate and generally understood by our stockholders as helping to present the most accurate illustration of Mattel’s underlying operating and financial performance.

2024 Proxy Statement	55
The following table sets forth the pre-established threshold, target, and maximum performance goals and weightings, and the performance results, for the 2023 MIP financial measures:

Financial Measure	Weighting	Threshold (35% earned)	Target (100% earned)	Max (200% earned)	% Earned before weighting	% Earned after weighting
MIP-Adjusted EBITDA Less Capital Charge*	65%				180.5%	117.3%
MIP-Adjusted Net Sales*	20%				92.4%	18.5%
MIP-Adjusted Gross Margin*	15%				135.8%	20.4%
TOTAL EARNED						156.2%
($ in millions)
*The table above reflects Mattel’s 2023 performance with respect to MIP-Adjusted EBITDA Less Capital Charge, MIP-Adjusted Net Sales, and MIP-Adjusted Gross
Margin, which are non-GAAP measures under the SEC’s rules. These measures are an integral part of the pre-established plan parameters for the MIP, which were approved by the Compensation Committee and are intended to ensure that events outside the control of management do not unduly influence the achievement of the performance measures, and that employees are not penalized or benefited by the impact of unusual items that are unforeseeable or unquantifiable at the time the plan parameters are set, while aligning them with stockholders’ interests. Please see “Management Incentive Non-GAAP Financial Measures” on page 103 for definitions of these measures and a description of the adjustments under the MIP.
2023 Individual Performance Assessments
For each of our NEOs, the Company financial performance earnout under the MIP was then adjusted by an Individual Performance
Multiplier of 0% to 125%:
•0% earned for Missed Expectations rating
•90% earned for Approached Expectations rating
•100% earned for Accomplished Expectations rating
•110% earned for Above Expectations rating
•125% earned for Exceeded Expectations rating
In no event, however, could an NEO’s payout exceed 200% of target MIP opportunity.
As in prior years, the Compensation Committee utilized pre-established individual goals in order to ensure a comprehensive performance assessment of our NEOs, differentiate individual performance, and encourage accountability. The individual goals included key actions linked to the execution of our strategy not otherwise rewarded or incentivized in the MIP financial measures. In addition, the Compensation Committee measured NEO performance against individual goals linked to our objective to amplify our culture and purpose through responsible leadership, including by advancing our ESG priorities, strategy, and goals.
In an executive session, without the presence of our CEO, Mr. Kreiz, or management, the Compensation Committee evaluated Mr.
Kreiz’s 2023 performance and, with input from FW Cook, our independent compensation consultant, determined his performance rating and associated Individual Performance Multiplier. The Committee took into consideration, among other key results, Mr.
Kreiz’s leadership in:
•capturing the full value of the Company’s IP through expanded entertainment offerings in film and television, notably with the
Barbie movie;
•growing market share and extending Mattel’s leadership in its key toy categories; achieving an investment grade credit rating;
•completing the 2021-2023 Optimizing for Growth cost savings program, which achieved total annualized gross cost savings of
$343 million, above our initial target of $250 million and revised target of $300 million;
•execution of over $200 million in share repurchases and ending the year with over $1.2 billion in cash; and
•advancing the Company’s citizenship strategy, goals and initiatives, including by serving as Chair of Mattel’s ESG Executive
Council and fostering workplace excellence, resulting in numerous recognitions and awards from leading publications and institutions.

56	Mattel, Inc.
Our CEO performed an assessment of each NEO’s 2023 performance against their individual goals. He presented his assessments and recommendations regarding performance ratings and associated Individual Performance Multipliers to the
Compensation Committee, who concurred with the CEO’s assessments and recommendations, taking into consideration, among other key results, the following accomplishments for each NEO:
•Mr. DiSilvestro’s leadership in achieving continued improvement in profitability, generating significant free cash flow executing the Optimizing for Growth cost savings program advancing key finance organization initiatives; and advancing the Company’s citizenship strategy, goals, and initiatives, including by serving on Mattel’s ESG Executive Council and supporting the publication of Mattel’s 2022 Citizenship Report.
•Mr. Totzke’s leadership in growing toy market share; expanding franchise brands, content, and consumer products, including the successful launch of new product lines; expanding e-commerce and advancing direct-to-consumer channel; and advancing the Company’s citizenship strategy, goals, and initiatives, including by serving as a Mattel Children’s Foundation Board member and instilling the Company’s values across the global commercial organization.
•Mr. Anschell’s leadership in supporting key Company initiatives, including overseeing the legal aspects of more than 165 consumer product licensing partnerships tied to the Barbie movie, optimizing department operations, including enhancing key capabilities in support of capturing the full value of the Company’s IP, and reducing outside legal spend; and advancing the
Company’s citizenship strategy, goals, and initiatives, including by launching a departmental pro bono program to deliver legal and volunteer services to communities in need; and supporting the publication of Mattel’s 2022 Citizenship Report.
•Mr. Isaias’ leadership in driving working capital performance by achieving a high and timely match rate of supply to demand;
growing market share, optimizing the Company’s supply chain footprint, achieving significant cost savings under the Optimizing for Growth cost savings program; and advancing the Company’s citizenship strategy, goals and initiatives, including by leading
Mattel’s sustainability and social impact function as well as the publication of Mattel’s 2022 Citizenship Report.
The following table summarizes the resulting incentive earnouts expressed as a percentage of target MIP opportunity, and the cash incentive payouts under the MIP:

Name and Position	Financial Performance Earnout (%)	Individual Performance Multiplier (%)	Total % of Target MIP Opportunity Earned (%)	MIP Payout ($)
Ynon Kreiz, Chairman and Chief Executive Officer	156.2	125	195.25	5,857,500
Anthony DiSilvestro, Chief Financial Officer	156.2	110	171.82	1,546,380
Steve Totzke, President and Chief Commercial Officer	156.2	125	195.25	1,249,600
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	156.2	110	171.82	902,055
Roberto Isaias, EVP and Chief Supply Chain Officer	156.2	125	195.25	956,725
Stock-Based Long-Term Incentives
Our LTIs are stock-based and aimed at focusing our senior executives on achieving our key long-term financial objectives, while rewarding relative growth in stockholder value that is sustained over several years. We believe our stock-based LTIs align our senior executives’ interests with stockholders’ interests, emphasize long-term stockholder value creation, and provide important retention value.
Our 2023 portfolio approach to LTIs was comprised of three components:

Performance Units
Performance Units are
granted under our LTIP
and earned based on the
Company’s performance
against a three-year
financial performance
measure, modified by our
relative TSR over the
three-year performance
period.

Stock Options
Stock options have value only with
stock price appreciation and
continued service over time, thereby
aligning senior executives’ interests
with stockholders’ interests. Our stock
options vest in installments on each of
the first three anniversaries of the
grant date and have ten-year terms,
subject to continued service through
such date.

RSUs
RSUs assist in meeting stock ownership
requirements and serve as a stockholder-aligned
retention tool. Our RSUs vest in installments on
each of the first three anniversaries of the grant
date, subject to continued service through
such date.
Our CEO does not receive RSUs, as his LTI mix is
entirely performance-based and at risk with 75%
Performance Units and 25% stock options.

We do not provide dividend equivalents on these stock options or RSUs.

2024 Proxy Statement	57
2023 LTI Mix
To emphasize pay-for-performance alignment and incentivize long-term stockholder value creation, the Compensation Committee determined in February 2023 to continue to provide our CEO with an LTI mix entirely performance-based and at risk with 75%
Performance Units, 25% stock options, and no RSUs. The Compensation Committee also determined that the 2023 LTI mix for each other senior executive would be composed of 50% Performance Units with the remaining 50% allocated to stock options and
RSUs, subject to our Choice Program discussed below. This represents the same annual LTI mix as last year’s program.
In 2023, pursuant to our Choice Program, senior executives (other than our CEO) were given the ability to make an election prior to the grant date to allocate the grant value of the time-based portion of their 2023 LTI mix to a self-selected mix of stock options and
RSUs in 25% increments (representing 12.5% of 2023 LTIs). Under our Choice Program, of the 50% allocated to stock options and
RSUs, our CFO and Presidents were required to allocate at least 25% of such value to the stock option portion.
2023 LTI Values
2023 LTI values reflect changes over 2022 as a result of the Compensation Committee’s analysis of competitive market practices alongside its independent compensation consultant, FW Cook, taking into consideration market data and our guiding pay-for-
performance philosophy. Mr. Dickson forfeited his 2023 LTI awards in connection with his voluntary termination of employment in
August 2023.
Annual stock awards were granted to the NEOs (and other grant-eligible employees) on April 28, 2023. This grant date aligns with the timing of our LTIP goal setting and our total pay strategy, while also ensuring that the grant occurs during an open trading window under Mattel’s Insider Trading Policy.
The following table summarizes the 2023 LTI values set and granted by the Compensation Committee and reflects the allocation of
Performance Units granted under the 2023-2025 LTIP, as well as stock option and RSU grants for eligible participants under our
Choice Program discussed above:

Name and Position	2023-2025 Performance Units ($)	2023 Stock Options ($)	2023 RSUs ($)	2023 Total LTI Value ($)
Ynon Kreiz, Chairman and Chief Executive Officer	8,559,375	2,853,125	—	11,412,500
Anthony DiSilvestro, Chief Financial Officer	1,375,000	343,750	1,031,250	2,750,000
Steve Totzke, President and Chief Commercial Officer	1,100,000	275,000	825,000	2,200,000
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	715,000	—	715,000	1,430,000
Roberto Isaias, EVP and Chief Supply Chain Officer	770,000	—	770,000	1,540,000
Richard Dickson, Former President and Chief Operating Officer*	3,025,000	756,250	2,268,750	6,050,000
*Mr. Dickson forfeited his 2023 LTI awards in connection with his voluntary termination of employment in August 2023.
Long-Term Incentive Program (LTIP)
In March 2023, the Compensation Committee approved the design of the 2023-2025 LTIP consistent with prior LTIP cycles, employing three-year cumulative Adjusted Free Cash Flow as the financial measure and a three-year relative TSR multiplier.
LTIP Payout Formula

Target Performance Units Granted (#)	×	Three-Year Cumulative Adjusted Free Cash Flow Performance Earnout (%)	×	Three-Year Relative TSR Performance Multiplier (%)	=	LTIP Payout (#)

The earnout percentage resulting from the three-year cumulative Adjusted Free Cash Flow performance measure is 37% for threshold performance, 100% for target performance, and 150% for maximum performance, with linear interpolation between such performance levels. No amount can be earned under the LTIP for below threshold performance for the Adjusted Free Cash Flow measure. The Adjusted Free Cash Flow earnout percentage will then be adjusted based on our relative three-year TSR performance versus the S&P 500 constituents, with a multiplier ranging from 67% for performance at or below the 25th percentile to 133% for performance at or above the 75th percentile, and linear interpolation between such performance levels. The relative
TSR performance measure continues to provide a balance between absolute and relative performance measures in the LTIP. No amount can be earned above 200% of target Performance Units granted, consistent with the MIP, and the minimum amount that can be earned based on threshold performance is 25% of target Performance Units granted (unless threshold performance for the
Adjusted Free Cash Flow measure is not achieved, in which case no amount can be earned).

58	Mattel, Inc.
The outstanding Performance Units have dividend equivalent rights that are converted to shares of Mattel common stock only when and to the extent the underlying Performance Units are earned and paid. Dividend equivalents are accumulated in shares of stock attributed to each Performance Unit based upon the number of shares earned, assuming each dividend is reinvested in shares at the closing stock price on the ex-dividend date and participate in future dividend distributions for all dividends during the three-year performance period.
2021-2023 LTIP Financial Performance Goals and Results
By continuing to improve profitability, we achieved three-year cumulative Adjusted Free Cash Flow of $1,431 million, exceeding the target goal of $1,251 million and resulting in an above-target earnout of 130% for the three-year performance period ended
December 31, 2023. As of the end of the performance period, our relative TSR was at the 33rd percentile of the S&P 500 constituents, resulting in a TSR multiplier of 78%, and a total earnout of 101% of target Performance Units granted.

Financial Measure	Threshold (37% Earned)	Target (100% Earned)	Max (150% Earned)	% Earned
Three-Year Cumulative Adjusted Free Cash Flow*				130%
($ in millions)

	Effect of Relative TSR Multiplier
Mattel TSR Relative to S&P 500	≤25th	50th	≥75th	33rd
TSR Multiplier	67%	100%	133%	78%
Total Earned				101%
*Adjusted Free Cash Flow is a non-GAAP measure under the SEC’s rules. This measure is an integral part of the pre-established plan parameters for the LTIP, which were approved by the Compensation Committee and are intended to ensure that events outside the control of management do not unduly influence the achievement of the performance measure, and that employees are not penalized or benefited by the impact of unusual items that are unforeseeable or unquantifiable at the time the plan parameters are set, while also aligning with stockholders’ interests. Please see “Management Incentive Non-GAAP Financial Measures” on page 103 for a description of the adjustments under the LTIP.
The Compensation Committee approved financial performance goals for the 2021-2023 LTIP that were expected to be challenging, but achievable, at the time of grant and required meaningful Free Cash Flow growth over the three-year performance period.
The following table summarizes the 2021-2023 LTIP payout:

Name	Target Performance Units Granted	LTIP Earnout (Shares Earned)
Ynon Kreiz, Chairman and Chief Executive Officer	327,368	330,643
Anthony DiSilvestro, Chief Financial Officer	45,832	46,290
Steve Totzke, President and Chief Commercial Officer	43,649	44,085
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	28,372	28,656
Roberto Isaias, EVP and Chief Supply Chain Officer	22,916	23,145
Richard Dickson, Former President and Chief Operating Officer*	98,210	85,416
*In connection with Mr. Dickson's voluntary termination of employment in August 2023, and in accordance with the 2010 Plan, Mr. Dickson's payout under the 2021-2023 LTIP was pro-rated based on the number of full months in the three-year performance period through his termination of employment date.
Other Forms of Compensation
Perquisites and Other Personal Benefits
We offer the following perquisites to our NEOs to attract and retain key executive talent:
•Car Allowance – We provide a monthly car allowance to allow our senior executives to fulfill their job responsibilities that involve travel to the offices of customers and business partners. The monthly amount of the allowance is a set amount based on the executive’s job level. We provide the use of a Company car instead of a car allowance to our CEO.
•Financial Counseling and Tax Return Services – We provide to our CEO and CFO an annual reimbursement of up to $10,000 for financial counseling and tax return preparation services through a company of the executive’s choice. We believe that providing these services gives our most senior executives a better understanding of their compensation and benefits, allowing them to focus their attention on Mattel’s future success.

2024 Proxy Statement	59
•Executive Physical – We provide our senior executives with comprehensive executive physical examinations and diagnostic services, which we believe help ensure the health of our executives and provide a retention tool at a reasonable cost to Mattel.
•Relocation Assistance – We provide relocation assistance to newly hired and current senior executives who must relocate to accept our job offer or a new role within Mattel. Such relocation assistance is generally pursuant to Mattel’s relocation program, which is designed to cover the costs directly resulting from the Company-requested relocation, including travel, shipment of household goods, two months of temporary housing, and participation in a home sale program (which covers certain costs, but not loss, on the sale of the executive’s home). On limited occasions, in order to recruit new hires or promote or transfer into new positions, we will provide additional, special relocation payments. None of our NEOs received relocation assistance in 2023.
The executives are required to repay all or a portion of the relocation program benefits and payments if they resign or their employment is terminated for cause within one year or two years of the relocation date, respectively. Our relocation program and special relocation payments benefit Mattel, are business-related, and are primarily intended to eliminate or lessen the expenses that the executive incurs as a result of the Company’s request to relocate. These benefits are important tools for us to recruit and retain key management talent and allocate our talent as best fits Mattel’s needs.
In addition, in 2023, the Company provided limited personal security services to Mr. Kreiz, and Mr. Kreiz’s family accompanied him on a return flight from a business trip at no additional cost to the Company.
Retirement Plans
Our NEOs participate in the same broad-based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits to promote tax efficiency or to replace benefit opportunities that are not available to executives because of regulatory limits. This includes the Mattel, Inc. Deferred Compensation and PIP Excess Plan (“DCP”), our non-qualified deferred compensation plan, which generally provides our U.S.-based executives with a mechanism to defer compensation in excess of the amounts that are permitted to be deferred under the 401(k) Plan. Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirement. Similar to the 401(k) Plan, the DCP provides for Company automatic and matching contributions, both of which are at the same levels as the Company contributions in the 401(k) Plan. The
Compensation Committee believes the opportunity to defer compensation under the DCP is a competitive benefit that enhances our ability to attract and retain talented executives while strengthening plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the DCP.
No Poor Pay Practice Tax Gross-Ups on Perquisites and Benefits
Mattel generally does not provide tax gross-up payments to our senior executives in connection with perquisites and benefits.
Mattel, however, does provide to senior executives and other employees tax gross-up payments for relocation assistance costs under our relocation program, and any related international tax compliance and tax equalization costs and payments, because such expenses are incurred as a result of the Company’s request to relocate.
Severance and Change-of-Control Benefits

Severance Plan reflects the following best practice provisions:
•Double-trigger cash severance and stock grant acceleration that requires both a change of control and a qualifying termination of employment
•Severance benefits set at competitive levels not greater than 2x the sum of annual base salary and annual bonus
•No excise tax gross-ups

On March 22, 2023, the Compensation Committee concluded its review of Mattel’s severance arrangements, which began in Fall
2022, and adopted the Mattel, Inc. Amended and Restated Executive Severance Plan B (the “A&R Severance Plan”) pursuant to which our NEOs are eligible to receive severance payments and benefits in the event of certain qualifying terminations of employment. The Compensation Committee adopted the A&R Severance Plan to provide for uniform and consistent severance treatment for our eligible executives, with the level of benefits under the A&R Severance Plan determined based on the eligible executive’s designated tier. We do not pay any excise tax gross-up payments under our A&R Severance Plan.
In advance of adopting the A&R Severance Plan, the Compensation Committee reviewed competitive severance benefit data for our peer group, which was prepared by FW Cook. Based on that review, the Compensation Committee believes that the benefits provided under the A&R Severance Plan are reflective of current compensation market practices for our peer group, and are key to our ability to recruit, retain, and develop key, high-quality management talent in a competitive market because such benefits provide reasonable protection to the executive in the event he or she is not retained under specific circumstances. In addition, our tiered approach to severance benefits allows us to tailor our benefits as appropriate to executive job level based on market practice.
More details regarding our A&R Severance Plan are provided below under “Potential Payments Upon Termination or Change of
Control” on page 74.

60	Mattel, Inc.
How Compensation is Determined
Roles and Expert Independent Advice
Independent Compensation Committee
Our executive compensation programs are designed and administered under the direction and control of the Compensation
Committee. The Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation plans, programs, and practices, and set the compensation of our EVPs and above, and other Section 16 officers.
Independent Compensation Consultant
The Compensation Committee has the authority to retain independent legal or other advisors, to the extent it deems necessary or appropriate, and has retained FW Cook as its independent compensation consultant since August 2007 to provide the committee with advice and guidance on the design of our executive compensation levels, plans, programs, and practices. FW Cook has not performed and does not currently provide any services to management or Mattel. Each year the Compensation Committee reviews the independence of the compensation consultant and other advisors who provide advice to the Compensation Committee, employing the independence factors specified in the Nasdaq listing standards. The Compensation Committee has determined that
FW Cook is independent within the meaning of the Compensation Committee’s charter and the Nasdaq listing standards, and the work of FW Cook for the Compensation Committee has not raised any conflicts of interest. FW Cook attends Compensation
Committee meetings when invited and meets with the Compensation Committee without management. FW Cook provides the
Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plan and program designs, and proposed executive and non-employee director compensation levels. FW Cook reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the Chair of the Compensation Committee. In 2023, FW Cook assisted the Compensation Committee on the following matters:
•Analyze and advise on:
◦The base salaries, annual cash incentives, annual LTIs, TDC, and all other compensation for EVPs and above as compared to the market and compensation of their counterparts in our peer group
◦Our MIP and LTI designs, provisions, and practices
◦The compensation of the Board as compared to the board compensation at our peer group companies
•Review and advise on the composition of our peer group
•Assess whether our compensation plans, policies, and programs present potential material risk to the Company
•Review and advise on our Clawback Policy, A&R Severance Plan, and 2010 Plan
•Review and advise on our 2023 Proxy Statement
•Provide executive compensation regulatory and legislative updates
•Advise with respect to proxy advisory firms’ voting policies and market trends
CEO and the HR Function
While the Compensation Committee has overall responsibility for establishing the elements, levels, and administration of our executive compensation programs, our CEO and members of our Human Resources function (“HR”) routinely participate in this process. Our CEO makes recommendations to the Compensation Committee for EVPs and above regarding base salary, annual cash incentives, and annual LTIs, which are driven primarily by his evaluation of impact and criticality of role, individual experience and performance, market data provided by FW Cook, and internal pay equity. When appropriate, the Compensation Committee meets in executive session without management, including when CEO compensation is being approved. The Compensation
Committee also reports and, as appropriate, makes recommendations to the Board regarding our executive compensation programs and practices, and informs the Board of its decisions regarding compensation for EVPs and above, and other Section 16 officers.
Reviews and Process
Market Competitiveness and Peer Group Review
The Compensation Committee annually evaluates the overall competitiveness of annual target TDC for EVPs and above, comprised of annual base salary, annual cash target incentive opportunity, and annual LTIs, as well as the composition of our peer group. The Compensation Committee remains focused on promoting pay and performance alignment, which incentivizes actions that support our strategic priorities and drive long-term stockholder value.

2024 Proxy Statement	61
Every year, FW Cook evaluates annual target TDC of EVPs and above as compared to the annual target TDC of similarly-situated senior executives in our peer group, based on information from their most recent SEC filings and, if applicable, custom selections of certain appropriate market surveys. FW Cook’s report includes the base salaries, annual cash target incentives, annual LTIs, and target TDC, as well as short- and long-term incentive program design and aggregate LTI grant practices, in our peer group and custom surveys, where available.
The Compensation Committee, in conjunction with FW Cook, reviews the makeup of our peer group annually and makes adjustments as it deems appropriate. Our peer group companies are intended to be similar to us in their orientation, business model, cost structure, size (as measured by revenue, net income growth, number of employees, and market capitalization), and global reach, and are considered to compete with us for executive talent or investor capital. The Compensation Committee believes it is appropriate to have a more diverse peer group beyond toy companies, as there are not enough publicly-reporting toy companies that are comparable to us in size. In addition, the Compensation Committee considers whether the companies in our peer group have similar pay models and reasonable compensation practices, as well as whether the companies are listed as peers of our peer group companies or in peer groups used for us by proxy advisory firms. Our peer group is used to evaluate the market competitiveness of our compensation but is not used for financial performance goal comparisons under our incentive plans.
When setting target amounts for CEO compensation, the Compensation Committee takes into consideration the Company’s global compensation framework, which incorporates market-competitive compensation programs and pay ranges based on an objective set of factors, such as local market demand for each position and years of experience for all Company employees. Global pay equity is a key component of our ongoing total pay approach so that pay decisions are applied consistently and in line with our pay-
for-performance philosophy, designed to drive results, and reward individual and Company achievements, while maintaining a competitive pay position. We remain committed to maintaining pay equity for all employees performing similar work globally.
Peer Group Composition
In September 2022, with guidance from FW Cook, the Compensation Committee refined our peer group as follows for purposes of our 2023 target TDC decisions:
•Removed The Hershey Company, which was above the high end of the market capitalization range
•Removed Edgewell Personal Care Company, because its revenues were below the low end of our revenue range and because it was a less suitable business match
•Added iHeartMedia, Inc. and Warner Music Group, which met applicable revenue and market capitalization criteria, and further aligns our peer group with our strategy to expand our entertainment offerings
Following those changes, our peer group for 2023 target TDC decisions was comprised of the following 19 companies:
•Campbell Soup Company
•Church & Dwight Co., Inc.
•The Clorox Company
•Electronic Arts Inc.
•Hanesbrands Inc.
•Hasbro, Inc.
•iHeartMedia, Inc.
•The J.M. Smucker Company
•Lions Gate Entertainment Corp.
•Live Nation Entertainment, Inc.
•Newell Brands Inc.
•Paramount Global (formerly
ViacomCBS)
•PVH Corp.
•Ralph Lauren Corporation
•Spectrum Brands, Inc.
•Spin Master Corp.
•Take-Two Interactive Software, Inc.
•Tapestry, Inc. (formerly Coach, Inc.)
•Warner Music Group
As of September 2022, when the relevant peer group was approved, Mattel’s revenue was at the 35th percentile of the peer group and its 8-quarter average market capitalization was at the 33rd percentile of the peer group.

62	Mattel, Inc.
Important Policies, Governance, and Guidelines
Stock Ownership Guidelines
We have stock ownership guidelines for our NEOs and other executives at the level of EVP and above. Under our current stock ownership guidelines, the targeted stock ownership is established as shares of Mattel common stock with a value equal to a multiple of base salary, as set forth below for each NEO.

Name and Position	Salary Multiple	Deadline
Ynon Kreiz, Chairman and Chief Executive Officer	6x	4/30/2023
Anthony DiSilvestro, Chief Financial Officer	4x	6/30/2025
Steve Totzke, President and Chief Commercial Officer	3x	1/31/2024
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	3x	1/31/2026
Roberto Isaias, EVP and Chief Supply Chain Officer	3x	2/29/2024
Generally, executives have five years from the date of promotion or hire to meet the guidelines. For this purpose, Mattel common stock holdings are valued at the greater of acquisition value or current market value. If the targeted ownership levels are not met within the compliance deadline, the executives are required to retain 100% of after-tax shares acquired from stock grants until the guidelines are met. Based on input from FW Cook, the Compensation Committee believes that our stock ownership guidelines align with best practices.
All of our NEOs are in compliance with the guidelines either because they have attained the targeted ownership level or are still within their compliance period.
Shares counted toward ownership guidelines include shares of Mattel common stock directly owned, beneficially owned, or held in the Mattel Company Stock Fund of the 401(k) Plan, and phantom shares of Mattel common stock held in the Mattel Company
Stock Fund of the DCP. Shares subject to vested or unvested unexercised stock options, or unvested and/or unearned stock grants do not count toward the guidelines.
Compensation Risk Review
At the request of the Compensation Committee, FW Cook annually conducts a detailed compensation risk assessment of our executive compensation plans, policies, and programs (our “Compensation Programs”) to confirm that they do not encourage excessive risk taking. FW Cook employed a framework to assist the Compensation Committee in ascertaining any potential material adverse risks and how they may link with our Compensation Programs. The results of FW Cook’s assessment, along with
HR’s assessment of our Compensation Programs, were presented to our Compensation Committee in September 2023. FW Cook
and HR advised the Compensation Committee that our Compensation Programs did not present any risks that are reasonably likely to have a material adverse effect on Mattel. As part of its review and assessment, our Compensation Committee also considered the following characteristics of our Compensation Programs, among others, that discourage excessive or unnecessary risk taking:
•Our Compensation Programs appropriately balance short- and long-term incentives and fixed and variable pay.
•LTIs provide a portfolio approach using Performance Units, stock options, and RSUs.
•Under our MIP, we use performance measures from the income statement and balance sheet that are defined at the beginning of the performance period, with specific adjustments addressed in detail. In addition, performance against individualized strategic goals is taken into account.
•Our Compensation Committee may apply negative discretion in determining annual cash incentives earned under our MIP.
•Cash and shares earned under our MIP and LTIP, respectively, are capped.
•An established performance evaluation approach based on quantitative and qualitative performance is used on a Company-
wide basis.
•We have market competitive stock ownership guidelines for our most senior executives, which are reviewed annually by our
Compensation Committee for individual compliance.
•We have a Clawback Policy, Insider Trading Policy, and formal stock grant process in place.
Based on this assessment, the Compensation Committee believes that our Compensation Programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

2024 Proxy Statement	63
No Hedging or Pledging Permitted
Mattel’s Insider Trading Policy prohibits Board members, officers, and employees from (i) engaging in hedging, monetization, or speculative transactions in Mattel common stock (including zero-cost collars, forward sale contracts, short sales, transactions in publicly-traded options and other derivative securities), and (ii) holding Mattel shares in a margin account, pledging Mattel shares, or using Mattel shares as collateral for loans.
Recoupment of Compensation
Effective September 13, 2023, we updated our Clawback Policy to comply with the listing standards adopted by Nasdaq implementing Exchange Act Rule 10D-1. Our Clawback Policy provides for forfeiture or reimbursement of certain cash and stock incentive compensation that was paid, granted, or vested based on financial results that, when recalculated to include the impact of a material financial restatement, were not achieved. The Clawback Policy applies to all current and former Section 16 officers and other officers at the level of EVP and above, and covers incentive compensation (cash and stock) paid, granted, vested, or earned based wholly or in part upon the achievement of a financial reporting measure and was received (i.e., when the applicable financial reporting was attained) during the three completed fiscal years preceding the material financial restatement. The amount of incentive compensation to be recovered will be the amount that exceeds the amount that otherwise would have been received had it been determined based upon the financial restatement.
In addition, our 2010 Plan provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments, or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and IP requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to participants for services as employees, and they do not apply to participants following any severance that occurs within 24 months after a change of control.
Stock Grant Process
The Compensation Committee has adopted the following stock grant process:
•Annual Stock Grants – The Compensation Committee approves annual stock grants to EVPs and above and other Section 16 officers, and the Stock Grant Committee (the “SGC”) approves annual stock grants to Senior Vice Presidents (“SVPs”) and below, other than Section 16 officers. Specific recommendations regarding the aggregate annual stock grant pool to be allocated to employees, the value and mix of grant types to be granted to employees per job level, as well as the methodology for converting those grant values to shares or units, are reviewed by FW Cook and presented to the Compensation Committee for approval, which for 2023 occurred at its February 2023 meeting.
•Stock Grant Committee – For stock grants to SVPs and below, other than Section 16 officers, the Board has delegated the authority to the SGC to, subject to certain limitations, approve annual and off-cycle stock grants (such as grants to employees who are newly hired). The Board generally appoints our CEO as the sole member of the SGC. Accordingly, Mr. Kreiz has been the sole member of the SGC since April 2018.
•Off-Cycle Stock Grants – The Compensation Committee approves new-hire or other off-cycle stock grants to EVPs and above, and other Section 16 officers, and the grant date is the last trading day of the month of the later of the (i) hire date or (ii)
Compensation Committee approval date.
•The SGC approves new-hire stock grants to SVPs and below, other than Section 16 officers, with a grant date of: (i) for Vice
Presidents and above, the last trading day of the month of hire, and (ii) for employees below the Vice President level, the last trading day of the month following the month of hire. For other off-cycle stock grants, the grant date is the last trading day of the month in which the SGC approval occurs.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to named executive officers generally. As a result, we cannot take a deduction for compensation paid to our NEOs in excess of $1 million.
Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of stock compensation). The impact of
FASB ASC Topic 718 has been taken into account by the Compensation Committee in determining to use a portfolio approach to stock grants, including Performance Units, stock options, and RSUs.

64	Mattel, Inc.
Summary Compensation Table
The following table sets forth information concerning total compensation earned by or paid/granted to our NEOs:

Name, Principal Position, and Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Ynon Kreiz Chairman and Chief Executive Officer
2023	1,500,000	—	8,559,377	2,853,125	5,857,500	—	178,384	18,948,385
2022	1,500,000	—	7,687,501	2,562,503	—	—	140,383	11,890,387
2021	1,500,000	—	7,500,001	2,499,996	4,500,000	—	128,898	16,128,895
Anthony DiSilvestro Chief Financial Officer
2023	900,000	—	2,406,250	343,748	1,546,380	—	109,226	5,305,604
2022	900,000	—	2,187,503	312,503	—	—	195,560	3,595,566
2021	900,000	—	1,575,018	524,999	1,800,000	—	107,495	4,907,512
Steve Totzke President and Chief Commercial Officer
2023	800,000	—	1,924,993	274,998	1,249,600	—	96,000	4,345,591
2022	800,000	—	1,750,021	250,003	—	—	98,320	2,898,344
2021	800,000	—	1,500,007	499,995	1,280,000	—	98,320	4,178,322
Jonathan Anschell EVP, Chief Legal Officer, and Secretary
2023	750,000	—	1,430,002	—	902,055	—	99,589	3,181,646
2022	700,000	—	1,137,477	162,495	—	—	87,000	2,086,972
2021	700,000	200,000	1,475,004	499,997	932,470	—	85,980	3,893,451
Roberto Isaias EVP and Chief Supply Chain Officer
2023	700,000	—	1,540,009	—	956,725	—	116,393	3,313,127
Richard Dickson Former President and Chief Operating Officer
2023	589,041	—	5,293,759	756,254	—	—	83,101	6,722,155
2022	1,000,000	—	3,937,496	562,506	—	—	133,799	5,633,801
2021	1,000,000	—	3,374,982	1,125,001	2,000,000	—	129,770	7,629,753
(1)Salary. Represents all amounts earned as base salary during the applicable year. For Mr. Dickson, the amount for 2023 represents the base salary paid for the period commencing on January
1, 2023 and ending on August 3, 2023, his termination of employment date.
(2)Amounts shown represent the grant date fair value of RSUs, Performance Units, and stock options granted in the year indicated as computed in accordance with FASB ASC Topic 718.
Stock Awards. Amounts shown under the “Stock Awards” column for 2023 include the grant date fair value for RSUs as well as Performance Units under the 2023-2025 LTIP granted in 2023.
The RSUs are valued based on our closing stock price of $18.00 on April 28, 2023. The 2023-2025 Performance Units are valued based on our closing stock price of $18.00 on April 28, 2023, the probable outcome of the performance-related component over the three-year performance period (target performance), and the fair value of the market-related component over the three-
year performance period, as determined using a Monte Carlo simulation in accordance with applicable accounting rules. The market-related component could result in up to a 133% adjustment for a maximum earnout of 200% of target Performance Units. Assuming that the maximum level of performance conditions will be achieved for all Performance Units, the grant date fair values for Messrs. Kreiz, DiSilvestro, Totzke, Anschell, Isaias, and Dickson would be $17,118,754, $2,749,989, $2,199,999, $1,430,013, $1,540,011, and $6,050,006 respectively.
Option Awards. Amounts shown under the “Options Awards” column are calculated using the Black-Scholes option-pricing method. While the amounts shown are computed in accordance with
FASB ASC Topic 718, the actual value, if any, that an executive may realize from the options is contingent upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For a discussion of the assumptions made in the valuation of options granted in 2023, see Note 9 to Mattel’s Consolidated Financial Statements for 2023 contained in our Form 10-K.
(3)Non-Equity Incentive Plan Compensation. Amounts shown represent the performance-based annual cash compensation earned under the MIP, our annual cash incentive plan. See
“Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” for a more complete description of the MIP.
(4)Change in Pension Value and Nonqualified Deferred Compensation Earnings. No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market earnings on nonqualified deferred compensation.
(5)All Other Compensation. Amounts shown for 2023 consist of Company contributions to the 401(k) Plan of $23,100, $33,000, $29,700, $31,482, $17,223, and $30,692 for Messrs. Kreiz,
DiSilvestro, Totzke, Anschell, Isaias, and Dickson, respectively, and Company contributions to the DCP of $81,900, $39,900, $42,300, $41,807, $51,671, and $28,154 for Messrs. Kreiz,
DiSilvestro, Totzke, Anschell, Isaias, and Dickson, respectively. Amounts shown also represent perquisites and personal benefits, including a monthly car allowance (or use of a Company car for Mr. Kreiz), financial counseling and tax return services, and executive physical examinations. Also, for Mr. Isaias, the amount includes transitional tax assistance and associated tax gross-

2024 Proxy Statement	65
up related to his relocation from Mexico to the United States in 2020 under our relocation program. In addition, for Mr. Kreiz, the amount shown includes attributable income under the Board of
Directors Recommended Grants and Matching Recommended Grants Program fostering charitable contributions, which is more fully described in the “Non-Employee Director Compensation”
section of this Proxy Statement. Also, the Company provided limited personal security services of $42,775 to Mr. Kreiz. Mr. Kreiz was accompanied by members of his family on a return flight from a business trip, for which no amount has been included since there was no additional cost to the Company.
Narrative Disclosure to Summary Compensation Table
We have entered into letter agreements with certain of our NEOs in connection with their employment with us. Certain key terms of these letters, pursuant to which we had ongoing obligations as of 2023, are described below.
Kreiz Offer Letter
Mr. Kreiz was appointed to serve as our CEO on April 26, 2018. In connection with this appointment, we entered into an offer letter with Mr. Kreiz that includes the following key provisions: (i) an annual base salary of $1,500,000; (ii) eligibility to earn an annual bonus under the MIP, with a target opportunity set at 150% of base salary up to a maximum of 300%, which increased in 2023 to a target opportunity of 200% of base salary up to a maximum of 400% due to the criticality and significant impact of Mr. Kreiz’s role as Chairman and CEO, supported by competitive market practices data provided by FW Cook; and (iii) eligibility to receive annual stock grants.
Mr. Kreiz is also eligible to receive perquisites (including a monthly allowance for his automobile expenses, which transitioned to the use of a Company car beginning in late 2018, an annual comprehensive physical examination, and Company-paid financial counseling and tax return services), participate in the DCP, and participate in our employee benefit programs (including the 401(k)
Plan). Pursuant to his offer letter, Mr. Kreiz was also eligible to participate in a former iteration of the A&R Severance Plan (the
“Original Severance Plan”), as modified by the terms of his participation letter agreement, but beginning March 22, 2023, he is now a participant in the A&R Severance Plan.
DiSilvestro Offer Letter
Mr. DiSilvestro was appointed to serve as our CFO on August 11, 2020. In connection with this appointment, we entered into an offer letter with Mr. DiSilvestro that includes the following key provisions: (i) an annual base salary of $900,000; (ii) a target MIP opportunity of 100% of base salary up to a maximum of 200%; (iii) new-hire stock grants in the form of RSUs valued at $525,000 and stock options valued at $525,000, with such grants vesting as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date, subject to continued service through each applicable vesting date; (iv) Performance Units valued at $1,050,000 under our LTIP; and (v) eligibility to receive an annual stock grant beginning in 2021. Mr. DiSilvestro was not provided any guaranteed payments or inducement stock grants in connection with his appointment.
Mr. DiSilvestro is also eligible to receive perquisites (including a monthly allowance for his automobile expenses and Company-
paid financial counseling and tax return services), participate in the DCP, and participate in our employee benefit programs
(including the 401(k) Plan). The offer letter further provided relocation benefits in accordance with the terms of our standard relocation program. Pursuant to his offer letter, Mr. DiSilvestro was also eligible to participate in the Original Severance Plan, but beginning March 22, 2023, he is now a participant in the A&R Severance Plan.
Anschell Offer Letter
Mr. Anschell was appointed to serve as our EVP, Chief Legal Officer, and Secretary, on January 1, 2021. In connection with this appointment, we entered into an offer letter with Mr. Anschell that includes the following key provisions: (i) an annual base salary of
$700,000, which increased in 2023 to $750,000, as supported by competitive market practices data provided by FW Cook and in recognition of outstanding performance and criticality to the Company; (ii) a target MIP opportunity of 70% of base salary up to a maximum of 140%; (iii) make-whole stock grants in the form of RSUs valued at $337,500 and stock options valued at $337,500, with such grants vesting as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date, subject to continued service through each applicable vesting date; and (iv) eligibility to receive an annual stock grant beginning in
2021 with the 2021 annual grant valued at $1,300,000. In addition, Mr. Anschell received a signing bonus of $200,000, which was deemed earned upon his completion of one year of service but was subject to recoupment if he had voluntarily terminated employment or had been discharged for cause within one year of his hire date.
Mr. Anschell is also eligible to receive perquisites (including a monthly allowance for his automobile expenses), participate in the
DCP, and participate in our employee benefit programs (including the 401(k) Plan). Pursuant to his offer letter, Mr. Anschell was also eligible to receive severance payments and benefits, but beginning March 22, 2023, he is now a participant in the A&R
Severance Plan.
Isaias Relocation Letter
In February 2020, in connection with his relocation from Mexico to our headquarters in California, we entered into a letter agreement with Mr. Isaias, memorializing his annual base salary, MIP bonus opportunity, and eligibility to participate in our executive compensation programs, including our commitment to provide relocation assistance and services in accordance with our standard International Transfer Program, which included travel, temporary accommodations, and shipment of household goods.
Mr. Isaias is also eligible to receive perquisites (including a monthly allowance for his automobile expenses), participate in the
DCP, and participate in our employee benefit programs (including the 401(k) Plan).

66	Mattel, Inc.
Grants of Plan-Based Awards in 2023
The following table shows information about the non-equity incentive awards and equity-based awards granted to our NEOs in
2023:

Name, Position, and Grant Date	Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Ynon Kreiz Chairman and Chief Executive Officer
		1,050,000	3,000,000	6,000,000
4/28/2023	4/28/2023				110,301	441,205	882,410				8,559,377
4/28/2023	4/28/2023								320,216	18.00	2,853,125
Anthony DiSilvestro Chief Financial Officer
		315,000	900,000	1,800,000
4/28/2023	4/28/2023				17,719	70,876	141,752				1,374,994
4/28/2023	4/28/2023								38,580	18.00	343,748
4/28/2023	4/28/2023							57,292			1,031,256
Steve Totzke President and Chief Commercial Officer
		224,000	640,000	1,280,000
4/28/2023	4/28/2023				14,175	56,701	113,402				1,099,999
4/28/2023	4/28/2023								30,864	18.00	274,998
4/28/2023	4/28/2023							45,833			824,994
Jonathan Anschell EVP, Chief Legal Officer, and Secretary
		183,750	525,000	1,050,000
4/28/2023	4/28/2023				9,214	36,856	73,712				715,006
4/28/2023	4/28/2023							39,722			714,996
Roberto Isaias EVP and Chief Supply Chain Officer
		171,500	490,000	980,000
4/28/2023	4/28/2023				9,923	39,691	79,382				770,005
4/28/2023	4/28/2023							42,778			770,004
Richard Dickson(6) Former President and Chief Operating Officer
		350,000	1,000,000	2,000,000
4/28/2023	4/28/2023				38,982	155,928	311,856				3,025,003
4/28/2023	4/28/2023								84,877	18.00	756,254
4/28/2023	4/28/2023							126,042			2,268,756
(1)The awards shown represent the potential value of annual cash incentive awards that could be earned for fiscal year 2023 (and paid in 2024) under the MIP for each NEO assuming threshold performance (35% of target MIP opportunity), target performance (100% of target MIP opportunity), and maximum performance (200% of target MIP opportunity). See the “Compensation
Discussion and Analysis – Elements of Compensation – Annual Cash Incentive” section of this Proxy Statement for a more complete description of the MIP.
(2)The threshold amounts shown represent 25% of the Performance Units under the 2023-2025 LTIP that may be earned at threshold Adjusted Free Cash Flow performance of 37% multiplied by
67% for threshold relative TSR performance. The target amounts shown represent the number of Performance Units under the 2023-2025 LTIP that may be earned if target performance is achieved. The maximum amounts shown represent 200% of the Performance Units under the 2023-2025 LTIP that may be earned at maximum Adjusted Free Cash Flow performance of 150%
multiplied by 133% for maximum relative TSR performance. See the “Compensation Discussion and Analysis – Elements of Compensation – Stock-Based Long-Term Incentives” section of this Proxy Statement for a more complete description of the 2023-2025 LTIP.
(3)The awards shown are RSUs granted under our 2010 Plan that vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date. These RSUs do not earn dividend equivalents.
(4)The awards shown are stock options granted under our 2010 Plan that vest as to one-third of the shares subject thereto on each of the first three anniversaries of the grant date. Stock options do not earn dividend equivalents.
(5)Amounts shown represent the fair market value per share as of the grant date of the award determined pursuant to FASB ASC Topic 718 multiplied by the number of shares (at target, for the
Performance Units). The RSUs are valued based on our closing stock price of $18.00. See footnote (3) to the Summary Compensation Table for more information on the grant date fair value of the 2023-2025 LTIP Performance Units. For a discussion of the stock option assumptions made in the valuation reflected in this column, see Note 9 to Mattel’s Consolidated Financial
Statements for 2023 contained in our Form 10-K.
(6)In connection with Mr. Dickson’s voluntary termination of employment in August 2023, he was not eligible to earn a payout under the 2023 MIP, and in accordance with the 2010 Plan, Mr.
Dickson forfeited his 2023 LTI awards.

2024 Proxy Statement	67
Outstanding Equity Awards at 2023 Year End
The following tables show the outstanding equity-based awards that were held by our NEOs as of December 31, 2023:

	Option Awards
Name and Position	Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Ynon Kreiz Chairman and Chief Executive Officer
	4/28/2023		320,216(5)		18.00	4/28/2033
	4/29/2022	73,277	148,777(6)		24.31	4/29/2032
	8/2/2021	175,531	90,426(7)		21.91	8/2/2031
	7/31/2020	523,575			11.11	7/31/2030
	8/1/2019	467,221			13.59	8/1/2029
	8/1/2018	376,369			15.78	8/1/2028
Anthony DiSilvestro Chief Financial Officer
	4/28/2023		38,580(5)		18.00	4/28/2033
	4/29/2022	8,936	18,144(6)		24.31	4/29/2032
	8/2/2021	36,861	18,990(7)		21.91	8/2/2031
	6/30/2020	133,249			9.67	6/30/2030
Steve Totzke President and Chief Commercial Officer
	4/28/2023		30,864(5)		18.00	4/28/2033
	4/29/2022	7,149	14,515(6)		24.31	4/29/2032
	8/2/2021	35,106	18,085(7)		21.91	8/2/2031
	7/31/2020	82,237			11.11	7/31/2030
	8/1/2019	88,063			13.59	8/1/2029
	8/1/2018	54,745			15.78	8/1/2028
	8/1/2017	122,616			19.72	8/1/2027
	8/1/2016	67,073			32.72	8/1/2026
	7/31/2015	64,767			23.21	7/31/2025
	8/1/2014	26,228			35.25	8/1/2024
Jonathan Anschell EVP, Chief Legal Officer, and Secretary
	4/29/2022	4,646	9,435(6)		24.31	4/29/2032
	8/2/2021	11,409	5,878(7)		21.91	8/2/2031
	1/29/2021		14,981(8)		18.12	1/29/2031

68	Mattel, Inc.

	Option Awards
Name and Position	Grant Date for Options	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Roberto Isaias EVP and Chief Supply Chain Officer
	4/29/2022	4,289	8,709(6)		24.31	4/29/2032
	8/2/2021	9,215	4,748(7)		21.91	8/2/2031
	7/31/2020	28,783			11.11	7/31/2030
	8/1/2019	25,685			13.59	8/1/2029
	2/28/2019	22,978			14.42	2/28/2029
	8/1/2016	36,585			32.72	8/1/2026
	7/31/2015	52,073			23.21	7/31/2025
	8/1/2014	33,482			35.25	8/1/2024
Richard Dickson Former President and Chief Operating Officer
	4/29/2022	48,744			24.31	8/3/2028
	8/2/2021	119,681			21.91	8/3/2028
	7/31/2020	246,711			11.11	8/3/2028
	8/1/2019	220,157			13.59	8/3/2028
	8/1/2018	205,292			15.78	8/1/2028
	8/1/2017	544,959			19.72	8/1/2027
	1/31/2017	773,994			26.21	1/31/2027
	8/1/2016	243,902			32.72	8/1/2026
	4/13/2015	607,477			24.31	4/13/2025
	8/1/2014	89,286			35.25	8/1/2024
	5/20/2014	75,630			38.53	5/20/2024

2024 Proxy Statement	69

	Stock Awards
Name and Position	Grant Date for Stock Awards	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)($)
	RSUs			Performance Units
Ynon Kreiz Chairman and Chief Executive Officer
	4/28/2023			882,410(2)	16,659,901
	4/29/2022			270,782(3)	5,112,364
	3/23/2021			330,642(4)	6,242,521
Anthony DiSilvestro Chief Financial Officer
	4/28/2023	57,292(5)	1,081,673
	4/28/2023			141,752(2)	2,676,278
	4/29/2022	25,838(6)	487,821
	4/29/2022			44,030(3)	831,286
	8/2/2021	8,148(7)	153,834
	3/23/2021			46,290(4)	873,955
Steve Totzke President and Chief Commercial Officer
	4/28/2023	45,833(5)	865,327
	4/28/2023			113,402(2)	2,141,030
	4/29/2022	20,671(6)	390,268
	4/29/2022			35,224(3)	665,029
	8/2/2021	7,760(7)	146,509
	3/23/2021			44,085(4)	832,325
Jonathan Anschell EVP, Chief Legal Officer, and Secretary
	4/28/2023	39,722(5)	749,951
	4/28/2023			73,712(2)	1,391,683
	4/29/2022	13,436(6)	253,672
	4/29/2022			22,895(3)	432,258
	8/2/2021	7,566(7)	142,846
	3/23/2021			28,656(4)	541,025
	1/29/2021	6,333(8)	119,567
Roberto Isaias EVP and Chief Supply Chain Officer
	4/28/2023	42,778(5)	807,649
	4/28/2023			79,382(2)	1,498,732
	4/29/2022	12,403(6)	234,169
	4/29/2022			21,134(3)	399,010
	8/2/2021	6,111(7)	115,376
	3/23/2021			23,145(4)	436,978
Richard Dickson Former President and Chief Operating Officer
	4/29/2022			41,828(3)	789,713
	3/23/2021			85,416(4)	1,612,654
(1)Amounts are calculated by multiplying the number of units shown in the table by $18.88 per share, which was the closing price of our common stock on December 29, 2023, the last trading day of fiscal year 2023.
(2)The numbers shown represent the 2023-2025 Performance Units, which are earned based on the Company’s achievement of cumulative Adjusted Free Cash Flow and relative TSR for the period January 1, 2023 to December 31, 2025. Per SEC rules, based on Company performance for Adjusted Free Cash Flow and relative TSR for the first year of the performance period
(through December 31, 2023) between target and maximum goals, the amounts shown reflect the maximum number of units that may be earned at the end of the three-year performance period. See the “Compensation Discussion and Analysis – Elements of Compensation – Stock-Based Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.

70	Mattel, Inc.
(3)The numbers shown represent the 2022-2024 Performance Units (or for Mr. Dickson, the target number of Performance Units outstanding as of December 31. 2023, pro-rated based on full months employed during the performance period), which are earned based on the Company’s achievement of cumulative Adjusted Free Cash Flow and relative TSR for the period January 1,
2022 to December 31, 2024. Per SEC rules, based on Company performance for Adjusted Free Cash Flow and relative TSR for the first and second year of the performance period (through
December 31, 2023) between minimum and target goals, the amounts shown reflect the target number of units that may be earned at the end of the three-year performance period. See the
“Compensation Discussion and Analysis – Elements of Compensation – Stock-Based Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.
(4)The numbers shown represent the number of 2021-2023 Performance Units (or for Mr. Dickson, the number of 2021-2023 Performance Units earned, pro-rated based on full months employed during the performance period), which were earned, but subject to continued employment through the settlement date of February 5, 2024, based on the Company’s achievement of cumulative
Adjusted Free Cash Flow and relative TSR for the period January 1, 2021 to December 31, 2023. The Performance Units were settled and paid in shares on February 5, 2024 and are thus no longer outstanding. See the “Compensation Discussion and Analysis – Elements of Compensation – Stock-Based Long-Term Incentives” section of this Proxy Statement for a more complete description of the LTIP.
(5)33% vests on April 28, 2024, 33% vests on April 28, 2025, and 34% vests on April 28, 2026.
(6)50% vests on April 29, 2024, and 50% vests on April 29, 2025.
(7)100% vests on August 2, 2024.
(8)100% vested on January 29, 2024.
Option Exercises and Stock Vested in 2023
For each of our NEOs, the following table provides information for options exercised and stock awards vested in 2023:

	Option Awards		Stock Awards
Name and Position	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2) ($)
Ynon Kreiz, Chairman and Chief Executive Officer	—	—	936,588	19,434,201
Anthony DiSilvestro, Chief Financial Officer	—	—	176,393	3,606,775
Steve Totzke, President and Chief Commercial Officer	—	—	127,262	2,622,767
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	—	91,535	20,106	399,047
Roberto Isaias, EVP and Chief Supply Chain Officer	—	—	92,739	1,917,130
Richard Dickson, Former President and Chief Operating Officer	—	—	368,496	7,610,706
(1)Number of shares acquired on vesting represent RSUs and Performance Units that vested in 2023, and do not include any of the Performance Units under the 2021-2023 LTIP, as these
Performance Units did not vest, and the underlying shares were not issued, until the settlement date of February 5, 2024.
(2)Amounts are calculated by multiplying the number of shares underlying RSUs by our closing stock price on the date of vesting, or if the stock market was closed on the date of vesting, by our closing stock price on the next preceding day on which the stock market was open.
2023 Nonqualified Deferred Compensation
The following table provides the benefits accrued under the DCP by our NEOs as of December 31, 2023:

Name and Position	Executive Contributions in 2023(1) ($)	Company Contributions in 2023(2) ($)	Aggregate Earnings in 2023(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2023(4) ($)
Ynon Kreiz, Chairman and Chief Executive Officer	—	81,900	30,779	—	423,461
Anthony DiSilvestro, Chief Financial Officer	—	39,900	9,269	—	137,230
Steve Totzke, President and Chief Commercial Officer	104,600	42,300	323,250	—	2,438,569
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	67,388	41,807	37,678	—	326,177
Roberto Isaias, EVP and Chief Supply Chain Officer	523,918	51,671	317,949	—	2,020,206
Richard Dickson, Former President and Chief Operating Officer	16,892	28,154	244,828	—	1,603,309
(1)Represents the amounts that our NEOs elected to defer in 2023 under the DCP. These amounts represent compensation earned by our NEOs in 2023 and, therefore, are also reported in the appropriate columns in the Summary Compensation Table above.
(2)Represents the amounts credited in 2023 as Company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below. These amounts are also reported in the Summary Compensation Table above in the “All Other Compensation” column.
(3)Represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table.
(4)Represents the amounts of the DCP account balances at the end of 2023 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary
Compensation Table in years prior to 2023 are as follows:

2024 Proxy Statement	71

Name and Position	Aggregate Amounts Previously Reported ($)
Ynon Kreiz, Chairman and Chief Executive Officer	318,727
Anthony DiSilvestro, Chief Financial Officer	94,042
Steve Totzke, President and Chief Commercial Officer	1,326,803
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	—
Roberto Isaias, EVP and Chief Supply Chain Officer	—
Richard Dickson, Former President and Chief Operating Officer	1,664,133
Description of Deferred Compensation and PIP Excess Plan
The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in bookkeeping accounts. Under the DCP, participants may elect to defer:
•up to 20% of base salary that cannot be deferred under the 401(k) Plan due to Internal Revenue Code limitations;
•up to 75% of base salary; and
•up to 100% of annual cash incentive compensation (MIP).
Company automatic contributions are made equal to the automatic contributions that would have been made to the 401(k) Plan, but for Internal Revenue Code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:
•under 40 years: 3%;
•at least 40 but less than 45 years: 4%;
•at least 45 but less than 50 years: 5%;
•at least 50 but less than 55 years: 6%; or
•55 years or more: 7%.
Company matching contributions of 50% of the first 6% of the participant’s base salary deferrals are made in coordination with the
Company’s 401(k) Plan.
The amounts deferred under each participant’s DCP accounts are deemed to be invested by the participant from a range of choices established by the plan administrator. In May 2023, Mattel appointed a new plan service provider, who established a new selection of externally-managed institutional funds. Currently, the available choices include: (i) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); (ii) deemed investment in any of 20 externally-managed institutional funds, including equity and bond mutual funds; and (iii) pre-constructed portfolios with investment strategies aligned with five different risk profiles. The rates of return of the investment options under the DCP, for the periods in 2023 that each investment was available to plan participants, ranged from (0.83)% to 21.00%. Mattel retains the right to change, at its discretion, the available investment options.
The investment options and their rates of return (for the periods in 2023 that each investment was available to plan participants)
are contained in the following tables.

72	Mattel, Inc.

Name of Investment Option	Rate of Return: 1/1/2023 - 4/30/2023 (%)
Fidelity VIP Government Money Market Initial	1.48
Hartford Total Return HLS IA	3.77
HIMCO U.S. Aggregate Bond Index	3.92
PIMCO VIT Real Return Instl	3.21
DFA VA US Large Value	1.28
HIMCO S&P 500 Index Division	9.18
Vanguard VIF Capital Growth	7.84
Vanguard VIF Mid Cap Index	3.05
NT Russell 2000 Index Division	0.90
HIMCO MSCI EAFE Index Division	12.15
American Funds International 2	10.11
Vanguard VIF Real Estate Index	2.05
Mattel Stock Equivalent Fund	0.90
Fixed Rate	0.70

Name of Investment Option	Rate of Return: 5/1/2023 - 12/31/2023 (%)
Arrowstreet International Equity ACWI ex US CIT Class A	10.55
BlackRock LifePath® Index 2025 Fund O	6.75
BlackRock LifePath® Index 2030 Fund O	8.09
BlackRock LifePath® Index 2035 Fund O	9.28
BlackRock LifePath® Index 2040 Fund O	10.46
BlackRock LifePath® Index 2045 Fund O	11.54
BlackRock LifePath® Index 2050 Fund O	12.19
BlackRock LifePath® Index 2055 Fund O	12.36
BlackRock LifePath® Index 2060 Fund O	12.37
BlackRock LifePath® Index 2065 Fund O	12.37
BlackRock LifePath® Index Retirement Fund O	6.29
Blended Stable Value	1.64
Bond Index Fund	2.77
Extended Market Index Fund	21.00
Fidelity® Strategic Real Return Fund Class K6	(0.83)
Mattel Company Stock Fund	7.09
Non-U.S. Equity Index Fund	6.55
PIMCO Income Fund Institutional Class	2.02
S&P 500 Equity Index Fund	15.73
SMID Cap Research Equity (Series 4) Portfolio	15.81
The participant and Company contributions are credited to bookkeeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who chose the fixed rate fund, the applicable interest rate, and in the case of participants who chose the Mattel Company Stock Fund or any of the nine externally managed investment funds or 10 risk-
based portfolios, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively.
We set aside funds to cover our obligations under the DCP in a trust. The assets of the trust, however, belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.
Generally, participants make annual deferral elections, and the DCP allows distributions on a scheduled withdrawal date, death, permanent disability, retirement, or other termination of employment, with distributions payable in lump sum or up to 15 annual installments. Certain additional rules apply in the event of a change of control, hardship, or, in the case of contributions before
2005, non-hardship accelerated distributions.

2024 Proxy Statement	73
Potential Payments Upon Termination or Change of Control
As of December 31, 2023, each of our NEOs was eligible to participate in the A&R Severance Plan (except for Mr. Dickson, who voluntarily terminated employment on August 3, 2023).
We summarize below the severance and change-of-control provisions in effect as of December 31, 2023, pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., our 2010 Plan, stock grant agreements, and the MIP).
Amended and Restated Severance Plan
Involuntary Termination
Under the A&R Severance Plan, if a participating NEO’s employment is terminated by Mattel without cause or by the executive for good reason, other than in connection with a change of control (an “involuntary termination”), the executive generally will be entitled to the following benefits, which are more fully described in the footnotes to the Estimated Potential Payments table below: (i) a cash payment equal to a multiple of the sum of the participant’s base salary and target bonus, payable in installments over the applicable severance period, (ii) a pro-rata annual bonus based on actual performance for the entire performance period pro-rated based on the number of days employed during the performance period, (iii) for LTI awards granted prior to the time the participant became eligible to participate in the A&R Severance Plan (the participant’s “eligibility date”), treatment will be as set forth in the applicable equity plan and related grant agreement, and for equity awards granted on or following a participant’s eligibility date, equity awards will vest pro-rata based on the number of whole months employed during the vesting period provided that time-
based awards will accelerate at the time of termination and performance-based equity awards will vest based on actual performance at the end of the applicable performance period, (iv) continued health and welfare payments during the applicable severance period, and (v) up to $50,000 in outplacement benefits for a period of up to 2 years or, if earlier, until the participant secures new employment. The applicable multiples and severance periods are as follows: 2x and 24 months for Mr. Kreiz, 1.5x and
18 months for Mr. DiSilvestro and Mr. Totzke, and 1x and 12 months for Messrs. Anschell and Isaias. Further, pursuant to participation letter agreements entered into under the A&R Severance Plan with Messrs. Kreiz and DiSilvestro, with respect to time-based stock option awards, in lieu of the treatment described in (iii) above, such time-based stock options will be eligible for full acceleration and up to a 3 year post-termination exercise period (or, if earlier, until the expiration date of the award), which treatment is consistent with their participation in the Original Severance Plan as in effect prior to the adoption of the A&R
Severance Plan.
Involuntary Termination Following Change of Control
Under the A&R Severance Plan, if a participating NEO’s employment is involuntarily terminated on or within the two-year period following a change of control, the executive will be entitled to the following benefits, which are more fully described in the footnotes to the Estimated Potential Payments table below: (i) a cash payment equal to 2x times the sum of the participant’s base salary and target bonus, payable in a lump sum, (ii) a pro-rata target annual bonus pro-rated based on the number of days employed during the performance period, (iii) for equity awards granted prior to the participant’s eligibility date, treatment will be as set forth in the applicable equity plan and related grant agreement, and for equity awards granted on or following a participant’s eligibility date, equity awards will accelerate in full and, if applicable, the post-termination exercise period will be 2 years (or, if earlier, until the expiration date of the award), provided that any equity awards subject to performance conditions will vest in accordance with the terms of the equity grant agreements (which currently provide for vesting based on the greater of target or actual performance), (iv)
continued health and welfare payments for 2 years, and (v) up to $50,000 in outplacement benefits for a period of up to 2 years or, if earlier, until the participant secures new employment. Pursuant to the participation letter agreements entered into with Messrs.
Kreiz and DiSilvestro, with respect to time-based stock option awards, in lieu of the post-termination exercise period described in
(iii) above, such awards will remain exercisable for up to 3 years (or, if earlier, until the expiration date of the award), which treatment is consistent with their participation in the Original Severance Plan as in effect prior to the adoption of the A&R
Severance Plan.
No tax gross-ups are provided under the A&R Severance Plan. Participants in the A&R Severance Plan are not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, they will be required either to pay the excise tax or have such payments reduced to an amount that would not trigger the excise tax if it would be more favorable to them on an after-tax basis.
In order to be entitled to severance payments and benefits under the A&R Severance Plan, the executive is required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to (i) protect our confidential information, (ii) not accept employment with or provide services to a competitor, (iii) not solicit our employees, and (iv)
not disparage or otherwise impair our reputation, goodwill, or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents, or products.

74	Mattel, Inc.
Stock Plan and Grant Agreements
Stock Options and RSUs
Unless otherwise provided in an individual grant agreement or severance arrangement, the 2010 Plan provides for accelerated vesting of stock grants and extended option exercisability under specified terminations of employment, including a qualifying termination in connection with a change of control.
2010 Plan
•Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated without cause within 24 months following the change of control, and options will remain exercisable for the lesser of
2 years following the termination of employment or their remaining term. Awards that are not assumed or substituted in a change of control generally will vest in full upon the change of control, and outstanding RSUs generally will be settled immediately.
•In accordance with the terms of the grant agreements adopted under the 2010 Plan, in the event of a termination of employment due to Retirement (as defined in the 2010 Plan), death, or permanent disability, unvested stock options that have been outstanding at least 6 months receive full vesting and would remain exercisable for the lesser of 5 years or their remaining term.
In the event of involuntary Retirement, death, or permanent disability, unvested RSUs that have been outstanding at least 6 months receive full vesting. The grant agreements for the participants in the A&R Severance Plan incorporate these provisions as well as certain vesting and exercise provisions under the A&R Severance Plan, as described above.
For a description of the proposed updates to the 2010 Plan, please see “Proposal 4 - Approval of the Mattel, Inc. Amended and
Restated 2010 Equity and Long-Term Compensation Plan” on page 82.
Performance Units
In the event of a change of control, if the Performance Units are assumed or substituted by the acquirer and the participant’s employment is involuntarily terminated within 24 months following the change of control, then the vesting of the Performance Units will be fully accelerated based on the greater of the target level award opportunity or the actual performance through the most recent completed fiscal year prior to the termination of employment, payable within 60 days of such termination. If the Performance
Units are not assumed or substituted by the acquirer, then the vesting of the Performance Units will be accelerated based on the greater of (a) pro-rated target level award opportunity based on the number of full months during the three-year performance period to the date of the change of control, or (b) the actual performance through the most recent completed fiscal year prior to the change of control, payable within 60 days of such event.
Under the 2022-2024 and 2023-2025 LTIP cycles, in the event of a participant’s termination due to Retirement, death, or permanent disability that is at least 6 months after the start of the performance cycle, the participant will receive pro-rated vesting based on the number of full months the participant was employed during the three-year performance period, payable at the end of the three-year period based on our achievement of the performance measures.
MIP
The terms of the MIP provide that upon a change of control, each participant who is employed by Mattel immediately prior to such change of control will be paid any unpaid annual cash incentive with respect to any performance period that concluded prior to the closing date of the change-of-control transaction. With respect to any performance period that includes the closing date, if the participant executes a waiver of the right to any duplicate cash payments under the A&R Severance Plan or the Compensation
Committee uses its discretion to reduce the cash payment made under the MIP by the amount paid under the A&R Severance
Plan, such participant shall be paid an amount equal to the greater of (i) the amount that such participant would have received under the MIP with respect to the performance period as if the target-level performance goals had been achieved, pro-rated based on the number of months that elapsed from the start of the performance period to the closing date (the “Adjusted Performance period”), or (ii) if determinable, the amount that such participant would have received under the MIP with respect to the Adjusted
Performance period, measuring for such purposes, the actual achievement of the performance goals for the Adjusted Performance period as of the closing date. Any such amounts must be paid within 30 days following the closing date.

2024 Proxy Statement	75
Estimated Potential Payments
The table below sets forth the estimated current value of payments and benefits to each of our NEOs (other than Mr. Dickson)
upon a change of control, involuntary termination, involuntary termination following a change of control (“COC Termination”),
Retirement, death, or permanent disability, assuming that such event occurred on December 29, 2023 (the last trading day of fiscal year 2023), when our closing stock price was $18.88.
For all our NEOs (other than Mr. Dickson), the amounts shown do not include: (i) benefits earned during the term of our NEOs’
employment that are available to all benefit-eligible salaried employees, and (ii) benefits previously accrued under the DCP and
401(k) Plan. For information on amounts payable under the DCP, see the “2023 Nonqualified Deferred Compensation” table. The actual amounts of payments and benefits that would be provided can only be determined at the time of the NEO’s termination of employment.
Mr. Dickson is excluded from the table below as he voluntarily terminated employment on August 3, 2023. In connection with such voluntarily termination, he did not become eligible to receive any severance benefits.

Name, Position, and Trigger	Severance: Multiple of Salary and Bonus(1) ($)	Current Year Bonus(2) ($)	Value of Performance Units(3) ($)	Valuation of Equity Vesting Acceleration(4) ($)	Value of Other Benefits(5) ($)	Total Value ($)
Ynon Kreiz, Chairman and Chief Executive Officer
Change of Control	—	5,857,500	—	—	—	5,857,500
Involuntary Termination	9,000,000	5,857,500	11,211,661	281,790	115,631	26,466,582
COC Termination	9,000,000	5,857,500	22,683,621	281,790	115,631	37,938,542
Retirement(6)	—	—	7,435,416	—	—	7,435,416
Death/Permanent Disability	—	—	11,211,661	—	—	11,211,661
Anthony DiSilvestro, Chief Financial Officer
Change of Control	—	1,546,380	—	—	—	1,546,380
Involuntary Termination	2,700,000	1,546,380	1,674,543	504,421	82,752	6,508,096
COC Termination	3,600,000	1,546,380	3,525,104	1,757,279	93,670	10,522,433
Retirement	—	—	—	—	—	—
Death/Permanent Disability	—	—	1,674,543	1,757,279	—	3,431,822
Steve Totzke, President and Chief Commercial Officer
Change of Control	—	1,249,600	—	—	—	1,249,600
Involuntary Termination	2,160,000	1,249,600	1,472,791	198,329	98,762	5,179,482
COC Termination	2,880,000	1,249,600	2,953,247	1,429,265	115,016	8,627,128
Retirement	—	—	—	—	—	—
Death/Permanent Disability	—	—	1,472,791	1,429,265	—	2,902,056
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary
Change of Control	—	902,055	—	—	—	902,055
Involuntary Termination	1,275,000	902,055	957,329	166,654	78,518	3,379,556
COC Termination	2,550,000	902,055	1,919,624	1,277,422	107,036	6,756,137
Retirement	—	—	—	—	—	—
Death/Permanent Disability	—	—	957,329	1,277,422	—	2,234,751
Roberto Isaias, EVP and Chief Supply Chain Officer
Change of Control	—	956,725	—	—	—	956,725
Involuntary Termination	1,190,000	956,725	869,783	1,157,193	82,815	4,256,516
COC Termination	2,380,000	956,725	1,855,130	1,157,193	115,631	6,464,679
Retirement(6)	—	—	869,783	—	—	869,783
Death/Permanent Disability	—	—	869,783	1,157,193	—	2,026,976
(1)For these purposes, the bonus portion of the severance payment is determined in accordance with the A&R Severance Plan, as the target MIP opportunity for 2023, the year in which the termination of employment occurs.
(2)The A&R Severance Plan provides that upon an involuntary termination (not within two years following a change of control), executives will receive an amount representing a pro-rated (based on days employed) annual cash incentive under the MIP that the executive would have received had the executive remained employed through the MIP annual cash incentive payment date, based on actual performance. Thus, the table shows the actual payouts under the 2023 MIP in the event of an involuntary termination based on actual 2023 financial and individual performance results.
Upon a COC Termination, the A&R Severance Plan provides that a pro-rated amount is paid based on the executive’s current target MIP opportunity. However, under the MIP, upon a change of control, the greater of the actual MIP amounts earned or target MIP is paid if the individual is employed by Mattel immediately prior to the change of control. On December 31, 2023, actual

76	Mattel, Inc.
MIP amounts are greater and would be paid (with no duplication under the A&R Severance Plan), and therefore the amounts shown upon a COC Termination reflect actual MIP amounts earned for the year ended December 31, 2023.
(3)We assume that in the event of a change of control only, the Performance Units are assumed or substantially similar new rights are substituted therefor by the acquirer. If such Performance
Units are not assumed or substantially similar new rights are not substituted in a change of control, the vesting of Performance Units will be accelerated, based on the greater of target-level award opportunity or the actual performance through the most recent completed year prior to the date of change of control. For a COC Termination, we have shown actual performance of
101% of target for the 2021-2023 LTIP Performance Units since target performance was exceeded. Since actual performance is trending below target for the 2022-2024 LTIP (based on
2022-2023 actual and 2024 estimate), we have shown performance at target for the 2022-2024 LTIP Performance Units. Since actual performance is trending above target for the 2023-2025
LTIP (based on 2023 actual and 2024-2025 estimate), we have shown actual performance for the 2023-2025 LTIP Performance Units.
In the event of Retirement, involuntary termination (for the A&R Severance Plan), death, or permanent disability, we have also shown the actual values earned under the 2021-2023 LTIP
Performance Units and the values based on performance of 35% in the case of the 2022-2024 LTIP Performance Units and 136% in the case of the 2023-2025 LTIP Performance Units. In accordance with the terms of the LTIP cycles and the A&R Severance Plan, the pro-rated amount that each NEO would receive would be based on the number of full months employed during the 36-month performance period. Thus, the pro-rated amount would generally be two-thirds for the 2022-2024 LTIP and one-third for the 2023-2025 LTIP. Amounts shown are valued based on our closing stock price of $18.88 on December 29, 2023, the last trading day of fiscal year 2023. For a discussion of the achievement of Adjusted Free Cash Flow and relative TSR with respect to the 2021-2023 LTIP, see the “Compensation Discussion and Analysis - Elements of Compensation - Stock-Based Long-Term Incentives” section of this Proxy Statement.
(4)Stock Options. We assume that in the event of a change of control only, the outstanding options are assumed or substantially similar new rights are substituted therefor by the acquirer. If such options are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such options will be fully accelerated. For all other scenarios, amounts shown include the value of any option acceleration. Amounts shown assume that all stock options would be exercised immediately upon termination of employment. Stock option values represent the excess of the value of the option shares for which vesting is accelerated over the exercise price for those option shares, using our closing stock price of $18.88 on
December 29, 2023, the last trading day of fiscal year 2023. Certain accelerated stock options were underwater as of December 29, 2023, and thus no value is attributed to the acceleration of such stock options. If the stock options were not immediately exercised, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying Mattel common stock on that date.
RSUs. In the event of a termination of employment due to death or permanent disability, unvested RSUs that were outstanding at least six months will fully vest. For participants in the A&R
Severance Plan, in the event of an involuntary termination, unvested RSUs vest pro-rata (based on the number of full months of employment during the vesting period).
We assume that in the event of a change of control only, the outstanding RSUs under the 2010 Plan are assumed or substantially similar new rights are substituted therefor by the acquirer. If such RSUs are not assumed or substantially similar new rights are not substituted for the outstanding awards, then the vesting of such RSUs will be fully accelerated. Amounts shown include the value of the RSUs for which vesting would have been accelerated under all applicable scenarios (other than a change of control only), based on our closing stock price of $18.88 on
December 29, 2023, the last trading day of fiscal year 2023.
(5)Other benefits include: (i) up to two years of outplacement services up to an aggregate maximum cost of $50,000 for each NEO, and (ii) payment of a monthly amount equivalent based on the then current COBRA premium for the applicable severance period for each executive. In the event that the executive obtains employment, the other benefits described above will terminate;
however, amounts shown represent the maximum period of continuation.
(6)In the event of termination due to retirement (as defined under the 2010 Plan), Mr. Kreiz and Mr. Isaias will receive accelerated vesting of outstanding PSUs (under the 2021-2023 and
2022-2024 LTIP cycles for Mr. Kreiz, and under the 2021-2023, 2022-2024, and 2023-2025 LTIP cycles for Mr. Isaias). Vesting will be pro-rated based on the number of full months the participant was employed during each three-year performance period, payable at the end of each three-year period based on our achievement of the performance measures. Additionally, in the event of termination due to retirement, Mr. Kreiz would receive accelerated vesting of unvested stock options granted prior to April 2023 and Mr. Isaias would receive accelerated vesting of all unvested stock options. No value is attributed to these stock options, as they were underwater as of December 29, 2023.

2024 Proxy Statement	77
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC’s
Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Kreiz, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.
To calculate the 2023 CEO pay ratio, we used the same median employee, that was identified in the preparation of our 2021 CEO pay ratio and used again in 2022, as permitted by SEC rules, because there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. In determining the median employee in 2021, we continued to employ December 31 as the date for determining the employees to be considered in computing the pay ratio and employed 2021 as the measurement period. We continued to use “base pay” as our consistently applied compensation measure, which was determined as base salary or base hourly wage multiplied by regularly scheduled hours, or, in the case of temporary employees, estimated hours. No cost-of-living adjustments were made. Based on our consistently applied compensation measure, a large number of our employees were at the median compensation level. The median employee was determined using a statistical sampling of this group. “Total Annual Compensation” of our CEO and median employee for purposes of the pay ratio was based on compensation reportable in the Summary Compensation Table, according to applicable rules, instructions, and interpretations.
As of December 31, 2023, we had approximately 33,000 worldwide employees (including temporary and seasonal employees) with a significant global manufacturing labor workforce of approximately 23,600 employees (72% of our total workforce). Approximately
28,400 employees (86% of our total workforce) are located outside the United States, a majority of whom are employed in our manufacturing plants. Market levels of pay and wage rates are dramatically lower for foreign countries in which Mattel has manufacturing facilities. The Total Annual Compensation of our global median employee, determined in accordance with Item
402(u) of the SEC’s Regulation S-K, was $5,234, which was less than 10% of the median wage of our U.S. employees. The global median employee worked in our manufacturing facility in Indonesia.
The 2023 Total Annual Compensation of our CEO was $18,948,385, as reported in the Summary Compensation Table, which resulted in a pay ratio of 3,620:1 when compared to the 2023 Total Annual Compensation for our global median employee of
$5,234.
We believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the United States, may outsource manufacturing, may have different types of workforces, may operate in different countries, or may utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from
Mattel’s calculation methodology.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation
Discussion and Analysis.”

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Total for Non- PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) ($)	MIP-Adjusted EBITDA Less Capital Charge (8) ($)
					Total Stockholder Return(5) ($)	Peer Group Total Stockholder Return(6) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	18,948,385	29,204,964	4,573,625	3,869,301	139	149	214	647
2022	11,890,387	(6,690,512)	3,553,671	242,561	132	104	394	521
2021	16,128,895	26,713,850	5,152,260	7,128,999	159	166	903	699
2020	15,623,432	34,545,403	4,192,671	6,239,631	129	133	124	449
(1) The amounts reported in column (b) are the amounts reported for Mr. Kreiz (our CEO) for each of the corresponding years in the “Total” column of the  Summary Compensation Table. Refer to the “Summary Compensation Table.”

78	Mattel, Inc.
(2) The amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Kreiz, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Kreiz. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown in the table immediately below. Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values were determined in a consistent manner and did not materially differ from those disclosed at the time of grant, other than for outstanding Performance Units, which uses actual performance achievement of 101% of target for the 2021-2023 LTIP Performance Units and assumes performance achievement of 35% and 136% of target for the 2022-2024 LTIP Performance Units and
2023-2025 LTIP Performance Units, respectively.

Compensation Actually Paid to PEO	2023	2022	2021	2020
Summary Compensation Table Total	18,948,385	11,890,387	16,128,895	15,623,432
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(11,412,502)	(10,250,004)	(9,999,997)	(9,550,000)
Less, Change in Pension Value reported in Summary Compensation Table	—	—	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	14,623,811	1,652,156	10,349,756	23,292,943
Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	3,741,754	(10,536,425)	9,714,985	5,668,878
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	3,303,515	553,375	520,211	(489,850)
Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—	—
Plus, pension service cost for services rendered during the year	—	—	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—	—	—
Compensation Actually Paid to PEO	29,204,964	(6,690,512)	26,713,850	34,545,403
(3) The amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Mr. Kreiz) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Messrs. DiSilvestro, Totzke, Anschell, Isaias, and Dickson;
(ii) for 2022, Messrs. Dickson, DiSilvestro, Totzke, and Anschell; (iii) for 2021, Messrs. Dickson, DiSilvestro, Totzke, and Anschell and (iv) for 2020, Messrs. Dickson, Totzke, DiSilvestro, Isaias,
and Euteneuer.
(4) The amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding Mr. Kreiz), as computed in accordance with Item 402(v) of
Regulation S-K. In accordance with these rules, these amounts reflect average “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below.
Equity award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values were determined in a consistent manner and did not materially differ from those disclosed at the time of grant, other than for outstanding Performance Units, which uses actual performance achievement of 101% of target for the 2021-2023 LTIP
Performance Units and assumes performance achievement of 35% and 136% of target for the 2022-2024 LTIP Performance Units and 2023-2025 LTIP Performance Units, respectively.

Average Compensation Actually Paid to Non-PEO NEOs	2023	2022	2021	2020
Average Summary Compensation Table Total	4,573,625	3,553,671	5,152,260	4,192,671
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(2,794,003)	(2,575,001)	(2,643,751)	(1,830,001)
Less, average Change in Pension Value reported in Summary Compensation Table	—	—	—	—
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	1,911,644	916,155	2,729,679	4,075,981
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	479,476	(1,812,180)	1,501,416	574,009
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	(39,557)	159,916	389,395	(398,984)
Less, prior year-end fair value for any equity awards forfeited in the year	(261,885)	-	-	(374,046)
Plus, average pension service cost for services rendered during the year	—	—	—	—
Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs	3,869,301	242,561	7,128,999	6,239,631
(5) TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.
(6) The peer group used for this purpose is the following published industry index: S&P 500 Consumer Discretionary Index.
(7) The amounts reported represent the amount of Net Income, in millions, reflected in the Company’s audited financial statements for the applicable year.
(8) The amounts reported represent the amount MIP-Adjusted EBITDA Less Capital Charge, in millions. For a description of the adjustments under MIP-Adjusted EBITDA Less Capital Charge, please see “Management Incentive Non-GAAP Financial Measures” on page 103.
Description of Certain Relationships between Information
Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation programs reflect a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus
Performance table. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with
SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

2024 Proxy Statement	79
Compensation Actually Paid, Cumulative TSR, and Peer Group TSR

Pay Versus TSR 2020 - 2023
Indexed Total Shareholder Return
Compensation Actually Paid ($ Mil.)
$150
$100
$50
$—
$(50)
$40
$30
$20
$10
$—
$(10)
2020
2021
2022
2023
$133
$129
$166
$159
$132
$104
$149
$139
$35
$6
$27
$7
-$7
$0
$29
$4
CAP to PEO
Avg. CAP to non-PEO NEOs
Mattel TSR
S&P 500 - Consumer Disc., TSR

Compensation Actually Paid and Net Income

Pay Versus Net Income 2020 - 2023
Annual Net Income ($ Mil.)
Compensation Actually Paid ($ Mil.)
$1,000
$750
$500
$250
$0
$50
$40
$30
$20
$10
$—
$(10)
$124
$35
$6
$903
$27
$7
$394
-$7
$0
$214
$29
$4
2020
2021
2022
2023
Net Income
CAP to PEO
Avg. CAP to non-PEO NEOs

80	Mattel, Inc.
Compensation Actually Paid and MIP-Adjusted EBITDA Less Capital Charge

Pay Versus MIP-Adjusted EBITDA Less Capital Charge 2020 - 2023
Annual MIP-Adjusted EBIDTA less Capital Charge ($ Mil.)
Compensation Actually Paid ($ Mil.)
$750
$500
$250
$0
$80
$60
$40
$20
$—
$449
$35
$6
$699
$27
$7
$521
-$7
$0
$647
$29
$4
2020
2021
2022
2023
MIP-Adjusted EBITDA Less Capital Charge
CAP to PEO
Avg. CAP to non-PEO NEOs

Financial Performance Measures
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation programs reflect a variable pay-for-performance philosophy. The metrics that the Company uses for both our short- and long-term incentives are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s
NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
1.MIP-Adjusted EBITDA Less Capital Charge
2.MIP-Adjusted Net Sales
3.MIP-Adjusted Gross Margin
The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the
Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual
Report on Form 10-K for the fiscal year ended December 31, 2023.
COMPENSATION COMMITTEE
Dr. Judy Olian (Chair)
Roger Lynch
Dawn Ostroff
March 20, 2024

2024 Proxy Statement	81

Proposal 4: Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan
The Board recommends that stockholders vote FOR the approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.
The Compensation Committee and the Board are asking our stockholders to approve the Mattel, Inc. Amended and Restated 2010
Equity and Long-Term Compensation Plan (the “2010 Plan”), as amended and restated on March 21, 2024 (the “2024 Amendment and Restatement”). Under the 2024 Amendment and Restatement, the only change to the 2010 Plan is to extend the termination date of the plan to March 21, 2034. No additional shares are being requested. The 2010 Plan was most recently approved by stockholders at our 2022 annual meeting of stockholders.
The 2010 Plan is currently scheduled to terminate on March 26, 2025, except with respect to then-outstanding grants. The remaining shares available under the 2010 Plan are expected to be sufficient for an additional two to three years, and stockholder approval to extend the life of the 2010 Plan would allow us to retain an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key employees and non-employee directors without increasing the potential dilution to stockholders from the 2010 Plan.
The summary below includes a description of the material features of the 2024 Amendment and Restatement, and a copy of the
2024 Amendment and Restatement is attached as Appendix A to this Proxy Statement. Other than the extension of the plan term, the 2024 Amendment and Restatement makes no changes to the 2010 Plan. The Board unanimously approved the 2024
Amendment and Restatement and directed that it be submitted to our stockholders for approval at the 2024 Annual Meeting.
The 2024 Amendment and Restatement will become effective upon approval by our stockholders. If stockholders do not approve this Proposal 4, the 2010 Plan will terminate on March 26, 2025, significantly impacting our ability to effectively attract, motivate, reward, and retain our key employees and non-employee directors.
Background and Purpose of the Plan
The Compensation Committee and the Board are asking Mattel’s stockholders to approve the 2024 Amendment and Restatement because the Compensation Committee and the Board believe that it is in the best interest of Mattel and its stockholders to continue to provide a comprehensive stock and long-term compensation program designed to enable Mattel to attract, retain, and reward employees, non-employee directors, and other persons providing services to the Company. The Compensation Committee and the
Board also believe that long-term stock compensation is essential to link executive compensation with long-term stockholder value creation. Stock compensation represents a significant portion of the compensation package for our key employees. In 2023, we provided stock grants to 921 of our employees. Since our stock awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting stock awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.
The 2024 Amendment and Restatement provides for the same range of awards as under the currently approved 2010 Plan, enabling Mattel to respond to market trends and to structure incentives to align with its business goals. The 2024 Amendment and
Restatement will authorize the continued grant of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, dividend equivalents, unrestricted stock, and performance awards (in the form of stock or cash).
The 2024 Amendment and Restatement will not affect provisions of the 2010 Plan that we believe are key compensation and governance best practices, including the following:
•Minimum vesting requirement. No awards granted under the 2024 Amendment and Restatement may vest until the first anniversary of the applicable grant date (subject to limited exceptions).
•Aggregate non-employee director compensation limits. Under the 2024 Amendment and Restatement, the sum of the aggregate grant date fair value of all stock-based grants and any cash fees paid to a single non-employee director, for services as a non-
employee director, in a calendar year may not exceed $750,000.
•Payment of dividends and dividend equivalents only if underlying awards vest. Under the 2024 Amendment and Restatement, neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award subsequently vests.
•No discretion to accelerate vesting of awards upon a change of control. The 2024 Amendment and Restatement prohibits discretionary acceleration of vesting in connection with a change of control.
•Limitation on vesting of performance-vesting awards in connection with a change of control. If performance-vesting awards granted on or after the date of our 2018 annual meeting of stockholders are not replaced with a qualifying replacement award in

82	Mattel, Inc.
connection with a change of control, the 2024 Amendment and Restatement provides that such awards will vest based on the greater of (a) actual performance as of the change of control or (b) pro-rated target performance based on a shortened performance period as of the change of control.
•No replacement or repricing of awards without stockholder approval. Under the 2024 Amendment and Restatement, awards may not be replaced, repriced, or re-granted through cancellation or modification without stockholder approval in relation to a change of control or otherwise.
Summary of the Amended and Restated 2010 Equity Plan
The material terms of the 2024 Amendment and Restatement are summarized below and qualified in their entirety by reference to the 2024 Amendment and Restatement attached as Appendix A to this Proxy Statement. Other than the limited amendment described herein and set forth in the 2024 Amendment and Restatement, we are not making other changes to the 2010 Plan.
Persons Eligible for Grants. The 2024 Amendment and Restatement continues to permit the Compensation Committee to make grants to employees, non-employee directors and consultants of Mattel. As of December 31, 2023, we had approximately 33,000 worldwide employees  and ten non-employee directors. Under our current stock compensation program, eligibility for awards is generally limited to employees at the level of director and above, as well as certain managers and senior managers, and non-
employee directors. Consultants do not receive awards pursuant to our current stock compensation program. Recipients of grants are referred to in this Proposal as participants.
No changes have been made to persons eligible to receive grants in the 2024 Amendment and Restatement.
Shares Available under the 2024 Amendment and Restatement. The maximum number of shares of our common stock for which grants may be made under the 2010 Plan is equal to the sum of (x) 130.2 million shares and (y) the number of shares which as of the date of the 2010 annual stockholder meeting (the “Effective Date”) remained available for issuance under the 2005 Plan, all of which may be granted as incentive stock options pursuant to Section 422 of the Internal Revenue Code. As of December 31,
2023, there were approximately 29,984,649 shares available for grant under the 2010 Plan.
No changes have been made to the authorized share pool in the 2024 Amendment and Restatement.
For purposes of calculating the shares that remain available for grants under the 2010 Plan, each stock option or SAR will be treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to in this
Proposal as “full-value grants”) will be treated as using more than one available share for each share actually subject to the grant.
This higher debiting rate for full-value grants is referred to in this Proposal as the “full-value share debiting rate.” The 2010 Plan provides for a full-value share debiting rate of (i) three-to-one (3.0:1) for awards granted prior to March 1, 2019, (ii) two and seven-
tenths-to-one (2.7:1) for awards granted on or after March 1, 2019 but on or prior to March 1, 2020, (iii) two and thirty-five-
hundredths-to-one (2.35:1) for awards granted after March 1, 2020 but on or prior to March 1, 2021, (iv) one and nine-tenths-to-one
(1.9:1) for awards granted after March 1, 2021 but on or prior to March 1, 2022, and (v) one and five-tenths-to-one (1.5:1) for awards granted after March 1, 2022. These different debiting rates for full-value grants and stock options and SARs are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.
No changes have been made to the share counting methodology in the 2024 Amendment and Restatement.
If a stock option or SAR expires without having been exercised, or is settled for cash in lieu of shares, the shares subject to the grant will be added back to the number of shares remaining available for future grants under the 2024 Amendment and
Restatement. Under the 2024 Amendment and Restatement, if a full-value grant is forfeited or otherwise terminates without the issuance of shares or is settled for cash in lieu of shares, the number of shares remaining available for future grants under the
2024 Amendment and Restatement will be increased by the number of shares not issued as a result, multiplied by the full-value debiting rate that was actually used for such full-value award to reduce the number of shares available under the 2024 Amendment and Restatement. Shares tendered by a participant or withheld by Mattel in payment of the grant price or to satisfy any tax withholding obligation of an option or other grant and shares purchased on the open market with the cash proceeds from the exercise of options will count against the number of shares available under the 2024 Amendment and Restatement and will not be added back to the number of shares remaining available for future grants under the 2024 Amendment and Restatement. Further, in the event that a SAR may be settled in shares, the number of shares deemed subject to the grant shall be the number of shares with respect to which such SAR may be exercised and not the number of shares that may be distributed in settlement of such exercise.
No changes have been made to these share usage provisions in the 2024 Amendment and Restatement.
The maximum number of shares of Mattel common stock as to which grants may be made to a single participant in a single calendar year is 5,000,000 shares and the maximum aggregate amount of cash that may be paid in cash with respect to one or more cash-based grants to a single participant in a single calendar year is $20,000,000. The 2010 Plan further provides that the sum of the aggregate grant date fair value of stock-based grants and the amount of any cash-based awards or other cash fees that

2024 Proxy Statement	83
may be granted or paid to a single non-employee director as compensation for such non-employee director’s services as a non-
employee director of the Company in a single calendar year may not exceed $750,000.
No changes have been made to these share grant limits in the 2024 Amendment and Restatement.
The 2024 Amendment and Restatement provides that in the event of a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, recapitalization (or any similar event affecting the capital structure of
Mattel), merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, or disaffiliation of a subsidiary, affiliate, or division (or any similar event affecting Mattel), the Compensation Committee or the Board will make substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares of common stock or other securities reserved for grants under the 2024 Amendment and Restatement, (ii) the limitations described above, (iii) the number and kind of shares or other securities subject to outstanding grants, and (iv) the exercise price of outstanding options and SARs.
The 2024 Amendment and Restatement also provides that if a grant is made pursuant to the conversion, replacement, or adjustment of outstanding stock awards in connection with any acquisition, merger, or other business combination or similar transaction involving Mattel (this kind of grant is referred to in this Proposal as a “Substitute Grant”), then the number of shares available under the 2024 Amendment and Restatement will not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.
No changes have been made to this share usage provision in the 2024 Amendment and Restatement.
Administration of the 2024 Amendment and Restatement. The 2024 Amendment and Restatement is administered by the
Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time. The
Compensation Committee is required to have at least three members, and all of its members must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and must meet the independence requirements of the listing standards of the Nasdaq Stock Market. The Compensation Committee may include all members of the Board, if they all meet the foregoing requirements.
The Compensation Committee is authorized to construe and interpret the 2024 Amendment and Restatement, the rules and regulations under the 2024 Amendment and Restatement, and all grants under the 2024 Amendment and Restatement; to adopt, amend, and rescind rules and procedures relating to the administration of the 2024 Amendment and Restatement as, in its opinion, may be advisable in the administration of the 2024 Amendment and Restatement; and, except as provided in the 2024 Amendment and Restatement, to make all other determinations deemed necessary or advisable under the 2024 Amendment and Restatement.
The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the Nasdaq Stock
Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation Mattel’s Chief Executive Officer. However, the Compensation Committee’s ability to delegate its authority is limited in certain respects pursuant to the 2024 Amendment and Restatement, including that the
Compensation Committee may not make any delegation of its authority to grant awards to Mattel’s non-employee directors and executive officers, except to the extent permitted by Rule 16b-3.
No changes have been made to the administration of the plan in the 2024 Amendment and Restatement.
Types of Awards. The 2024 Amendment and Restatement authorizes the Compensation Committee to grant stock options, SARs, restricted stock, RSUs, dividend equivalents, and unrestricted stock, in each case based on Mattel common stock. The 2024
Amendment and Restatement also authorizes the Compensation Committee to grant performance awards payable in the form of
Mattel common stock or cash.
Stock Options. The Compensation Committee may grant stock options qualifying as incentive stock options under the Internal
Revenue Code (“ISOs”) and non-qualified stock options. The term of each stock option will be fixed by the Compensation
Committee, but may not exceed ten years, or in the case of a ten percent stockholder, five years. The exercise price for each stock option will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants) may not be less than the fair market value of Mattel common stock on the date of grant. ISOs may only be granted to employees of Mattel and corporations connected to it by chains of ownership of voting power representing fifty percent or more of the total outstanding voting power of all classes of stock of the lower-tier entity. Stock options will vest and become exercisable as determined by the Compensation
Committee. Participants who hold stock options are not entitled to dividends or dividend equivalents.
Stock Appreciation Rights (“SARs”). The exercise price of a SAR may be paid in cash, in shares of Mattel common stock, or a combination, as determined by the Compensation Committee. SARs may be granted under the 2024 Amendment and Restatement either with a stock option (“tandem SARs”) or separately (“free-standing SARs”). Participants who hold SARs are not entitled to dividends or dividend equivalents.
Tandem SARs may be granted at the time the related stock option is granted or, in the case of a non-qualified stock option, after the grant. Tandem SARs must vest and be exercisable, and terminate, at the same time as the related stock option. The exercise of a tandem SAR will result in the termination of the related stock option to the same extent, and vice versa.

84	Mattel, Inc.
The term of each free-standing SAR will be fixed by the Compensation Committee, but may not exceed ten years. The exercise price of each free-standing SAR will also be fixed by the Compensation Committee, but (except in the case of Substitute Grants)
may not be less than the fair market value of Mattel common stock on the date of grant. Free-standing SARs will vest and become exercisable as determined by the Compensation Committee.
Restricted Stock. The Compensation Committee may also award restricted stock, which consists of shares of Mattel common stock subject to such vesting requirements as the Compensation Committee may determine. These requirements may include continued
services for a specified period and/or achievement of specified performance goals. The participant will not be permitted to dispose of restricted stock until it vests, but will be entitled to vote the shares. Under the 2024 Amendment and Restatement, dividends may only be paid to the participant in respect of unvested shares of restricted stock (and any other awards with respect to which dividends may be earned under the 2024 Amendment and Restatement) to the extent that the underlying award (or applicable portion thereof) vests.
Restricted Stock Units (“RSUs”). The Compensation Committee may also award RSUs representing a specified number of hypothetical shares of Mattel common stock, the vesting of which is subject to such requirements as the Compensation Committee may determine. These requirements may include continued services for a specified period and/or achievement of specified performance goals. Upon or after vesting, RSUs will be settled in cash or shares of Mattel common stock or a combination, as determined by the Compensation Committee. A participant to whom RSUs are granted will not have any rights as a stockholder with respect to the units, unless and until they are settled in shares of Mattel common stock.
Dividend Equivalents. The Compensation Committee may include dividend equivalents on shares of Mattel common stock that are subject to full-value grants (such as RSUs) but dividend equivalents may not be granted or paid with respect to shares that are subject to options or SARs. The Compensation Committee may make separate grants of dividend equivalents with respect to a specified number of hypothetical shares. A dividend equivalent means a right to receive payments, in cash or shares of Mattel common stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of
Mattel common stock, as and when such other dividends and other distributions are actually made to holders of Mattel common stock. The Compensation Committee may specify such other terms as it deems appropriate for dividend equivalents, including when and under what conditions the dividend equivalents will be paid and whether any interest accrues on any unpaid dividend equivalents. Under the 2024 Amendment and Restatement, dividend equivalents with respect to grants (or any portion thereof) that are unvested may only be paid to the participant to the extent that the grant (or portion thereof) vests, and any dividend equivalents with respect to any portion of a grant that does not vest will be forfeited.
Performance Awards. Performance awards may also be granted pursuant to the 2024 Amendment and Restatement. Performance awards are payable upon the attainment of pre-established performance goals and criteria established by the Compensation
Committee. Performance awards may be paid in cash, shares of Mattel common stock or a combination of cash and shares, as determined by the Compensation Committee.
Grants to Non-Employee Directors. The 2024 Amendment and Restatement provides that on the date of each annual stockholders meeting, each non-employee director will receive a grant of (i) non-qualified stock options, (ii) restricted stock, or (iii) RSUs, as determined by the Compensation Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee
Members of the Board of Directors, or any successor summary or program.
Bonus Grants and Grants in Lieu of Cash Compensation. The Compensation Committee is authorized to grant shares of Mattel common stock as a bonus, or to grant shares of Mattel common stock or make other grants in lieu of Company obligations to pay cash or deliver other property under the 2024 Amendment and Restatement or under other plans or compensatory arrangements of Mattel. Non-employee directors may also elect to receive grants of shares of Mattel common stock in lieu of all or a portion of their annual cash retainer fees.
Minimum Vesting. The 2024 Amendment and Restatement includes a minimum vesting requirement that provides that, subject to the provisions of the 2024 Amendment and Restatement with respect to adjustments to grants in connection with certain corporate transactions, the treatment of grants upon a change of control and shares delivered in lieu of fully vested cash-denominated grants, grants under the 2024 Amendment and Restatement may vest no earlier than the first anniversary of the date of grant. However, grants in respect of an aggregate of up to five percent of shares of Mattel common stock available for grants under the 2024
Amendment and Restatement may be granted without respect to the minimum vesting provisions. In addition, the 2024
Amendment and Restatement further provides that this vesting limitation will not preclude or limit any grant or other arrangement
(or any action by the Compensation Committee) from providing for accelerated vesting of such grant in connection with or following a participant’s death, permanent disability, or termination of service (referred to in the 2024 Amendment and Restatement as a
“severance”).
No changes have been made to the any of the types of awards that can be granted and the minimum vesting in the 2024
Amendment and Restatement.
Consequences of Severance and Change of Control. The 2024 Amendment and Restatement sets forth the consequences of a participant’s severance on his or her grants, unless the Compensation Committee determines otherwise or unless the participant has an individual arrangement that requires a different result. Under these general rules, except as explained below, a participant’s

2024 Proxy Statement	85
unvested awards are forfeited upon the participant’s severance, and vested stock options remain exercisable for 90 days or until the end of their term, whichever period is shorter.
For Cause. If the severance is for cause, all of the participant’s then outstanding grants will be immediately forfeited, including vested stock options.
Death or Permanent Disability. If a severance results from the participant’s death or permanent disability:
•The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term;
•The participant’s unvested restricted stock that was granted at least six months before such severance will vest in full and all other then outstanding unvested restricted stock will be forfeited; and
•The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then outstanding unvested RSUs will be forfeited.
Retirement. If a severance results from retirement:
•Involuntary or voluntary retirement. The participant’s stock options and SARs that were granted at least six months before such severance will vest in full and remain exercisable for the earlier of five years after the date of such severance or the remainder of their term, and any other stock options that are vested will remain exercisable for the earlier of 90 days or the remainder of their term; and
•Involuntary retirement only. The participant’s unvested RSUs that were granted at least six months before such severance will vest in full and be settled in accordance with the terms of such grant and all other then outstanding unvested RSUs will be forfeited.
For purposes of the 2024 Amendment and Restatement, “retirement” means a severance other than as a result of the participant’s death or termination by Mattel for cause, after attaining age 55 with at least ten years of service (or five years of service for any grants made under the 2010 Plan prior to the date of the annual employee grants made in 2023), and “involuntary retirement”
means a severance that is classified by Mattel as an involuntary separation and that qualifies as a retirement.
Change of Control. The 2024 Amendment and Restatement provides that in the event of a change of control of Mattel:
(i)    with respect to grants that are not subject to performance-based vesting, unless a qualifying replacement award is provided to replace the applicable grant, any outstanding option or stock appreciation right will vest and be fully exercisable as of the date of the change of control, any outstanding grant of restricted stock or RSUs will also become fully vested as of the date of the change of control, and in the case of RSUs will be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award;
(ii)  with respect to grants that are not subject to performance-based vesting (other than those which are replaced by qualifying replacement awards and cease to be subject to performance-based vesting conditions), if a qualifying replacement award is provided to the applicable participant to replace such grant, then, in the event that the participant is terminated by Mattel without cause within the 24-month period immediately following the change of control, then, any such qualifying replacement award that relates to (x) options or stock appreciation rights outstanding as of immediately prior to the participant’s severance shall become fully vested and exercisable as of the date of such severance and remain exercisable until the earlier of (A) the second anniversary of the severance and (B) the end of the applicable term of the award, and (y) restricted stock or RSUs outstanding as of immediately prior to such severance, will be fully vested as of the date of such severance, and any such qualifying replacement award that relates to RSUs shall be settled immediately (unless otherwise deferred) upon such severance in cash or common stock as provided in the terms of the award; and
(iii)  unless a qualifying replacement award is provided to the applicable participant to replace the applicable grant, any grant that is subject to performance-based vesting and that is granted on or after the effective date of the 2024 Amendment and Restatement to the 2010 Plan shall, immediately prior to, and subject to the consummation of, such change of control, vest and be settled immediately (unless otherwise deferred) in cash or common stock as provided in the terms of the award, based on the greater of
(x) actual performance through the date of the change of control or (y) pro-rated target performance based on the number of days elapsed in the applicable performance period through the date of the change of control; in each case, subject to the terms of any grant, individual agreement, program or the 2024 Amendment and Restatement.
For purposes of the above rules, the 2024 Amendment and Restatement defines a “qualifying replacement award” as an award that (i) is of the same type as the grant it is replacing (the “Replaced Award”), (ii) has a value that is no less than the value of such
Replaced Award as of the date of the applicable change of control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of Mattel or of the ultimate parent entity, as applicable, following such change of control, (iv)
contains terms relating to vesting (including with respect to a severance) that are no less favorable to the applicable participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable participant than the terms and conditions of such Replaced Award as of the date of such change of control. Without limiting the generality of

86	Mattel, Inc.
the foregoing, a qualifying replacement award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the above conditions are satisfied will be made by the Compensation Committee, as constituted immediately before the applicable change of control, in its sole discretion.
Notwithstanding the foregoing, except to the extent that a qualifying replacement award is not provided to the applicable participant to replace the applicable grant described above, (1) in no event will any grant granted on or after the effective date of the 2024
Amendment and Restatement to the 2010 Plan provide for accelerated vesting or exercisability (as applicable) solely upon the occurrence of a change of control, and (2) in no event shall either the Board or the Compensation Committee accelerate the vesting or exercisability (as applicable) of any grant, in whole or in part, solely upon the occurrence of a change of control.
If a grant under the 2024 Amendment and Restatement is treated as “deferred compensation” subject to Section 409A of the
Internal Revenue Code, the foregoing rules will apply upon a change of control only to the extent specifically provided in the applicable grant agreement and consistent with the tax requirements applicable to deferred compensation. Section 409A of the
Internal Revenue Code is discussed in greater detail below under the heading “Certain Material U.S. Federal Income Tax
Consequences – Section 409A of the Internal Revenue Code.”
In addition, unless the Compensation Committee specifically establishes otherwise for a particular stock option or SAR, the minimum period to exercise vested stock options and SARs after a severance other than for cause is two years (or, if earlier, until the end of the applicable term of the award), if the severance occurs during the 24-month period following a change of control.
No changes have been made to any of the severance and change of control provisions in the 2024 Amendment and
Restatement.
Termination, Rescission and Recapture. In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, the 2024 Amendment and Restatement provides that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality, inventions, proprietary information, and intellectual property requirements or engages in certain activities against the interest of
Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change of control.
Compensation Recovery Policy (Clawback Policy). Grants made under the 2024 Amendment and Restatement are subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time.
Transferability. Grants under the 2024 Amendment and Restatement are generally non-transferable other than by will or the laws of descent, and stock options and SARs generally may be exercised, during a participant’s lifetime, only by the participant.
However, the Compensation Committee may allow transfers of non-qualified stock options, free-standing SARs, and other grants.
In no event may a grant be transferable for consideration absent stockholder approval.
Tax Withholding. Participants are required to pay to Mattel, or make arrangements satisfactory to Mattel regarding the payment of, any taxes that are required to be withheld with respect to grants under the 2024 Amendment and Restatement. Unless otherwise determined by Mattel, the legally required minimum withholding obligations (or higher level of withholding, if permissible without adverse accounting consequences) may be settled with shares of Mattel common stock, including shares that are part of the grant that gives rise to the withholding requirement.
Amendment and Termination of the 2024 Amendment and Restatement; No Repricing. The 2024 Amendment and
Restatement may be amended or terminated by the Board at any time, and outstanding grants may be amended by the
Compensation Committee. Any such amendment or termination may not adversely affect any grants that are then outstanding without the consent of the affected participant, except for amendments made to cause the 2024 Amendment and Restatement or a grant to comply with applicable law, stock exchange rules, or accounting rules.
Except as described above under “Shares Available Under the 2024 Amendment and Restatement” regarding adjustments to reflect changes in capitalization and corporate transactions, no stock option or SAR may be modified by reducing its exercise price, or cancelled and replaced with a new stock option or SAR with a lower exercise price, without stockholder approval. Further, no stock option or SAR may be cancelled in exchange for cash or another grant when the stock option or SAR per share exercise price exceeds the fair market value of the underlying share of Mattel common stock without stockholder approval.
Any amendment to the 2024 Amendment and Restatement must be approved by the stockholders if so required by the listing standards of the Nasdaq Stock Market or if it would affect the prohibition on option exchange or repricing described above. If it is not terminated sooner, the 2010 Plan will terminate on March 26, 2025, except with respect to then-outstanding grants. After giving effect to the 2024 Amendment and Restatement, if it is not terminated sooner, the 2024 Amendment and Restatement will terminate on March 21, 2034, except with respect to then-outstanding grants.
No changes have been made to any of the termination, rescission and recapture, clawback policy, transferability, tax withholding, amendment, termination, and no repricing provisions in the 2024 Amendment and Restatement.

2024 Proxy Statement	87
Estimate of Benefits; New Plan Benefits
Because grants under the 2024 Amendment and Restatement to participants are generally within the discretion of the
Compensation Committee, it is not possible to determine the future grants that will be made to participants, other than non-
employee directors, under the 2024 Amendment and Restatement.
The 2024 Amendment and Restatement authorizes the grant of stock-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Non-Employee Director
Compensation – Narrative Disclosure to Non-Employee Director Compensation Table.” Historically, our non-employee directors have received annual stock grants under the 2010 Plan in accordance with our director compensation program. The table below sets forth the aggregate grant date fair value of annual stock-based awards that all non-employee directors as a group are expected to receive in 2024 pursuant to our director compensation program as currently in effect. If our stockholders do not approve this Proposal, we expect that sufficient shares will remain available for grant under the 2010 Plan to issue an annual stock grant in respect of 2024 to our non-employee directors under the 2010 Plan, as in effect prior to the 2024 Amendment and
Restatement. As of April 5, 2024, the closing price per share of Mattel common stock was $19.31 per share.

Name	Dollar Value ($)	Number of Units(1)
2023 NEOs and Current Positions
Ynon Kreiz, Chairman and Chief Executive Officer	—	—
Anthony DiSilvestro, Chief Financial Officer	—	—
Steve Totzke, President and Chief Commercial Officer	—	—
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	—	—
Roberto Isaias, EVP and Chief Supply Chain Officer	—	—
All current executive officers as a group	—	—
All current non-executive officer directors as a group	1,485,000	—
All non-executive officer employees as a group	—	—
(1)The number of RSUs granted to non-executive director nominees on the 2024 Annual Meeting date cannot be determined at this time since the $165,000 grant value will be converted to a number of RSUs using Mattel’s closing stock price on the 2024 Annual Meeting date.
History of Grants Under the 2010 Plan
The table below provides the number of shares of our common stock subject to stock awards granted or earned under the 2010
Plan since its inception through December 31, 2023 for certain individuals.

Name	Stock Options	RSUs	Performance Units(1)
2023 NEOs and Current Positions
Ynon Kreiz, Chairman and Chief Executive Officer	3,243,768	136,369	3,108,233
Anthony DiSilvestro, Chief Financial Officer	254,760	174,110	298,497
Steve Totzke, President and Chief Commercial Officer	870,606	213,449	351,220
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	75,428	100,651	88,407
Roberto Isaias, EVP and Chief Supply Chain Officer	290,424	268,056	237,874
All current executive officers as a group	4,734,986	892,635	4,084,230
All current non-executive officer directors as a group		451,582

Nominees for Election as Director
Adriana Cisneros	—	55,491	—
Diana Ferguson	—	34,394	—
Julius Genachowski	—	—	—
Prof. Noreena Hertz	—	10,802	—
Soren Laursen	—	58,820	—
Roger Lynch	—	55,491	—
Dominic Ng	—	90,961	—

88	Mattel, Inc.

Dr. Judy Olian	—	54,662	—
Dawn Ostroff	—	—	—
Associates of any such directors, executive officers, or nominees	—	—	—

Other persons who received or are to receive 5% of such options or rights
All non-executive officer employees as a group	5,626,699	13,323,630	1,996,534
(1) With respect to completed performance periods, reflects shares earned. With respect to ongoing performance periods, reflects target Performance Units granted.
Certain Material U.S. Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to grants made under the 2024 Amendment and Restatement and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. A participant will not be subject to tax at the time a non-qualified stock option is granted, and no tax deduction will then be available to Mattel. Upon the exercise of a non-qualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and Mattel will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the non-qualified stock option as either capital gain or capital loss.
Incentive Stock Options (ISOs). A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to Mattel; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by Mattel at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the
ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.
Mattel is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Grants. The current federal income tax consequences of other grants authorized under the 2024 Amendment and
Restatement generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, unrestricted stock and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases,
Mattel will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.
Section 162(m) of the Internal Revenue Code. Section 162(m) generally places a $1,000,000 annual limit on a publicly held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs
Act, this limit did not apply to compensation that satisfied the applicable requirements for the “qualified performance-based compensation” exception to the Section 162(m) deductibility limit. However, under the Tax Cuts and Jobs Act enacted in 2017, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2,
2017), and the limitation on deductibility generally was expanded to include all named executive officers. As a result, under current tax law, the Compensation Committee no longer expects to be able to grant awards under the 2024 Amendment and Restatement that are intended to qualify for the performance-based compensation exception to the Section 162(m) deductibility limit.
Section 280G of the Internal Revenue Code. If awards under the 2024 Amendment and Restatement are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code, which would result in the imposition of a 20% federal excise tax on the recipients of the excess parachute payments and a loss of Mattel’s deduction for the excess parachute payments.

2024 Proxy Statement	89
Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code (“Section 409A”), which was enacted as part of the American Jobs Creation Act in late 2004, substantially changes the federal income tax law applicable to non-qualified deferred compensation, including certain stock-based compensation. The terms and conditions governing any grants that the
Compensation Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Mattel common stock pursuant thereto, must be set forth in writing, and must comply in all respects with Section 409A. In addition, to the extent any grant is subject to Section 409A, notwithstanding any provision of the 2024
Amendment and Restatement to the contrary, the 2024 Amendment and Restatement does not permit the acceleration of the time or schedule of any distribution related to such grant, except as permitted by Section 409A.

90	Mattel, Inc.

Proposal 5: Stockholder Proposal Requesting Additional Disclosure Regarding Political Contributions and Expenditures
The Board recommends a vote AGAINST Proposal 5.
John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this Proxy Statement and has indicated that he intends to bring such proposal before the 2024 Annual
Meeting of Stockholders. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 200 shares of Mattel common stock and has advised Mattel that he intends to continue to hold the requisite amount of shares through the date of the 2024 Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. If properly presented at the 2024 Annual Meeting, the Board of Directors unanimously recommends a vote “AGAINST” the following proposal. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.
Proposal 5 – Transparency in Political Spending
Resolved, Shareholders request that the Company provide a report, updated semiannually, disclosing the Company's:
1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a)
participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As shareholder of Mattel since 1999, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company's reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and "social welfare" organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board's 2021 "Under a Microscope" report details these risks, recommends the process suggested in this proposal, and warns "a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity - and the risks that come with it- into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions – and other forms of activity – are at odds with core company values."
This proposal asks Mattel to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes - and are otherwise undisclosed. This would bring Mattel in line with a growing number of leading companies, including The Clorox Company, Campbell Soup Company, and Electronic Arts Inc., which present this information on their websites.
Without knowing the recipients of our company's political dollars shareholders cannot sufficiently assess whether our company's election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Thus it will be a best practice for Mattel to expand its political spending disclosure.

2024 Proxy Statement	91
Board’s Statement AGAINST Stockholder Proposal
The Board recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:
We Have Not Made Corporate Political Expenditures in Over 20 Years and We Do Not Sponsor a Political Action
Committee.
For over 20 years, Mattel has not made any direct contribution to any political candidate, party, or committee in the U.S., independent political expenditure made in direct support of or opposition to a campaign or referenda in the U.S., or payment to a political organization (as defined under Section 527 of the Internal Revenue Code) (each, a “Political Expenditure”). Further, Mattel no longer sponsors a Political Action Committee.
Despite Not Being Politically Active, We Already Provide Robust Political Expenditures Disclosures, Which Would
Disclose Any Direct Expenditures by Mattel and Any Meaningful Indirect Expenditures by our Trade Associations.
Our Corporate Political Expenditures Related Disclosures (the “Political Expenditures Disclosures”), which are publicly available on the Corporate Governance page of our website, provide:
•The amount of any direct Political Expenditures by the Company;
•Our policy regarding Mattel’s membership in trade and industry associations organized under Section 501 (c) (6) of the Internal
Revenue Code (“IRC”), to which the Company pays annual dues (“Trade Associations”); and
•The amount of any indirect corporate Political Expenditures by Mattel in the form of contributions, dues, or other payments to
Trade Associations, where such expenditures exceeded $25,000, as identified by the Trade Association.
As set forth in our Political Expenditures Disclosures, in 2023, Mattel made no such indirect corporate Political Expenditures. We believe that focusing on the amount of Political Expenditures actually made by the Trade Associations to which we make contributions (rather than the total amount of dues and other contributions that we make to such Trade Associations) provides our stockholders and other stakeholders with a more accurate understanding of the extent of any indirect Political Expenditures we might make.
Mattel’s Political Expenditures Disclosures are Subject to Meaningful Oversight by Our Governance and Social
Responsibility Committee
Our Governance and Social Responsibility Committee assists the Board with oversight and review of social responsibility matters, including public policy matters. In keeping with that purpose, and as set forth in its charter, the Committee oversees our policies and practices related to political and campaign contributions, and any Political Expenditures by the Company or Trade Associations
supported by the Company.
Mattel’s Political Expenditures Disclosures are updated annually to reflect Mattel’s most recent activities (if any) and are presented to the Governance and Social Responsibility Committee for its review. Because Mattel has not historically made direct or indirect corporate Political Expenditures, these annual updates to our reporting are appropriate. Updating the report on a semi-annual basis, as requested by the proposal, would create unnecessary additional process, diverting management and Board attention and resources.
The Board Recommends that Stockholders Vote Against this Proposal
In light of our existing robust disclosure and reporting regarding our direct and indirect corporate Political Expenditures and related policies and procedures set forth in our Political Expenditures Disclosures, and oversight by our Governance and Social
Responsibility Committee, the Board believes that the report requested by the proposal is unnecessary and would not provide stockholders with meaningful additional information.
Recommendation
THE BOARD RECOMMENDS A VOTE AGAINST THE PROPOSAL.

92	Mattel, Inc.
Principal Stockholders
As of April 5, 2024, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, more than 5% of
Mattel common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned(1)
EdgePoint Investment Group Inc. 150 Bloor Street West, Suite 500 Toronto, Ontario M5S 2X9, Canada	45,853,243	(2)	13.3%
PRIMECAP Management Company 177 E. Colorado Blvd., 11th Floor Pasadena, California 91105	41,178,489	(3)	12.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	34,397,894	(4)	10.0%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	30,397,405	(5)	8.8%
Capital International Investors 333 South Hope Street, 55th Fl Los Angeles, CA 90071	18,386,007	(6)	5.3%
(1)The percentages shown are based on 344,059,354 shares of Mattel common stock outstanding as of April 5, 2024 and may differ from the percentages reflected in the filings referenced below.
(2)As reported in a Schedule 13G, filed with the SEC on February 14, 2024 by EdgePoint Investment Group Inc., reporting beneficial ownership as of December 31, 2023. The Schedule 13G states that EdgePoint Investment Group Inc. has sole voting power as to 38,576,381 shares, shared voting power as to 7,276,862 shares, sole dispositive power as to 38,576,381 shares, and shared dispositive power as to 7,276,862 shares.
(3)As reported in a Schedule 13G, filed with the SEC on February 12, 2024 by PRIMECAP Management Company, reporting beneficial ownership as of December 31, 2023. The Schedule 13G states that PRIMECAP Management Company has sole voting power as to 40,527,173 shares and sole dispositive power as to 41,178,489 shares.
(4)As reported in a Schedule 13G/A, filed with the SEC on February 13, 2024 by The Vanguard Group, reporting beneficial ownership as of December 31, 2023. The Schedule 13G/A states that
The Vanguard Group has shared voting power as to 117,589 shares, sole dispositive power as to 33,944,121 shares, and shared dispositive power as to 453,773 shares.
(5)As reported in a Schedule 13G/A, filed with the SEC on January 25, 2024 by BlackRock, Inc., reporting beneficial ownership as of  December 31, 2023. The Schedule 13G/A states that
BlackRock, Inc. has sole voting power as to 29,682,861 shares and sole dispositive power as to 30,397,405 shares.
(6)As reported in a Schedule 13G, filed with the SEC on February 9, 2024 by Capital International Investors, reporting beneficial ownership as of December 31, 2023. The Schedule 13G states that Capital International Investors has sole voting power as to 18,386,007 shares and sole dispositive power as to 18,386,007 shares.

2024 Proxy Statement	93
Security Ownership of Management and the Board
The following table sets forth information regarding the beneficial ownership of Mattel common stock as of April 5, 2024, the record date, by (i) our NEOs, as described under the section “Compensation Discussion and Analysis,” (ii) each current non-employee director, and (iii) all current directors and executive officers of Mattel as a group:

Name of Beneficial Owner	Current Position with Mattel	Amount and Nature of Beneficial Ownership(1)(2)
NEOs
Ynon Kreiz	Chairman and Chief Executive Officer	3,172,784
Anthony DiSilvestro	Chief Financial Officer	395,992
Steve Totzke	President and Chief Commercial Officer	753,823
Jonathan Anschell	EVP, Chief Legal Officer, and Secretary	97,903
Roberto Isaias	EVP and Chief Supply Chain Officer	355,371
Richard Dickson	Former President and Chief Operating Officer	3,858,455

Current Non-NEO Directors
Adriana Cisneros	Director	22,232
Michael Dolan	Director	183,729
Diana Ferguson	Director	18,957
Julius Genachowski	Director	—
Prof. Noreena Hertz	Director	—
Soren Laursen	Director	51,519
Roger Lynch	Director	15,347
Dominic Ng	Director	9,500
Dr. Judy Olian	Director	43,861
Dawn Ostroff	Director	—
All current Directors and Executive Officers, as a group (15 persons)		5,121,018	(3)
(1)Each director and executive officer named above beneficially owns or controls less than 1.0% of Mattel’s common stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.
There were 344,059,354 shares of Mattel common stock outstanding as of April 5, 2024. None of the shares listed are pledged shares in accordance with Mattel’s Insider Trading Policy.
(2)Includes (i) shares which the individuals shown have the right to acquire upon vesting of RSUs, or upon exercise of vested stock options, as of April 5, 2024 or within 60 days thereafter, including deferred RSUs that would be acquired in connection with the individual’s separation from service, and (ii) shares held through the Mattel Company Stock Fund of the Mattel, Inc.
Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the following table.
(3)The amount stated represents approximately 1.5% of the outstanding shares of Mattel common stock as of April 5, 2024.

Name of Beneficial Owner and Current Position with Mattel	Stock Options	RSUs	401(k) Shares
NEOs
Ynon Kreiz, Chairman and Chief Executive Officer	1,794,922	—	—
Anthony DiSilvestro, Chief Financial Officer	200,713	31,632	—
Steve Totzke, President and Chief Commercial Officer	565,318	25,305	—
Jonathan Anschell, EVP, Chief Legal Officer, and Secretary	35,683	19,725	—
Roberto Isaias, EVP and Chief Supply Chain Officer	217,379	20,225	—
Richard Dickson, Former President and Chief Operating Officer	3,175,833	0	8,812

94	Mattel, Inc.

Name of Beneficial Owner and Current Position with Mattel	Stock Options	RSUs	401(k) Shares
Current Non-NEO Directors
Adriana Cisneros	—	—	—
Michael Dolan	—	7,539	—
Diana Ferguson	—	7,539	—
Julius Genachowski	—	—	—
Prof. Noreena Hertz	—	—	—
Soren Laursen	—	7,539	—
Roger Lynch	—	—	—
Dominic Ng	—	—	—
Dr. Judy Olian	—	7,539	—
Dawn Ostroff	—	—	—
All current Directors and Executive Officers, as a group (15 persons)	2,814,015	127,043	—
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 regarding existing compensation plans under which equity securities of Mattel are authorized for issuance.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	21,338,181	(2)	$20.30	(3)	29,984,649	(4)
Equity compensation plans not approved by security holders(5)	181,764	(6)	—		—
Total	21,519,945		$20.30	(3)	29,984,649
(1)Consists of the 2010 Plan.
(2)Represents (i) 11,742,227 shares of Mattel common stock to be issued upon exercise of outstanding options, (ii) 5,499,841 shares subject to outstanding RSUs, (iii) 765,011 shares issued from outstanding Performance Units, earned as of December 31, 2023 under the 2021-2023 LTIP, but subject to continued employment through the issuance date of February 5, 2024, and (iv)
1,345,422 shares issuable from outstanding Performance Units under the 2022-2024 LTIP, and 1,985,680 shares issuable from outstanding Performance Units under the 2023-2025 LTIP, assuming maximum achievement of performance-related conditions and the maximum TSR multiplier increase for the applicable three-year performance period, plus dividend equivalents.
Comparatively, there would be 672,711 shares issuable from outstanding Performance Units under the 2022-2024 LTIP and 992,840 shares issuable from outstanding Performance Units under the 2023-2025 LTIP, plus dividend equivalents, if we assumed target achievement of performance-related conditions and no TSR adjustment for the applicable three-year performance period.
(3)Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the shares of common stock subject to outstanding RSUs and
Performance Units that become issuable without any cash payment required for such shares.
(4)Represents the number of securities remaining available for issuance under our 2010 Plan, (i) including the shares actually earned, as of December 31, 2023 under the 2021-2023 LTIP, that were issued on February 5, 2024, and (ii) assuming the maximum number of shares that could be earned plus dividend equivalents, for the three-year performance period under the 2022-2024
LTIP and 2023-2025 LTIP. See footnote (2). Comparatively, there would be 32,482,975 shares available for issuance if we assumed target achievement of performance-related conditions and no TSR adjustment for the three-year performance periods.
(5)Consists of the DCP and Director DCP (collectively, the “Deferred Compensation Plans”). Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a Mattel stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s Mattel stock equivalent account is distributed in the form of shares of Mattel common stock.
(6)Represents 181,764 shares credited to the accounts of participants under our Deferred Compensation Plans.

2024 Proxy Statement	95
General Meeting Information
Mattel’s 2024 Annual Meeting will be conducted exclusively via live webcast on May 29, 2024 at 1:00 p.m. (Los Angeles time).
Stockholders of record as of the close of business on April 5, 2024 will be able to attend the 2024 Annual Meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/MAT2024. To participate in the meeting, stockholders of record must have the 16-digit control number that is shown on your Notice of Internet Availability of Proxy
Materials (“Notice”) or on your proxy card if you receive the proxy materials by mail. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.ProxyVote.com website, then you may access, participate in, and vote at the 2024 Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee
(preferably at least five days before the 2024 Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the 2024 Annual Meeting. You will not be able to attend the 2024 Annual Meeting in person.
Stockholders participating in Mattel’s 2024 Annual Meeting may, after entering the 16-digit control number on the Notice or proxy card, submit questions during the meeting. After the business portion of the meeting concludes and the meeting is adjourned, we will answer questions submitted during the 2024 Annual Meeting that are pertinent to the Company and that comply with the meeting rules of conduct, as time permits. If there is not sufficient time to answer all proper questions received at the meeting (if pertinent to Company matters and otherwise appropriate under Mattel’s rules of conduct), we will post responses on our Investor
Relations website following the 2024 Annual Meeting.
The Board is soliciting proxies to be voted at the 2024 Annual Meeting. As permitted by the SEC, Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on April 17, 2024, we will begin mailing a Notice containing instructions on how to access the proxy materials over the Internet to most stockholders, and mail printed copies of the proxy materials to the rest of our stockholders. A similar notice will be sent by brokers, banks, and other nominees to beneficial owners of shares for which they are the record holder. If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2023 Annual Report. The Notice also instructs you on how you may submit your proxy to vote via the Internet. If you received the Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such printed materials contained in the Notice.
To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.
Important Notice Regarding the Availability of Proxy
Materials for the 2024 Annual Meeting
This Proxy Statement and our 2023 Annual Report are available on our website at https://investors.mattel.com/financials/
annual-reports. This website address contains the following documents: this Proxy Statement, the Notice of the 2024 Annual
Meeting, and our 2023 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Additional copies of the 2023 Annual Report are available at no charge on written request. To obtain additional copies of the 2023
Annual Report, please contact us at:
c/o Secretary
TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

96	Mattel, Inc.
Log-in Instructions and Access to the 2024 Annual Meeting
To attend the 2024 Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/MAT2024 using the 16-
digit control number on the Notice or proxy card.
The live audio webcast of the 2024 Annual Meeting will begin promptly at 1:00 p.m. (Los Angeles time). Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
Who is Entitled to Vote
The Board has set April 5, 2024 as the record date for the 2024 Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the 2024 Annual Meeting.
As of the close of business on the record date, there were 344,059,354 outstanding shares of Mattel common stock held by approximately 14,484 holders of record. At the 2024 Annual Meeting, each share of common stock will be entitled to one vote on each matter.
How to Vote if You are the Record Holder of Your Stock
If you are the record holder of your stock, you may submit your proxy to vote via the Internet, by telephone, or by mail or you may attend the virtual meeting and vote electronically during the meeting.
Internet and Telephone Voting Before the Virtual Meeting
To submit your proxy via the Internet, follow the instructions on the Notice or go to the Web address stated on your proxy card. To submit your proxy by telephone, call the toll-free number on your proxy card.
Voting by Mail Before the Virtual Meeting
As an alternative to submitting your proxy by telephone or via the Internet, you may submit your proxy by mail. If you received only the Notice, you may follow the procedures outlined in such Notice to request a paper copy of the proxy materials, including a proxy card to submit your proxy by mail.
If you received a paper copy of the proxy materials and wish to submit your proxy by mail, simply mark your proxy card, date, sign, and return it in the postage-prepaid envelope provided. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
Voting During the Virtual Meeting
During the meeting, stockholders may, after demonstrating proof of stock ownership by entering the 16-digit control number on the
Notice or proxy card, vote their shares online at www.virtualshareholdermeeting.com/MAT2024.
How to Vote if a Bank, Broker, or Other Nominee is the
Record Holder of Your Stock
If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker, or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.
Broker Voting and Broker Non-Votes
The term “broker non-votes” refers to shares held by a bank, broker or other nominee (for the benefit of its client) that are represented at the 2024 Annual Meeting, but with respect to which such bank, broker or nominee has not been instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal (or has discretionary voting power but chooses not to exercise it). Banks, brokers, and nominees do not have discretionary voting authority on certain matters and, accordingly, may not vote on such matters absent instructions from you, as the beneficial holder.

2024 Proxy Statement	97
Broker non-votes are not considered as votes cast and will not be counted in determining the outcome on the election of directors or on any other proposals. If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions by following the instructions on the voting instruction form or notice that you receive from your bank, broker, or other nominee or vote your shares yourself by submitting a legal proxy from your broker or other nominee as the record holder authorizing you to vote the shares and a letter from your broker or other nominee showing that you were the beneficial owner of your shares on the record date.
Quorum and How Votes are Counted
In order for there to be a vote on any matter at the 2024 Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the voting power of shares of stock entitled to vote at the 2024 Annual Meeting must be present online at the virtual meeting or by proxy. In determining whether we have a quorum at the 2024 Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the 2024 Annual Meeting, the chair of the
2024 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present online or by proxy, may adjourn the meeting to another place, date, or time.
Technical Assistance
Beginning 15 minutes prior to the start of and during the 2024 Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the meeting during check-in or during the meeting, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/MAT2024.

98	Mattel, Inc.
Votes Required to Elect Directors and Adopt
Other Proposals
The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass and the effect of abstentions and uninstructed shares on each proposal.

Matter		The Board’s Recommendation	Voting Standard	Abstentions	Broker Non-Votes

Proposal 1
Election of the ten director nominees named in the Proxy
Statement: Adriana Cisneros, Diana Ferguson, Julius
Genachowski, Prof. Noreena Hertz, Ynon Kreiz, Soren
Laursen, Roger Lynch, Dominic Ng, Dr. Judy Olian, and
Dawn Ostroff
		FOR each Director Nominee	Majority of votes cast	No effect	No effect
Proposal 2	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2024	FOR
Proposal 3	Advisory vote to approve named executive officer compensation (“Say-on-Pay”)	FOR
Proposal 4	Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	FOR
Proposal 5	Stockholder proposal requesting additional disclosure regarding political contributions and expenditures	AGAINST

Election of Directors
Under our Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” assuming a quorum is present, meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast (“for” plus “against”) with respect to that director’s election. Abstentions and broker non-votes do not count as votes cast
“for” or “against” a director’s election and, consequently, will have no effect on a director’s election.
In accordance with our Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified, or until his or her earlier resignation or removal. To address this situation, our Bylaws provide that if any incumbent nominee is not elected at an annual meeting of stockholders and no successor has been elected at the annual meeting, that director must tender his or her resignation to the
Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy by majority vote of the remaining directors or decrease the size of the Board in accordance with our Bylaws and applicable law.
Ratification of the Selection of PricewaterhouseCoopers LLP, Say-on-Pay
Vote, Approval of the Mattel, Inc. Amended and Restated 2010 Equity and
Long-Term Compensation Plan, and Stockholder Proposal
For the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, the advisory Say-on-Pay vote, approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan,
and the stockholder proposal requesting additional disclosure regarding political contributions and expenditures, each proposal requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for”
such proposal must exceed 50% of the total votes cast (“for” plus “against”) with respect to that proposal. Abstentions and broker non-votes, if any, will not be counted as votes cast “for” or “against” a proposal and, consequently, will have no effect on the outcome of any of the proposals to be considered at the 2024 Annual Meeting.

2024 Proxy Statement	99
How Your Proxy Will be Voted
If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:
•“FOR” proposal 1, the election as directors of the ten nominees named in this Proxy Statement;
•“FOR” proposal 2, ratification of Mattel’s independent registered public accounting firm;
•“FOR” proposal 3, the advisory Say-on-Pay vote;
•“FOR” proposal 4, the approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan;
•“AGAINST” proposal 5, a stockholder proposal requesting additional disclosure regarding political contributions and expenditures.
If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.
Brokers are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. As a result, if you hold your shares through a broker, we recommend you submit your proxy with instructions as soon as possible.
The Board does not know of any matters that will come before the 2024 Annual Meeting other than those described in the Notice of
2024 Annual Meeting. If any other matters are properly presented for consideration at the 2024 Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the 2024 Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.
How to Change Your Vote or Revoke Your Proxy
If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:
•Delivering to the Secretary of Mattel, at or before the taking of the vote at the 2024 Annual Meeting, a written notice of revocation bearing a later date than your proxy;
•Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the 2024 Annual Meeting;
•If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 28, 2024 or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59
p.m. (Eastern time) on May 23, 2024; or
•Participating in the 2024 Annual Meeting online and voting, although online attendance at the 2024 Annual Meeting will not, by itself, revoke a proxy.
If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, TWR 15-1, Mattel, Inc., 333 Continental
Boulevard, El Segundo, CA 90245-5012.
If you hold your shares through a broker, you must follow directions received from the broker in order to change your voting instructions or to vote at the 2024 Annual Meeting.
Solicitation of Proxies
Mattel will pay the cost of soliciting proxies for the 2024 Annual Meeting. We expect that proxies will be solicited principally by mail.
Officers and regular employees of Mattel may solicit proxies personally or by telephone, email, or special letter, but they will not receive any additional compensation for these efforts.
In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $17,500, plus out-of-pocket costs, and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at the 2024 Annual Meeting.
Mattel will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice to the beneficial owners of the shares held by them.

100	Mattel, Inc.
Householding
The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.
We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at
Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Deadline for 2025 Proposals and Nominations
Stockholder Proposals and Director Nominations
If a stockholder wishes to have a proposal included in the Company’s proxy materials for the 2025 annual meeting of stockholders
(“2025 Annual Meeting”), the proposal must be received by our Secretary at the address set forth below no later than 5:00 p.m.
(Los Angeles time) (the “close of business”) on December 18, 2024 and must otherwise comply with Rule 14a-8 under the
Exchange Act.
Director Nominations Pursuant to Proxy Access Provisions
If a stockholder or group of stockholders wishes to nominate one or more director nominees to be included in the Company’s proxy materials for the 2025 Annual Meeting pursuant to the proxy access provisions of our Bylaws, proper written notice of any such nomination must be received by our Secretary at the address set forth below no earlier than the close of business on November 18,
2024 and not later than the close of business on December 18, 2024, and the nominating stockholder(s) and director nominee(s)
must otherwise comply with the requirements specified in our Bylaws. If the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2025 Annual Meeting, such notice must be received no earlier than the close of business on the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws.
Proposals to Conduct Business and Director Nominations Pursuant to
Advance Notice Provisions
Under the advance notice provisions of our Bylaws, if a stockholder wishes to present a proposal or nominate a director nominee at the 2025 Annual Meeting that will not be included in our proxy materials pursuant to Rule 14a-8 or the proxy access provisions of our Bylaws, proper written notice of such proposal or nomination must be received by our Secretary at the address set forth below no earlier than the close of business on January 29, 2025 and not later than the close of business on February 28, 2025. If the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, such notice must be received by our Secretary no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in our Bylaws (which includes information required under Rule 14a-19).
All notices of proposals or nominations for the 2025 Annual Meeting must comply with our Bylaws and applicable law and must be addressed to:
Secretary, TWR 15-1
Mattel, Inc.
333 Continental Boulevard
El Segundo, CA 90245-5012

2024 Proxy Statement	101
The chair of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Bylaws. If we receive a proposal other than pursuant to Rule
14a-8 or a nomination for the 2025 Annual Meeting, and such nomination or other proposal is not delivered within the time frame specified in our Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2025 Annual Meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.
Corporate Information

Corporate Headquarters:	333 Continental Boulevard, El Segundo, California 90245-5012
Corporate Website:	https://corporate.mattel.com/
Investor Relations Website:	https://investors.mattel.com/
State of Incorporation:	Delaware
Stock Symbol:	NASDAQ: MAT

102	Mattel, Inc.
Mattel presents certain management incentive non-GAAP financial measures in accordance with the plan terms of the 2023 annual cash incentive plan (“MIP”) or the 2021- 2024 LTIP, as applicable. Each of these management incentive non-GAAP financial measures reflect adjustments for certain items as compared to the comparable GAAP financial measures. Mattel believes it is important for our stockholders to understand how the management incentive non-GAAP financial measures were calculated, which are solely utilized to evaluate management performance and compensation.
These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by Mattel in conjunction with the disclosure of earnings or used by other companies. Refer to the definitions below to understand how each management incentive non-GAAP financial measure relates to the most directly comparable GAAP financial measure.
MIP-Adjusted EBITDA
MIP-Adjusted EBITDA represents Mattel’s EBITDA (Net Income (Loss), excluding interest expense, taxes, depreciation and amortization), adjusted to exclude the equity compensation expense, severance and restructuring expense, financial impact related to actions taken under the Optimizing For Growth cost savings program, foreign exchange, certain litigation costs, certain import duties, impact of any income or expense associated with significant currency devaluations for highly inflationary economies, and impact as a result of threatened or actual war.
MIP-Adjusted EBITDA Less Capital Charge
MIP-Adjusted EBITDA Less Capital Charge represents MIP-Adjusted EBITDA, less a Capital Charge.
Capital Charge is the sum of an Account Receivable charge and an Inventory charge. Each charge represents the product of multiplying a capital charge rate by the average of each quarter-end balances, adjusted for the impact of foreign exchange.
MIP-Adjusted Net Sales
MIP-Adjusted Net Sales represents Mattel’s Net Sales, adjusted to exclude the impact of foreign exchange.
MIP-Adjusted Gross Margin
MIP-Adjusted Gross Margin represents reported Gross Margin, adjusted to exclude the impact of severance and restructuring expenses, foreign exchange, certain import duties, impact of any income or expense associated with significant currency devaluations for highly inflationary economies, and impact from threatened or actual war.
Adjusted Free Cash Flow
Adjusted Free Cash Flow represents Mattel’s Free Cash Flow, adjusted to exclude the cash impact of severance and restructuring expenses, debt refinancing, certain litigation costs, and certain import duties.

2024 Proxy Statement	103
As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the 2024 Annual Meeting. If any other business comes before the 2024 Annual Meeting or any adjournment or postponement thereof, proxy holders may vote their respective proxies at their discretion.
By Order of the Board of Directors
Jonathan Anschell
Secretary
El Segundo, California
April 17, 2024

104	Mattel, Inc.
MATTEL, INC.
AMENDED AND RESTATED 2010 EQUITY AND
LONG-TERM COMPENSATION PLAN
1. Purpose. The purpose of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) is
to promote the interests of Mattel, Inc., a Delaware corporation (“Mattel”), and its stockholders by enabling the Company to offer an opportunity to employees, Outside Directors, and Consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align the individual interests of the employees, Outside Directors and
Consultants to those of Mattel stockholders and to provide such individuals with an incentive for outstanding performance to generate superior returns to Mattel stockholders.
2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below.
(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with, Mattel, other than a
Subsidiary. For purposes of determining eligibility for grants of Non-Qualified Stock Options and Stock Appreciation Rights or
whether a Participant has experienced a “separation from service” (as such term is defined and used in Code Section 409A), an
Affiliate means a “service recipient” (within the meaning of Code Section 409A); provided that such definition of “service recipient”
shall be determined by (a) applying Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section
414(c), using the language “at least 50 percent” instead of “at least 80 percent” each place it appears in Treasury Regulations
Section 1.414(c)-2, and (b) where the use of the following modified definition is based upon legitimate business criteria, by applying
Code Section 1563(a)(1), (2) and (3), for purposes of determining a controlled group of corporations under Code Section 414(b), using the language “at least 20 percent” instead of “at least 80 percent” at each place it appears in Code Section 1563(a)(1), (2)
and (3), and by applying Treasury Regulations Section 1.414(c)-2, for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c), using the language “at least 20 percent”
instead of “at least 80 percent” at each place it appears in Treasury Regulations Section 1.414(c)-2.
(b) “Annual Cash Retainer” has the meaning given in Section 15(b).
(c) “Annual Grant” has the meaning given in Section 14(a).
(d) “Annual Meeting” means an annual meeting of stockholders of Mattel.
(e) “Board” means the Board of Directors of Mattel.
(f) “Business Combination” has the meaning given in Section 18(b)(iii).
(g) “Cause” means (i) “Cause” as defined in the Participant’s Individual Agreement, or (ii) if the Participant does not have an Individual Agreement or if it does not define “Cause,” (A) a Participant’s neglect of significant duties he or she is required to perform or a Participant’s violation of a material Company policy; (B) the commission by a Participant of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (C) a Participant’s act or omission in the course of his or her employment which constitutes gross negligence; or (D) willful failure by a Participant to obey a lawful direction of the Board or the Company.
(h) “Change in Control” has the meaning given in Section 18(b), as modified by Section 18(c).
(i) “Code” means the United States Internal Revenue Code of 1986, as amended, the United States Treasury Regulations thereunder and other relevant interpretive guidance issued by the United States Internal Revenue Service or the United
States Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(j) “Committee” means the committee designated by the Board to administer the Plan in accordance with Section 3(a)
below.
(k) “Common Stock” means the common stock of Mattel, $1.00 par value per share, or any security issued in substitution, exchange, or in lieu thereof.

2024 Proxy Statement	A-1
(l) “Company” means Mattel or any successor corporation, together with its Subsidiaries, as well as any Affiliate that is designated for participation in the Plan pursuant to Section 3(e), collectively or individually as the context requires.
(m) “Consultant” means any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
(n) “Corporate Transaction” has the meaning given in Section 17(a).
(o) “Covered Employee” means any Participant who is or may be a “covered employee” (within the meaning of Code
Section 162(m)(3)) in the tax year in which the Company is expected to claim a compensation deduction with respect to any Grant, as determined by the Committee.
(p) “Disability” a Participant’s Severance will be considered to have occurred because of Disability if: (i) in the case of a
Participant who was (before his or her Severance) an employee of the Company, there has been a determination that the
Participant is permanently disabled and entitled to benefits under the applicable group long-term disability plan of the
Company or, if there is no such applicable plan, under any government plan, program or related laws and regulations applicable to the Participant; and (ii) in the case of a Participant who was (before his or her Severance) an Outside
Director or other non-employee service provider, the Committee determines that the Participant’s membership on the
Board or status as a service provider has terminated as a result of his or her disability. Notwithstanding the foregoing, if a
Severance that meets the foregoing definition of Disability is also a Retirement, it shall be treated for all purposes under the Plan as a Retirement and not a Disability. In addition, with respect to an Incentive Stock Option, Disability means a permanent and total disability as defined in Code Section 22(e)(3) and, with respect to all Grants, to the extent Grants are subject to Code Section 409A, “disability” within the meaning of Code Section 409A. For the avoidance of doubt, a
Severance that occurs by reason of a Participant’s voluntary termination of his or her employment with the Company during his or her Disability shall not be considered to have occurred because of Disability.
(q) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by Mattel, of the stock of a Subsidiary or Affiliate) or a sale of a division of the Company.
(r) “Dividend Equivalent” means a right, granted pursuant to Section 12, to receive payments, in cash or Common Stock, representing the dividends and other distributions with respect to a specified number of hypothetical shares of Common
Stock, as and when such other dividends and other distributions are actually made to holders of Common Stock.
(s) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.
(t) “Fair Market Value” means, unless a different method or value is determined by the Committee or required under applicable law, the closing price of the Common Stock on the Nasdaq Stock Market at the close of normal trading hours for that day, or, if the Nasdaq Stock Market is closed on that day, the last preceding day on which the Nasdaq Stock
Market was open.
(u) “Free-Standing Stock Appreciation Right” means a Stock Appreciation Right not granted in conjunction with an Option.
(v) “Full-Value Grant” means any Grant other than an Option or Stock Appreciation Right.
(w) “Full-Value Share Debiting Rate” has the meaning given in Section 5(b)(i).
(x) “Grant” means an award of an Option, Restricted Stock, Restricted Stock Units, Stock Appreciation Right, Dividend
Equivalents, a Performance Award or unrestricted shares of Common Stock under the Plan. All Grants shall be evidenced by, and subject to the terms of, a written agreement, which agreement may (i) include, in the Company’s discretion, restrictive covenants, where lawful, and (ii) define additional Activities Against the Company’s Interest (within the meaning of Section 19(c)). Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.
(y) “Incentive Stock Option” means an option to purchase Common Stock that is specifically designated as an incentive stock option under Code Section 422 and that qualifies as such.
(z) “Incumbent Board” has the meaning given in Section 18(b)(ii).
(aa) “Individual Agreement” of a Participant means any individual employment or severance agreement between the
Company and the Participant or a Company severance arrangement applicable to the Participant.
(bb) “Involuntary Retirement” means the Severance of a Participant that is classified by the Company in its human resources database as an involuntary separation and that qualifies as a Retirement.
(cc) “Mattel” has the meaning given in Section 1 above.

A-2	Mattel, Inc.
(dd) “Non-Qualified Stock Option” means an option to purchase Common Stock that is specifically designated as not being an Incentive Stock Option or that is designated as an Incentive Stock Option but fails to qualify as such.
(ee) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(ff) “Outside Director” means a director of Mattel who is not also an employee of the Company.
(gg) “Outstanding Mattel Common Stock” has the meaning given in Section 18(b)(i).
(hh) “Outstanding Mattel Voting Securities” has the meaning given in Section 18(b)(i).
(ii) “Participant” means a person who has received a Grant.
(jj) “Performance Award” means a cash bonus award, stock bonus award, performance award or other incentive award that is paid in cash, shares of Common Stock or a combination of both, awarded under Section 13.
(kk) “Performance Goals” means performance goals established by the Committee in connection with any Grant. Such goals may be based on one or more of the following business criteria with respect to Mattel, any Subsidiary or Affiliate or any of their respective worldwide operations, regional operations, country specific operations and/or subsidiaries, business units, affiliates, corporations, divisions or employees and/or brands, groups of brands or specific brands: net operating profit after taxes (“NOPAT”); NOPAT less a capital charge; return on capital employed; revenue; earnings per share; earnings per share before or after funding for some or all of the Company’s incentive programs; operating profit;
operating profit less a charge on one or more of the following items: working capital, inventory or receivables; net income;
return on equity; cash flow return on investment; return on invested capital or assets; fair market value of stock; total stockholder return; EBIT; EBITA; EBITDA; OBIT; OBITDA; operating margin, gross margin, cash margin, cash generation;
free cash flow; unit volume; market share; sales; asset quality; return on assets; return on operating assets; cost-saving levels; operating income; marketing-spending efficiency; core non-interest income; change in working capital; sales and sales unit volume; strategic partnerships and transactions and marketing initiatives; or any other measure or metric the
Committee deems appropriate, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of other companies or to market performance indicators or indices.
(ll) “Person” has the meaning given in Section 18(b)(i).
(mm) “Plan” means this Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, as it may be
amended or amended and restated from time to time.
(nn) “Program” means any program adopted by the Committee pursuant to the Plan containing the terms and conditions intended to govern a specified type of Grant awarded under the Plan and pursuant to which such type of Grant may be awarded under the Plan.
(oo) “Recapture” has the meaning given in Section 19(a).
(pp) “Rescission” has the meaning given in Section 19(a).
(qq) “Restricted Stock” means shares of Common Stock issued pursuant to Section 11 below that are subject to restrictions on ownership.
(rr) “Restricted Stock Units” means a Grant denominated in hypothetical shares of Common Stock granted pursuant to
Section 11 below, to be settled, subject to the terms and conditions of the Restricted Stock Units, either by delivery of shares of Common Stock or by the payment of cash based upon the Fair Market Value of a specified number of shares, or a combination.
(ss) “Retirement” means the Severance of a Participant who is an employee of the Company or an Outside Director, other than as a result of the Participant’s death or termination by the Company for Cause, at a time when the Participant has (i)
attained at least 55 years of age, and (ii) completed at least ten Years of Service (or five Years of Service for any Grants made under the Plan prior to the date of the annual employee grants made in 2023). Notwithstanding the foregoing, the
Committee may establish such other criteria governing the occurrence of a Retirement for purposes of the Plan, in its sole discretion.
(tt) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and as amended from time to time.
(uu) “Section 16 Officer” means a person or entity that is subject to the provisions of Section 16 of the Exchange Act.
(vv) “Section 409A Grant” has the meaning given in Section 20(d).
(ww) “Severance” of a Participant means (i) for purposes of Grants made to a Participant as compensation for services as an employee of the Company, that the Participant has ceased to be an employee of the Company for any reason, regardless of whether the Participant serves as an other service provider to the Company thereafter; provided, however,

2024 Proxy Statement	A-3
that a Participant who continues to serve as an Outside Director immediately after such Participant has ceased to be an employee of the Company shall not be considered to have had a Severance with the Company by reason of such
Participant ceasing to be an employee of the Company; (ii) for purposes of Grants made to a Participant as compensation for services as an Outside Director, that the Participant has ceased to be an Outside Director for any reason, and is neither employed by, nor providing services to, the Company in any other capacity; and (iii) for purposes of Grants made to a Participant as compensation for services in any capacity other than as an employee of the Company or an Outside
Director, that the Participant has ceased (in the sole and absolute judgment and discretion of the Company) to provide such services, and is neither employed by the Company nor serving as an Outside Director. Severance shall be considered to occur at the close of business on the day on which the applicable relationship to the Company ends, whether or not that day is also the Participant’s last day worked (regardless of whether or not his or her Severance is later found to be invalid or in breach of applicable laws, rules and regulations governing the Participant’s employment or the performance of services or any applicable agreement governing the Participant’s employment or the performance of services) and shall not be extended by any notice period; provided, that the Company may in its sole discretion establish in writing a different date on which a particular Participant’s Severance shall be considered to occur. If a Participant is employed by or providing services to a Subsidiary or Affiliate that ceases to be a Subsidiary or Affiliate for any reason
(including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of a
Subsidiary), the relationship of the Participant to the Company as an employee or service-provider, as applicable, shall be considered to have ended as a result of that cessation unless that relationship is transferred to Mattel or one of its continuing Subsidiaries or Affiliates in connection therewith. Notwithstanding the foregoing, with respect to any Grant subject to Code Section 409A (and not exempt therefrom), “Severance” of a Participant means a Participant’s “separation from service” (as such term is defined and used in Code Section 409A).
(xx) “Share Change” has the meaning given in Section 17(a).
(yy) “Stock Appreciation Right” means a right granted pursuant to Section 8 below to receive a payment in cash, shares of
Common Stock or any combination thereof with respect to a specified number of shares of Common Stock equal to the excess of the Fair Market Value of the Common Stock on the date the right is exercised over the exercise price of the
Stock Appreciation Right.
(zz) “Subsidiary” means any corporation (other than Mattel) in an unbroken chain of corporations beginning with Mattel if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Code Section 424(f).
(aaa) “Substitute Grant” has the meaning given in Section 5(a). Such Substitute Grants shall be on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option requirements of Code
Section 422 and the nonqualified deferred compensation requirements of Code Section 409A, where applicable.
(bbb) “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted in conjunction with an Option.
(ccc) “Ten Percent Stockholder” means any person who owns (after taking into account the constructive ownership rules of Code Section 424(d)) more than ten percent of the capital stock of Mattel or of any of its Subsidiaries or “parent corporation” (as defined in Code Section 424(e)).
(ddd) “Term” means the period of time from the date of grant of an Option or Stock Appreciation Right through the latest date on which it may be exercised, as determined by the Committee.
(eee) “Termination” has the meaning given in Section 19(a).
(fff) “2005 Plan” means the Mattel, Inc. 2005 Equity Compensation Plan, as amended.
(ggg) “2010 Annual Meeting” means the Annual Meeting that occurs in 2010.
(hhh) “Years of Service” of a Participants shall mean the aggregate period of time, expressed as a number of whole years and fractions thereof, during which the Participant served without interruption as an employee of the Company and/or an
Outside Director; provided, that a period of such service before an interruption shall be included in determining Years of
Service to the extent such service is recognized under the Company’s applicable general policy with respect to service recognition.
3. Administration.
(a) The Plan shall be administered by the Compensation Committee of the Board, or such other committee of Board members as the Board may designate from time to time (the “Committee”); provided, that the Committee shall at all times have at least three members; that the members of the Committee shall all qualify as “non-employee directors” for purposes of Rule 16b-3, and shall meet the independence requirements of the listing standards of the Nasdaq Stock
Market; and that the Committee may include all members of the Board, if they all meet the foregoing requirements, provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee

A-4	Mattel, Inc.
at the time of such action are later determined not to have satisfied the requirements for membership set forth in this
Section 3(a) or otherwise provided in any charter of the Committee.
(b) The Committee may conduct its meetings in person or by telephone. Except to the extent provided in the charter of the
Committee, one-third of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by a majority of the members present at any meeting or by all of the members in writing without a meeting.
(c) The Committee is authorized to construe and interpret the Plan, the rules and regulations under the Plan, and all
Grants under the Plan; and to adopt, amend and rescind rules and procedures relating to the administration of the Plan as, in its opinion, may be advisable in the administration of the Plan; and, except as provided herein, to make all other determinations deemed necessary or advisable under the Plan, including, except to the extent prohibited in Section 18(a)
of the Plan, the ability to provide for the acceleration of Grants under the Plan. All actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Grants shall be final, conclusive, and binding upon all parties.
(d) The Committee may, except to the extent prohibited by its charter, applicable laws or regulations or the listing standards of the Nasdaq Stock Market, allocate all or any portion of its responsibilities and powers to any one or more of its members or to any other person or persons selected by it, including without limitation to the Chief Executive Officer of
Mattel. Any such delegation may be limited or indefinite in duration, as the Committee shall determine, but shall be subject to revocation by the Committee, at any time. Notwithstanding the foregoing, the Committee shall not make any delegation of its authority with regard to the granting of Grants to Section 16 Officers, except to the extent permitted by Rule 16b-3.
(e) The Committee may, but need not, designate any Affiliate to participate in the Plan.
(f) The Committee, in its sole discretion, shall have the power and authority to adopt one or more Programs under the
Plan from time to time containing such terms and conditions as the Committee may determine or deem appropriate in its discretion.
4. Duration of Plan.
(a) The 2010 Equity and Long-Term Compensation Plan was originally effective as of the date of the 2010 Annual Meeting
(the “Effective Date”); this Amended and Restated 2010 Equity and Long-Term Compensation Plan shall be effective upon approval by stockholders at the annual meeting of stockholders held in 2024.
(b) Unless terminated earlier pursuant to Section 22, the Plan shall terminate on March 21, 2034, except with respect to
Grants then outstanding.
5. Shares Available; Vesting Limitations.
(a) Aggregate Limit. The maximum number of shares of Common Stock which may be issued pursuant to Grants under the Plan shall be equal to the sum of (x) 130.2 million shares of Common Stock and (y) the number of shares of Common
Stock which as of the Effective Date remained available for issuance under the 2005 Plan (the “Overall Share Limit”). The number of shares authorized for grant as Incentive Stock Options shall be no more than the Overall Share Limit. The foregoing shall be subject to adjustment as provided below in this Section 5 and in Section 17. Notwithstanding the foregoing, if a Grant (a “Substitute Grant”) is made pursuant to the conversion, replacement or adjustment of outstanding equity awards in connection with any acquisition, merger or other business combination or similar transaction involving the
Company, the Overall Share Limit shall not be reduced as a result, to the extent the Substitute Grant is permitted without stockholder approval by the listing standards of the Nasdaq Stock Market.
(b) General Share-Counting Rules.
(i) A Full-Value Grant shall reduce the number of shares available under the Plan by the Full-Value Share Debiting Rate multiplied by the number of shares that are subject to the Grant, and an Option or Stock Appreciation Right shall reduce the number of shares available under the Plan by one share for each share that is subject to the Grant (for the avoidance of doubt, in the event that a Stock Appreciation Right may be settled in shares, the number of shares deemed subject to the Grant for purposes of this sentence shall be the number of shares with respect to which such Stock Appreciation Right may be exercised and not the number of shares that may be distributed in settlement of such exercise). The “Full-Value
Share Debiting Rate” means:
(A) with respect to Full-Value Grants granted prior to March 1, 2019, three (3.0);
(B) with respect to Full- Value Grants granted on or after March 1, 2019 but on or prior to March 1, 2020, two and seven-tenths (2.7);
(C) with respect to Full-Value Grants granted after March 1, 2020 but on or prior to March 1, 2021, two and thirty-
five-hundredths (2.35);

2024 Proxy Statement	A-5
(D) with respect to Full-Value Grants granted after March 1, 2021 but on or prior to March 1, 2022, one and nine-
tenths (1.9); and
(E) with respect to Full-Value Grants granted after March 1, 2022, one and five-tenths (1.5).
(ii) Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall be counted against the number of shares available under the Plan and shall not be added back to the shares authorized for grant under this Section 5: (A) shares tendered by the Participant in payment of the grant or exercise price of an Option or other
Grant, (B) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to a Grant and (C) shares purchased on the open market with the cash proceeds from the exercise of Options. To the extent that the Company grants Restricted Stock, any shares subject to the Restricted Stock repurchased by the
Company under Section 11(c)(iii) at the same price paid by the Participant so that such shares are returned to the
Company shall again be available for Grants.
(c) Addbacks Relating to Options and Stock Appreciation Rights. If any Option (with or without a Tandem Stock
Appreciation Right) or Free-Standing Stock Appreciation Right is forfeited or otherwise terminates or expires without having been exercised, or is settled for cash, the shares subject to that Grant shall again be available for Grants under the
Plan. Notwithstanding the provisions of this Section 5, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Code Section 422.
(d) Addbacks Relating to Full-Value Grants. To the extent that a Full-Value Grant is forfeited or otherwise terminates or expires without shares having been issued, or is settled for cash, the number of shares available under the Plan shall be increased by the Full-Value Share Debiting Rate actually used for such Full-Value Grant to reduce the number of shares available under the Plan, multiplied by the number of shares subject to such Full-Value Grant that is forfeited, not issued or is settled in cash.
(e) Individual Limit. Notwithstanding any provision in the Plan to the contrary, subject to adjustment as provided below in
Section 17, the maximum number of shares as to which Grants (i.e., Options, Restricted Stock, Restricted Stock Units,
Stock Appreciation Rights, Dividend Equivalents, Performance Awards or unrestricted shares of Common Stock) may be made to a single Participant in a single calendar year is five million, and the maximum aggregate amount of cash that may be paid in cash during any calendar year with respect to one or more cash-based Grants payable is $20,000,000.
Notwithstanding any provision in the Plan to the contrary, the sum of the aggregate grant date fair value of equity-based
Grants and the amount of any cash-based Grants or other cash fees that may be granted or paid to a single Outside
Director as compensation for services as an Outside Director in a single calendar year shall not exceed $750,000.
(f) Stock Distributed. Any Common Stock distributed pursuant to a Grant may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.
(g) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 17 and 18 of the Plan, Grants (excluding for this purpose any Substitute Grants or shares delivered in lieu of fully vested cash-denominated Grants) made under the Plan on or after May 17, 2018 shall vest no earlier than the first anniversary of such Grant’s date of grant; provided, however, that, notwithstanding the foregoing, Grants that result in the issuance of an aggregate of up to 5% of the shares of Common Stock available pursuant to this Section 5 (as such number of shares of
Common Stock may be increased from time to time in accordance with the Plan) may be granted to any one or more
Participants without respect to such minimum vesting provisions. For purposes of Grants to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one Annual Meeting to the next Annual Meeting;
provided the next Annual Meeting is at least 50 weeks after the immediately preceding year’s Annual Meeting.
Notwithstanding the foregoing, nothing in this Section 5(g) shall preclude or limit any Grant or other arrangement (or any action by the Committee) from providing for accelerated vesting of such Grant in connection with or following a
Participant’s death, Disability or Severance.
6. Eligibility. Persons eligible to receive Grants under the Plan shall consist of employees of the Company, Outside Directors, and
Consultants. However, Incentive Stock Options may only be granted to individuals who are employees of Mattel or a Subsidiary, and Grants to Outside Directors for service as such shall be made only pursuant to Sections 14 and 15 below.
7. Options.
(a) Grants of Options under the Plan shall be made on such terms and in such form as the Committee may approve, which shall not be inconsistent with the provisions of the Plan, but which need not be identical from Option to Option.
(b) The exercise price per share of Common Stock purchasable under an Option shall be set forth in the Option. Except in the case of Substitute Grants, the per-share exercise price of a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, and the per-share exercise price of an Incentive
Stock Option, shall be no less than:
(i) 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of a Ten Percent
Stockholder; or

A-6	Mattel, Inc.
(ii) 100% of the Fair Market Value of a share of Common Stock on the date of grant in the case of any employee who is not a Ten Percent Stockholder.
(c) Except in the case of Substitute Grants, the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a
Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by Code Section
422.
(d) The timing and conditions for vesting and/or exercisability of Options shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance
Goals, or such other events or requirements as the Committee may determine.
8. Stock Appreciation Rights.
(a) Stock Appreciation Rights may be granted as Tandem Stock Appreciation Rights in conjunction with all or part of an
Option granted under the Plan, or as Free-Standing Stock Appreciation Rights. Tandem Stock Appreciation Rights
associated with Non-Qualified Stock Options may be granted either at the time the Non-Qualified Stock Option is granted or thereafter. Tandem Stock Appreciation Rights associated with Incentive Stock Options may be granted only at the time the Incentive Stock Option is granted.
(b) A Tandem Stock Appreciation Right shall have the same exercise price as, and shall vest, be exercisable and terminate, at the same time as the associated Option. The exercise of a Tandem Stock Appreciation Right in whole or in part shall result in the termination of the associated Option to the same extent, and vice versa.
(c) Except in the case of Substitute Grants, the per-share exercise price of a Free-Standing Stock Appreciation Right shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The timing and conditions for vesting and/or exercisability of a Free-Standing Stock Appreciation Right shall be determined by the
Committee, and may be conditioned upon continued services to the Company and/or the achievement of one or more
Performance Goals, or such other events or requirements as the Committee may determine.
9. Exercise of Options and SARs.
(a) Options and Stock Appreciation Rights shall be exercised by following such procedures as may be established by
Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. Such procedures may be different for different Participants, different groups of Participants, and/or different Grants.
(b) In order to exercise an Option, the holder thereof must make full payment of the exercise price in accordance with such methods as the Committee may approve from time to time. As of the Effective Date, the following methods by which payment may be made are:
(i) cash; and
(ii) by the delivery to Mattel or its designated agent of a written or electronic notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of an Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.
(c) The Committee may establish such procedures as it deems appropriate for the exercise of Options and Stock
Appreciation Rights (i) by the guardian or legal representative of a Participant who is incapacitated (regardless of whether such incapacity constitutes Disability), and (ii) by a transferee thereof as contemplated by Section 16.
10. Termination of Options and Stock Appreciation Rights; Effect of Severance.
(a) Each Option and Stock Appreciation Right shall terminate not later than the end of its Term. Unless a shorter term is specifically provided for by the Committee, the Term of an Option or Stock Appreciation Right shall end on the tenth anniversary of the date of grant or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, on the fifth anniversary of the date of grant.
(b) Except to the extent the Committee specifically establishes otherwise for an Option or Stock Appreciation Right, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:
(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding Options and
Stock Appreciation Rights (whether vested or unvested) shall terminate immediately;
(ii) in the case of the Participant’s Severance as a result of his or her Retirement, death or Disability (A) all of the
Participant’s then-outstanding Options and Stock Appreciation Rights that were granted at least six months before the date of Severance shall become fully vested and exercisable immediately, and shall remain

2024 Proxy Statement	A-7
exercisable until the earlier of (I) the fifth anniversary of the date of Severance and (II) the end of the applicable
Term, (B) all of the Participant’s other then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (C) all of the Participant’s other then-outstanding unvested Options and Stock Appreciation
Rights shall terminate immediately; and
(iii) in the case of the Participant’s Severance for any other reason, (A) all of the Participant’s then-outstanding vested Options and Stock Appreciation Rights shall remain exercisable until the earlier of (I) the 90th day after the date of the Severance and (II) the end of the applicable Term, and (B) all of the Participant’s then-outstanding unvested Options and Stock Appreciation Rights shall terminate immediately.
(c) Notwithstanding the foregoing, except to the extent the Committee specifically establishes otherwise for an Option or
Stock Appreciation Right and except as otherwise required by an Individual Agreement, the 90-day periods referred to in clauses (ii) and (iii) of Section 10(b) above shall be extended to a two-year period if the Severance occurs during the 24-
month period following a Change in Control.
11. Restricted Stock and Restricted Stock Units.
(a) In General. The Committee may issue Grants of Restricted Stock and Restricted Stock Units upon such terms and conditions as it may deem appropriate, which terms need not be identical for all such Grants. The timing and conditions for vesting of such Grants shall be determined by the Committee, and may include continued services to the Company for a specified period and/or the achievement of one or more Performance Goals, or such other events or requirements as the Committee may determine.
(b) Restricted Stock in General. Restricted Stock may be sold to Participants, or it may be issued to Participants without the receipt of any consideration, to the extent permitted by applicable laws and regulations. If the Participant is required to give any consideration, the payment shall be in the form of cash or such other form of consideration as the Committee shall deem acceptable, such as the surrender of outstanding shares of Common Stock owned by the Participant. A
Participant may not assign or alienate his or her interest in the shares of Restricted Stock prior to vesting. Otherwise, the
Participant shall have all of the rights of a stockholder of Mattel with respect to the Restricted Stock, including the right to vote the shares and to receive any dividends (subject to Section 12(a) of the Plan).
(c) Consequences of Severance for Restricted Stock. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:
(i) in the case of the Participant’s Severance as a result of his or her death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock that was granted at least six months before the date of Severance shall be immediately vested and all of the Participant’s other then-outstanding unvested Restricted Stock shall be immediately forfeited; and
(ii) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock shall be immediately forfeited.
(iii) to the extent a price was paid by the Participant for the Restricted Stock, upon the Participant’s Severance during the restriction period of the Restricted Stock, the Company shall have the right to repurchase from the
Participant any unvested Restricted Stock then subject to restrictions at a cash price equal to the price per share paid by the Participant for such Restricted Stock, or such other amount as may be specified in the applicable
Program or Restricted Stock agreement.
(d) Restricted Stock Units. A Participant may not assign or alienate his or her interest in Restricted Stock Units, and shall not have any of the rights of a stockholder of Mattel with respect to the Restricted Stock Units unless and until shares of
Common Stock are actually delivered to the Participant in settlement thereof. Except to the extent the Committee establishes otherwise for a Grant of Restricted Stock Units, each Restricted Stock Unit shall be settled no later than the fifteenth day of the third month after the end of the calendar year in which such Restricted Stock Unit ceases to be subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. To the extent that settlement of a Restricted
Stock Unit is at a later date, the terms and conditions of the Restricted Stock Unit shall be established and interpreted in accordance with Section 20 below.
(e) Consequences of Severance for Restricted Stock Units. Except to the extent the Committee specifically establishes otherwise for a Grant of Restricted Stock Units, subject to Section 19 (including Section 19A) below, and except as otherwise required by an Individual Agreement, the consequences of the Severance of a Participant shall be as follows:
(i) in the case of the Participant’s Severance for Cause, all of the Participant’s then-outstanding unvested
Restricted Stock Units shall be immediately forfeited;
(ii) in the case of the Participant’s Severance as a result of his or her Involuntary Retirement, death or Disability, all of the Participant’s then-outstanding unvested Restricted Stock Units that were granted at least six months

A-8	Mattel, Inc.
before the date of Severance shall be immediately vested and settled in cash or Common Stock, as provided in the terms thereof; and
(iii) in all other cases, all of the Participant’s then-outstanding unvested Restricted Stock Units shall be immediately forfeited.
12. Dividends and Dividend Equivalents.
(a) Notwithstanding anything herein to the contrary, the Committee may make any and all dividends and distributions with respect to Grants under the Plan (including, but not limited to, Grants of Restricted Stock) subject to vesting conditions, which may be the same as or different from the vesting conditions applicable to the underlying Grant; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Grant or any portion of a Grant may only be paid to the Participant to the extent that the vesting conditions applicable to such Grant or portion thereof are subsequently satisfied and the Grant or portion thereof to which such dividend relates vests, and any dividends with respect to any Grant or any portion thereof that does not become vested shall be forfeited.
(b) The Committee may include Dividend Equivalents on shares of Common Stock that are subject to Grants, and may make separate Grants of Dividend Equivalents with respect to a specified number of hypothetical shares. The Committee shall specify in the Grant such terms as it deems appropriate regarding the Dividend Equivalents, including when and under what conditions the Dividend Equivalents shall be paid, whether any interest accrues on any unpaid Dividend
Equivalents, and whether they shall be paid in cash or in shares of Common Stock or a combination thereof; provided, that, notwithstanding anything herein to the contrary, Dividend Equivalents with respect to Grants (or any portion thereof)
that are not vested at the time that the underlying dividend is paid may only be paid to the Participant to the extent that the applicable vesting conditions are subsequently satisfied and the Grant (or portion thereof) vests, and any Dividend
Equivalents with respect to any portion of a Grant that does not become vested shall be forfeited. Unless the Committee otherwise specifies in the Grant, Dividend Equivalents shall be paid to the Participant no later than the later of the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited or the fifteenth day of the third month following the end of the calendar year in which the related Grant vests. Any Dividend Equivalents shall be treated separately from the right to other amounts under the Grant for purposes of the designation of time and form of payment required by Code Section 409A.
(c) Notwithstanding anything in the foregoing to the contrary, neither dividends nor Dividend Equivalents shall be granted, paid or payable in respect of outstanding Options or Stock Appreciation Rights.
13. Performance Awards.
(a) The Committee is authorized to grant Performance Awards. The value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, shares of Common Stock, or a combination of both, as determined by the Committee.
(b) Without limiting Section 13(a), the Committee may grant Performance Awards in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the
Committee.
(c) With respect to Performance Awards in the form of a cash bonus payable upon the attainment of objective
Performance Goals, the Committee shall have the right to alter the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the performance period, in determining the amount earned pursuant to such Performance Award.
14. Outside Directors. Grants may be made to Outside Directors only in accordance with this Section 14 and Section 15(b). The terms and conditions of Grants to Outside Directors shall be the same as those provided for elsewhere in the Plan, except as specifically provided otherwise in this Section 14.
(a) Effective on the date of each Annual Meeting, each Outside Director shall receive a Grant (the “Annual Grant”) of (i)
Non-Qualified Stock Options and/or (ii) Restricted Stock, and/or (iii) Restricted Stock Units as determined by the
Committee or the Board pursuant to the written Summary of Compensation of the Non-Employee Members of the Board
of Directors, or any successor summary or policy.
(b) Each Option granted to an Outside Director pursuant to this Section 14 shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the date of grant. The applicable Outside Director’s Option agreement shall govern the treatment of Annual Grants of Options upon an Outside Director’s Severance.
(c) The applicable Outside Director’s Restricted Stock agreement and Restricted Stock Unit agreement shall govern the treatment of Annual Grants of Restricted Stock and Restricted Stock Units, respectively, upon an Outside Director’s
Severance.

2024 Proxy Statement	A-9
(d) As of the Effective Date, (i) Grants made to Outside Directors pursuant to this Section 14 shall be in lieu of all future
Grants to Outside Directors under Section 13 of the 2005 Plan, and (ii) the provisions of this Section 14 shall replace and supersede the relevant provisions of Section 13 of the 2005 Plan.
15. Bonus Grants and Grants in Lieu of Compensation.
(a) The Committee is authorized to grant shares of Common Stock as a bonus, or to make Grants in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.
Such grants shall be upon such terms and conditions as the Committee may deem appropriate.
(b) Each Outside Director shall be eligible to be granted shares of Common Stock in lieu of all or a portion of his or her annual cash retainer fee for service on the Board (“Annual Cash Retainer”), subject to the following terms and conditions.
(i) An Outside Director who has timely elected in advance, in accordance with the policies and procedures adopted by Mattel from time to time, to receive shares of Common Stock in lieu of all or a portion of such Outside
Director’s Annual Cash Retainer with regard to a given year shall be granted shares of Common Stock on the date the Annual Cash Retainer would have otherwise been paid by Mattel to the Outside Director. Such an election by the Outside Director shall be irrevocable with respect to the Annual Cash Retainer for such year.
(ii) The number of shares of Common Stock granted pursuant to this Section 15(b) shall be the number of whole shares of Common Stock equal to the amount of the Outside Director’s Annual Cash Retainer which the Outside
Director has elected pursuant to clause (i) above to be payable in shares of Common Stock, divided by the Fair
Market Value per share on the date of grant.
16. Non-transferability of Grants.
(a) No Option or Free-Standing Stock Appreciation Right shall be transferable by a Participant other than (i) upon the death of the Participant, or (ii) in the case of a Non-Qualified Stock Option or Free-Standing Stock Appreciation Right, as
otherwise expressly permitted by the Committee; provided, however, that in no event may an Option or Free-Standing
Stock Appreciation Right be transferable for consideration absent stockholder approval. A Tandem Stock Appreciation
Right shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock
Appreciation Right shall be exercisable, subject to the terms of the Plan, only by the applicable Participant, the guardian or legal representative of such Participant as provided in Section 9(c), or any person to whom such Option or Stock
Appreciation Right is permissibly transferred pursuant to this Section 16(a), it being understood that the term “Participant”
includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Participant.
(b) No other Grant shall be transferable except as specifically provided in the Grant; provided, however, that in no event may a Grant be transferable for consideration absent stockholder approval.
(c) The Company may establish such procedures for making beneficiary designations or such other rules and procedures as may be appropriate under applicable laws and regulations for the treatment of Grants upon the death of a Participant.
17. Adjustments.
(a) In the event of (i) a stock dividend, declaration of an extraordinary cash dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Mattel (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting Mattel or any of its Subsidiaries or Affiliates (each, a “Corporate
Transaction”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for Grants under the Plan, (B) the limitations set forth in Sections 5(a) and 5(e), (C) the number and kind of shares or other securities subject to outstanding Grants, (D) the exercise price of outstanding Options and Stock Appreciation Rights.
(b) In the case of Corporate Transactions, the adjustments pursuant to Section 17(a) may include, without limitation, (1)
the cancellation of outstanding Grants in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Grants, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of Mattel and securities of entities other than Mattel)
for the shares subject to outstanding Grants; and (3) in connection with any Disaffiliation, arranging for the assumption of
Grants, or replacement of Grants with new awards based on other property or other securities (including, without limitation, other securities of Mattel and securities of entities other than Mattel), by the affected Subsidiary or Affiliate by

A-10	Mattel, Inc.
the entity that controls the affected Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Grants that remain based upon Company securities).
(c) Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 17(a) to Grants that are considered
“deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of
Code Section 409A; (ii) any adjustments made pursuant to Section 17(a) to Grants that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the
Grants either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section
409A; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to Section 17(a) to the extent the existence of such authority would cause a Grant that is not intended to be subject to Code Section 409A at the time of Grant to be subject thereto.
18. Effect of Change in Control.
(a) In the event of a Change in Control, (i) with respect to Grants that are not Performance Vesting Awards (as defined below), unless a Qualifying Replacement Award is provided to the applicable Participant to replace the applicable Grant, any such Grant that is an Option or Stock Appreciation Right then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Grant of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Grant of Restricted Stock Units then outstanding shall
(subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); (ii) with respect to Grants that are not Performance Vesting Awards (other than
Performance Vesting Awards that are replaced by Qualifying Replacement Awards and cease to be subject to performance-based vesting conditions), if a Qualifying Replacement Award is provided to the applicable Participant to replace such Grant, then, in the event that the Participant incurs a Severance by the Company without Cause within the
24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or Stock Appreciation Rights outstanding as of immediately prior to the Participant’s Severance shall become fully vested and exercisable as of the date of such Severance and remain exercisable until the earlier of (A) the second anniversary of the Severance and (B) the end of the applicable Term, and (y) Restricted Stock or Restricted Stock
Units outstanding as of immediately prior to the Participant’s Severance shall be fully vested as of the date of such
Severance, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section
18(c)) be settled immediately upon such Severance (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to Section 17); and (iii) unless a Qualifying Replacement Award is provided to the applicable
Participant to replace the applicable Grant, any Performance Vesting Award granted on or after May 17, 2018 shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 18(c)) be settled immediately (in cash or Common Stock, determined in the manner provided for in the terms thereof, but subject to
Section 17) based on the greater of (x) actual performance through the date of the Change in Control or (y) pro-rated target performance, with the number of shares based on a fraction, the numerator which is the number of days elapsed in the applicable performance period through the date of the Change in Control, and the denominator of which is the total number of days in the applicable performance period; in each case, subject to the terms of any Grant, Individual
Agreement, Program or Section 18(c). Notwithstanding the foregoing, except to the extent that a Qualifying Replacement
Award is not provided to the applicable Participant to replace the applicable Grant as set forth in this Section 18(a), (1) in no event shall any Grant granted on or after May 17, 2018 provide for accelerated vesting or exercisability (as applicable)
solely upon the occurrence of a Change in Control, and (2) in no event shall either the Board or the Committee accelerate the vesting or exercisability (as applicable) of any Grant, in whole or in part, solely upon the occurrence of a Change in
Control. For purposes of the Plan, “Performance Vesting Award” means a Grant that is subject to performance-based vesting.
(b) “Change in Control” means:
(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the
Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the
Exchange Act) of 35% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding
Mattel Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of Mattel entitled to vote generally in the election of directors (the “Outstanding Mattel Voting Securities”); provided, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from Mattel, (2) any acquisition by Mattel or any corporation controlled by Mattel, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mattel or any corporation controlled by
Mattel, (4) any acquisition by a Person of 35% or more of either the Outstanding Mattel Common Stock or the
Outstanding Mattel Voting Securities as a result of an acquisition of Common Stock by Mattel which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such Person to 35% or more of either the Outstanding Mattel Common Stock or the Outstanding
Mattel Voting Securities; provided, that if a Person shall become the beneficial owner of 35% or more of either the Outstanding Mattel Common Stock or the Outstanding Mattel Voting Securities by reason of a share acquisition by Mattel as described above and shall, after such share acquisition by Mattel, become the beneficial

2024 Proxy Statement	A-11
owner of any additional shares of Common Stock, then such acquisition shall constitute a Change in Control or
(E) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 18(b); or
(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mattel’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) Consummation by Mattel of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Mattel or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Mattel Common Stock and Outstanding
Mattel Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mattel or all or substantially all of Mattel’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business
Combination of the Outstanding Mattel Common Stock and Outstanding Mattel Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mattel or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent
Board at the time of execution of the initial agreement, or of the action of the Board, providing for such Business
Combination; or
(iv) Approval by the stockholders of Mattel of a complete liquidation or dissolution of Mattel.
(c) Notwithstanding the foregoing, with respect to any Grant that provides for the deferral of compensation and is subject to Code Section 409A, (i) if a Change in Control constitutes a payment event with respect to such Grant, the transaction or event described in Section 18(b) with respect to such Grant must, for purposes of such payment event, also constitute a
“change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A, and
(ii) the settlement provisions of this Section 18 shall not apply to such Grant and the settlement of such Grant shall be governed by the applicable Grant agreement, it being understood that this Section 18(c) shall not limit application of the vesting provisions of this Section 18 to any such Grant.
(d) “Qualifying Replacement Award” means an award that (i) is of the same type as the Grant it is replacing (the
“Replaced Award”), (ii) has a value that is no less than the value of such Replaced Award as of the date of the applicable
Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a Severance) that are no less favorable to the applicable Participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.
19. Termination, Rescission and Recapture.
(a) Each Grant under the Plan is intended to align the Participant’s long-term interests with the long-term interests of the
Company. If a Participant engages in certain activities discussed below, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Grant or as otherwise required by an Individual Agreement or Program, Mattel may terminate any outstanding, unexercised, unexpired, unpaid, or deferred
Grant (“Termination”), rescind any exercise, payment or delivery pursuant to the Grant (“Rescission”) or recapture any cash or any Common Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Stock acquired pursuant to the Grant (“Recapture”), as more fully described below.

A-12	Mattel, Inc.
(b) Each Participant shall comply with any agreement or undertaking regarding inventions, intellectual property rights, and/
or proprietary or confidential information or material that the Participant signed or otherwise agreed to in favor of the
Company.
(c) A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of the following activities in, or directed into, any State, possession or territory of the
United States of America or any country in which the Company operates, sells products or does business:
(i) while employed by the Company, the Participant renders services to or otherwise directly or indirectly engages in or assists, any organization or business that is or is working to become competitive with the Company;
(ii) while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets;
(iii) while employed by the Company, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company; or
(iv) during a period of one year following the Participant’s termination of employment with the Company, the
Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.
The activities described in this Section 19(c) are collectively referred to as ‘Activities Against the Company’s Interest.’
Additional ‘Activities Against the Company’s Interest’ may be defined in a Participant’s Grant, Individual Agreement, or
Program.
(d) If Mattel determines, in its sole and absolute discretion, that: (i) a Participant has violated any of the requirements set forth in Section 19(b) above or (ii) a Participant has engaged in any Activities Against the Company’s Interest (the date on which such violation or activity first occurred being referred to as the ‘Trigger Date’), then Mattel may, in its sole and absolute discretion, impose a Termination, Rescission and/or Recapture of any or all of the Participant’s Grants or the
proceeds received by the Participant therefrom, provided that such Termination, Rescission and/or Recapture shall not apply to a Full-Value Grant to the extent that both of the following occurred earlier than six months prior to the Trigger
Date: (A) such Full-Value Grant vested and (B) Common Stock was delivered and/or cash was paid pursuant to such Full-
Value Grant; and provided, further, that such Termination, Rescission and/or Recapture shall not apply to an Option or a
Stock Appreciation Right to the extent that such Option or Stock Appreciation Right was exercised earlier than six months prior to the Trigger Date. Within ten days after receiving notice from Mattel that Rescission or Recapture is being imposed on any Grant, the Participant shall deliver to Mattel the cash or shares of Common Stock acquired pursuant to such Grant, or, if Participant has sold such Common Stock, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided, that if the Participant returns Common Stock that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Common Stock), Mattel shall promptly refund the exercise price, without earnings, that the Participant paid for the Common Stock. Any payment by the
Participant to Mattel pursuant to this Section 19(d) shall be made either in cash or by returning to Mattel the number of shares of Common Stock that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if after a Participant’s Severance, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent equity interest in the organization or business.
(e) Upon exercise of an Option or Stock Appreciation Right or payment or delivery of cash or Common Stock pursuant to a Grant, the Participant shall, if requested by the Company, certify on a form acceptable to Mattel that he or she is in compliance with the terms and conditions of the Plan and, if a Severance has occurred, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the
Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.
(f) Notwithstanding the foregoing provisions of this Section 19, Mattel has sole and absolute discretion not to require
Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Grant shall not in any way reduce or eliminate Mattel’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Grant.

2024 Proxy Statement	A-13
(g) Nothing in this Section 19 shall be construed to impose obligations on any Participant to refrain from engaging in lawful competition with the Company after the termination of employment. Furthermore, Section 19(c)(iv) shall not be applicable to Participants who are principally employed or reside in California.
(h) All administrative and discretionary authority given to Mattel under this Section 19 shall be exercised by the most senior human resources executive of Mattel or such other person or committee (including without limitation the
Committee) as the Committee may designate from time to time.
(i) Notwithstanding any provision of this Section 19, if any provision of this Section 19 is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Section 19 is illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law.
(j) Notwithstanding the foregoing, this Section 19 shall not be applicable: (i) to any Participant who at no time is an employee of the Company; (ii) to any Grant made to a Participant for services as an Outside Director or in any capacity other than an employee of the Company; or (iii) to any Participant from and after his or her Severance if such Severance occurs within the 24-month period after a Change in Control.
19A. Compensation Recovery Policy. Notwithstanding any provision in the Plan to the contrary, Grants under this Plan shall be subject to the terms and conditions of the Mattel, Inc. Compensation Recovery Policy, as may be amended from time to time, to the extent applicable.
20. Code Section 409A.
(a) It is the intention of Mattel that no Grant shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Section 409A. The Company shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Grant hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Grant that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Company) as of the Participant’s Severance, any payments
(whether in cash, Common Stock or other property) to be made with respect to the Grant upon the Participant’s
Severance will be accumulated and paid (without interest) on the earlier of (i) first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.
(b) The terms and conditions governing any Grants that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A. Additionally, to the extent any Grant is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Grant, except as permitted by Code Section 409A.
(c) Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a “change in control event” within the meaning of Code Section 409A, and payment or distribution of a Grant that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such
Change in Control (pursuant to the Plan, the Grant or otherwise), (i) the vesting of such Grant shall accelerate in accordance with the Plan and the Grant, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the
Committee.
(d) Any deferral election provided to the Company or the Participant under or with respect to any Grant that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Grant”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section
409A and the Treasury Regulations promulgated thereunder.
(e) In the event that a Section 409A Grant permits, under a subsequent election by the Company or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A

A-14	Mattel, Inc.
Grant, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code
Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.
21. Notice of Disqualifying Disposition. A Participant must notify Mattel if the Participant makes a disqualifying disposition of
Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.
22. Amendments; Termination; Replacements; No Repricing.
(a) The Board may at any time amend or terminate the Plan. However, no amendment or termination of the Plan may affect an outstanding Grant, except as permitted by Section 22(b) or (c). Furthermore, stockholder approval of an amendment of the Plan shall be required to the extent that (i) the amendment would affect Section 22(d) of the Plan or (ii)
the listing standards of the Nasdaq Stock Market require such approval.
(b) The Committee may adopt special rules, procedures, definitions and other provisions under the Plan, special amendments to Plan provisions, and sub-plans for purposes of complying with applicable local laws and regulations, which may be applicable to specified Grants and/or to specified Participants, as it deems appropriate in its discretion to comply with applicable local laws and regulations, and to otherwise take into account the effects of, and deal appropriately with, local laws, regulations and practices; provided, that none of the foregoing shall alter the rules regarding the shares available under the Plan set forth in Section 5, eligibility for Grants as set forth in Section 6, and the requirement that the per-share exercise price of Options and Stock Appreciation Rights generally be not less than 100% of the Fair Market
Value on the date of grant set forth in Sections 7(b) and 8(c).
(c) The Board or the Committee may unilaterally modify the terms of any outstanding Grant; provided, that no such modification may be made that would impair the rights of the Participant holding the Grant without his or her consent, except to the extent the modification is made to cause the Plan or Grant to comply with applicable laws or regulations, stock exchange rules or accounting rules.
(d) Notwithstanding any other provision of this Plan, except as permitted by Section 17 (or an exemption therefrom) and with the approval of Mattel’s stockholders, (i) in no event may any Option or Stock Appreciation Right be modified by reducing its exercise price, (ii) in no event may any Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, and (iii) in no event may any Option or Stock
Appreciation Right be cancelled in exchange for cash or another Grant when the Option or Stock Appreciate Right per share exercise price exceeds the Fair Market Value of the underlying share of Common Stock.
23. Tax Withholding. Participants shall be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or similar amounts due to any governmental or regulatory body)
of any kind (if any) that are required by applicable laws or regulations to be withheld with respect to Grants. Unless otherwise determined by the Company, or as may be otherwise required by applicable laws or regulations, any such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Grant that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding, unless higher withholding is permissible without adverse accounting consequences, may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements (to the extent applicable), and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
24. No Additional Rights.
(a) Neither the adoption of the Plan nor the granting of any Option or Restricted Stock shall:
(i) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law; or
(ii) confer upon any Participant the right to continue performing services for the Company, nor shall it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, or to change all other terms and conditions of employment or engagement.
(b) No Participant shall have any rights as a stockholder with respect to any shares covered by a Grant until the date a certificate has been delivered to the Participant or book entries evidencing such shares have been recorded by the
Company or its transfer agent following the exercise of an Option or the receipt of Restricted Stock.
25. Securities Law Restrictions.
(a) No securities shall be issued under the Plan unless the Committee shall be satisfied that the issuance will be in compliance with applicable federal, state, local and foreign securities laws.
(b) The Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

2024 Proxy Statement	A-15
(c) Certificates or book entries evidencing shares of Common Stock delivered under the Plan may be subject to such restrictions as the Committee may deem advisable. The Committee may cause a legend to be placed on the certificates or book entries to refer to those restrictions.
(d) All transactions involving Grants and all transactions pursuant to the Plan are subject to Mattel’s Insider Trading Policy or any similar or successor policy.
26. Indemnification. To the maximum extent permitted by law, Mattel shall indemnify each member of the Committee and of the
Board, as well as any other employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The
Company will have the right to select counsel and to control the prosecution or defense of the suit. The Company will not be required to indemnify any person for any amount incurred through any settlement unless Mattel consents in writing to the settlement.
27. Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have employees, Outside
Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other law, the
Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the
Plan; (b) determine which employees, Outside Directors or Consultants outside the United States are eligible to participate in the
Plan; (c) modify the terms and conditions of any Grant to such individuals outside the United States to comply with law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 5 or the individual limits contained in Section 5(e); and (e) take any action, before or after a Grant is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.
28. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

A-16	Mattel, Inc.

PLAY
MATTEL
IS THE
WAY
!?

©2024 Mattel. All Rights Reserved.

MATTEL, INC.
333 CONTINENTAL BLVD.
EL SEGUNDO, CA 90245-5012

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.ProxyVote.com** **or scan the QR Barcode above**

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MAT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 28, 2024 or, if applicable, the PIP Shares Special Voting Cut-Off Date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44141-P05565 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MATTEL, INC.

Company Proposals

The Board of Directors recommends a vote "FOR" all nominees listed.

1. Election of Directors.

Nominees:

	For	Against	Abstain
1a. Adriana Cisneros	☐	☐	☐
1b. Diana Ferguson	☐	☐	☐
1c. Julius Genachowski	☐	☐	☐
1d. Prof. Noreena Hertz	☐	☐	☐
1e. Ynon Kreiz	☐	☐	☐
1f. Soren Laursen	☐	☐	☐
1g. Roger Lynch	☐	☐	☐
1h. Dominic Ng	☐	☐	☐
1i. Dr. Judy Olian	☐	☐	☐
1j. Dawn Ostroff	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends a vote "FOR" Proposal 2.			
2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐
The Board of Directors recommends a vote "FOR" Proposal 3.			
3. Advisory vote to approve named executive officer compensation ("Say-on-Pay"), as described in the Mattel, Inc. Proxy Statement.	☐	☐	☐
The Board of Directors recommends a vote "FOR" Proposal 4.			
4. Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.	☐	☐	☐
Stockholder Proposal			
The Board of Directors recommends a vote "AGAINST" Proposal 5.			
5. Stockholder proposal requesting additional disclosure regarding political contributions and expenditures.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MATTEL, INC.
2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2024 Annual Meeting of Stockholders of Mattel, Inc. will be held on Wednesday, May 29, 2024 at 1:00 p.m. (Los Angeles time), virtually at www.virtualshareholdermeeting.com/MAT2024. We will consider and act on the following items of business at the Annual Meeting:

1. Election of the ten (10) director nominees named in the Mattel, Inc. Proxy Statement.
2. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.'s independent registered public accounting firm for the year ending December 31, 2024.
3. Advisory vote to approve named executive officer compensation ("Say-on-Pay"), as described in the Mattel, Inc. Proxy Statement.
4. Approval of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan.
5. Stockholder proposal requesting additional disclosure regarding political contributions and expenditures.
6. Such other business as may properly come before the Annual Meeting.

If you were a holder of record of Mattel, Inc. Common Stock at the close of business on April 5, 2024, you are entitled to notice of and to vote during the Annual Meeting.

By Order of the Board of Directors

Jonathan Anschell, Secretary

El Segundo, California, April 17, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Proxy Statement and Notice of Annual Meeting of Stockholders and 2023 Annual Report are available at www.ProxyVote.com.

V44142-P05565

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Ynon Kreiz and Jonathan Anschell, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. Common Stock held of record by the undersigned on April 5, 2024, at Mattel, Inc.'s Annual Meeting of Stockholders, to be held on May 29, 2024 at 1:00 p.m. (Los Angeles time), virtually at www.virtualshareholdermeeting.com/MAT2024, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board's recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc. Common Stock that you held as of April 5, 2024 as a participant in the Mattel, Inc. Personal Investment Plan ("PIP"), a 401(k) plan ("PIP Shares"): As a named fiduciary for voting purposes, you hereby direct Fidelity Management Trust Company, as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 23, 2024 ("PIP Shares Special Voting Cut-Off Date"). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)